                                                FILED PURSUANT TO RULE 424(b)(3)
                                                REGISTRATION NO. 333-57188

   THIS PRELIMINARY PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, BUT IT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 4, 2001

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 23, 2001

                                  $708,475,000

                          [CONTINENTAL AIRLINES LOGO]

                           2001-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 2001-1

     Three classes of the Continental Airlines Pass Through Certificates, Series 2001-1, are being offered under this prospectus supplement: Class A-1, A-2 and
B. A separate trust will be established for each class of certificates. The proceeds from the sale of certificates will initially be held in escrow. The trusts will use the escrowed funds to acquire equipment notes. The equipment notes will be issued to finance the acquisition by Continental Airlines of 21 new Boeing aircraft scheduled for delivery from October 2001 to June 2002. The aircraft will be leased or purchased by Continental. Payments on the equipment notes held in each trust will be passed through to the holders of certificates of such trust.

     The equipment notes issued for each aircraft will have a security interest in such aircraft. Interest on the equipment notes held for the Class A-1, A-2 and B certificates will be payable semiannually on each June 15 and December 15 after issuance, beginning on December 15, 2001. Principal payments on the equipment notes held for the Class A-1 and B certificates are scheduled on June
15 and December 15 in certain years, beginning on                . The entire
principal of the equipment notes held for the Class A-2 certificates will be scheduled for payment on June 15, 2011.

     Continental Airlines expects to privately place Class C certificates after the issuance of the Class A-1, A-2 and B certificates. The proceeds from the issuance of Class C certificates also will be used to acquire equipment notes issued for the aircraft. The issuance of Class C certificates is subject to certain conditions, including receipt of confirmation from Moody's Investors Service and Standard & Poor's Rating Services that the terms of the Class C certificates will not result in a withdrawal, suspension or downgrading of the ratings of the Class A-1, A-2 or B certificates.

     The Class A-1 and A-2 certificates will rank equally in right of distributions and will rank senior to the other certificates. The Class B certificates will rank junior to the Class A-1 and A-2 certificates and will rank senior to the Class C certificates. The Class C certificates, if issued, will rank junior to the other certificates.

     Landesbank Hessen-Thuringen Girozentrale will provide a liquidity facility for the Class A-1, A-2 and B certificates, in each case in an amount sufficient to make three semiannual interest payments.

     The certificates will not be listed on any national securities exchange.

     INVESTING IN THE CERTIFICATES INVOLVES RISKS.   SEE "RISK FACTORS" ON PAGE
S-20.

PASS THROUGH                            PRINCIPAL              INTEREST               FINAL EXPECTED              PRICE TO
CERTIFICATES                             AMOUNT                  RATE                DISTRIBUTION DATE            PUBLIC(1)
------------                            ---------              --------              -----------------            ---------
Class A-1.........................       $436,433,000              %                   June 15, 2021                 100%
Class A-2.........................        188,440,000                                  June 15, 2011                 100
Class B...........................         83,602,000                                December 15, 2015               100

------------
(1) Plus accrued interest, if any, from the date of issuance.

     The underwriters will purchase all of the Class A-1, A-2 and B certificates if any are purchased. The aggregate proceeds from the sale of the Class A-1, A-2
and B certificates will be $          . Continental will pay the underwriters a
commission of $               . Delivery of the Class A-1, A-2 and B
certificates in book-entry form only will be made on or about April      , 2001.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               Joint Bookrunners

MORGAN STANLEY DEAN WITTER                                  SALOMON SMITH BARNEY
                            ------------------------
CREDIT SUISSE FIRST BOSTON
                                    JPMORGAN
                                                      CREDIT LYONNAIS SECURITIES
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL  , 2001.

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

     We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

     At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

                       REFERENCES TO CLASS C CERTIFICATES

     We are offering only the Class A-1, A-2 and B Certificates pursuant to this Prospectus Supplement. We expect to privately place the Class C Certificates described in this Prospectus Supplement at a later date, but only if we receive written confirmation from Moody's and Standard & Poor's that the terms of the Class C Certificates will not result in a withdrawal, suspension or downgrading of the rating of the Class A-1, A-2 or B Certificates.

     You should consider all references to Class C Certificates in this Prospectus Supplement to mean the "Class C Certificates when issued" and all references to the Class C Trust to mean the "Class C Trust when formed". Unless the Class C Certificates are issued, no Series C Equipment Notes will be issued, and you should consider all references to Series C Equipment Notes in this Prospectus Supplement to mean "Series C Equipment Notes when issued".

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  ----
PROSPECTUS SUPPLEMENT SUMMARY...................   S-5
  Summary of Terms of Certificates..............   S-5
  Equipment Notes and the Aircraft..............   S-6
  Loan to Aircraft Value Ratios.................   S-7
  Cash Flow Structure...........................   S-8
  The Offering..................................   S-9
SUMMARY FINANCIAL AND OPERATING DATA............  S-17
RISK FACTORS....................................  S-20
  Risk Factors Relating to the Company..........  S-20
  Risk Factors Relating to the Airline
    Industry....................................  S-21
  Risk Factors Relating to the Certificates and
    the Offering................................  S-22
USE OF PROCEEDS.................................  S-24
THE COMPANY.....................................  S-25
  Domestic Operations...........................  S-25
  International Operations......................  S-26
DESCRIPTION OF THE CERTIFICATES.................  S-28
  General.......................................  S-28
  Expected Issuance of Class C Certificates.....  S-29
  Subordination.................................  S-31
  Payments and Distributions....................  S-32
  Pool Factors..................................  S-34
  Reports to Certificateholders.................  S-37
  Indenture Defaults and Certain Rights Upon an
    Indenture Default...........................  S-38
  Purchase Rights of Certificateholders.........  S-40
  PTC Event of Default..........................  S-40
  Merger, Consolidation and Transfer of
    Assets......................................  S-40
  Modifications of the Pass Through Trust
    Agreements and Certain Other Agreements.....  S-41
  Obligation to Purchase Equipment Notes........  S-43
  Possible Issuance of Class D Certificates.....  S-48
  Liquidation of Original Trusts................  S-48
  Termination of the Trusts.....................  S-48
  The Trustees..................................  S-49
  Book-Entry; Delivery and Form.................  S-49
DESCRIPTION OF THE DEPOSIT AGREEMENTS...........  S-50
  General.......................................  S-50
  Unused Deposits...............................  S-50
  Distribution if Class C Certificates Not
    Issued......................................  S-51
  Distribution Upon Occurrence of Triggering
    Event.......................................  S-51
DESCRIPTION OF THE ESCROW AGREEMENTS............  S-52
DESCRIPTION OF THE LIQUIDITY FACILITIES.........  S-53
  General.......................................  S-53
  Drawings......................................  S-53
  Reimbursement of Drawings.....................  S-56
  Liquidity Events of Default...................  S-57
  Offered Certificate Liquidity Provider........  S-58
DESCRIPTION OF THE INTERCREDITOR AGREEMENT......  S-59

                                                  PAGE
                                                  ----
  Intercreditor Rights..........................  S-59
  Priority of Distributions.....................  S-60
  Voting of Equipment Notes.....................  S-64
  Addition of Trustee for Class D
    Certificates................................  S-64
  The Subordination Agent.......................  S-64
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS....................................  S-65
  The Aircraft..................................  S-65
  The Appraisals................................  S-66
  Deliveries of Aircraft........................  S-67
  Substitute Aircraft...........................  S-67
DESCRIPTION OF THE EQUIPMENT
  NOTES.........................................  S-68
  General.......................................  S-68
  Subordination.................................  S-69
  Principal and Interest Payments...............  S-70
  Redemption....................................  S-70
  Security......................................  S-71
  Loan to Value Ratios of Equipment Notes.......  S-72
  Limitation of Liability.......................  S-75
  Indenture Defaults, Notice and Waiver.........  S-76
  Remedies......................................  S-77
  Modification of Indentures and Leases.........  S-79
  Owner Participant's Right to Restructure......  S-80
  Indemnification...............................  S-80
  The Leases and Certain Provisions of the Owned
    Aircraft Indentures.........................  S-80
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES....  S-88
  General.......................................  S-88
  Tax Status of the Trusts......................  S-88
  Taxation of Certificateholders Generally......  S-89
  Effect of Reallocation of Payments under the
    Intercreditor Agreement.....................  S-90
  Dissolution of Original Trusts and Formation
    of New Trusts...............................  S-91
  Sale or Other Disposition of the
    Certificates................................  S-91
  Foreign Certificateholders....................  S-91
  Backup Withholding............................  S-92
CERTAIN DELAWARE TAXES..........................  S-92
CERTAIN ERISA CONSIDERATIONS....................  S-92
UNDERWRITING....................................  S-95
LEGAL MATTERS...................................  S-96
EXPERTS.........................................  S-96

INDEX OF TERMS...........................    Appendix I
APPRAISAL LETTERS........................   Appendix II
MANDATORY ECONOMIC TERMS--MAXIMUM LTV FOR
  SERIES A-1, A-2 AND B EQUIPMENT NOTES..  Appendix III

                                   PROSPECTUS

                                            PAGE
                                            ----
WHERE YOU CAN FIND MORE INFORMATION.......    1
FORWARD-LOOKING STATEMENTS................    1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...............................    2
SUMMARY...................................    3
  The Offering............................    3
  Certificates............................    3
  Pass Through Trusts.....................    3
  Equipment Notes.........................    4
THE COMPANY...............................    6
USE OF PROCEEDS...........................    6
RATIO OF EARNINGS TO FIXED CHARGES........    7
DESCRIPTION OF THE CERTIFICATES...........    7
  General.................................    7
  Book-Entry Registration.................   10
  Payments and Distributions..............   13
  Pool Factors............................   13
  Reports to Certificateholders...........   14
  Voting of Equipment Notes...............   15
  Events of Default and Certain Rights
    Upon an Event of Default..............   15
  Merger, Consolidation and Transfer of
    Assets................................   17
  Modifications of the Basic Agreement....   17
  Modification of Indenture and Related
    Agreements............................   18
  Cross-Subordination Issues..............   18
  Termination of the Pass Through
    Trusts................................   19
  Delayed Purchase of Equipment Notes.....   19

                                            PAGE
                                            ----
  Liquidity Facility......................   19
  The Pass Through Trustee................   19
DESCRIPTION OF THE EQUIPMENT NOTES........   21
  General.................................   21
  Principal and Interest Payments.........   21
  Redemption..............................   21
  Security................................   21
  Ranking of Equipment Notes..............   23
  Payments and Limitation of Liability....   23
  Defeasance of the Indentures and the
    Equipment Notes in Certain
    Circumstances.........................   24
  Assumption of Obligations by
    Continental...........................   24
  Liquidity Facility......................   24
  Intercreditor Issues....................   25
U.S. INCOME TAX MATTERS...................   26
  General.................................   26
  Tax Status of the Pass Through Trusts...   26
  Taxation of Certificateholders
    Generally.............................   26
  Effects of Subordination of
    Certificateholders of Subordinated
    Trusts................................   27
  Original Issue Discount.................   27
  Sale or Other Disposition of the
    Certificates..........................   27
  Foreign Certificateholders..............   28
  Backup Withholding......................   28
ERISA CONSIDERATIONS......................   28
PLAN OF DISTRIBUTION......................   28
LEGAL OPINIONS............................   30
EXPERTS...................................   30

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and Continental Airlines, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus.

SUMMARY OF TERMS OF CERTIFICATES*

                                                                                        EXPECTED SERIES
                                     CLASS A-1         CLASS A-2          CLASS B           CLASS C
                                    CERTIFICATES      CERTIFICATES      CERTIFICATES    CERTIFICATES(1)
                                  ----------------  ----------------  ----------------  ----------------
Aggregate Face Amount...........    $436,433,000      $188,440,000      $83,602,000       $192,283,000
Ratings:
  Moody's.......................        Aa3               Aa3                A2            Not rated
  Standard & Poor's.............        AA+               AA+               AA-            Not rated
Initial Loan to Aircraft Value
  (cumulative)(2)...............       41.8%             41.8%             47.3%             59.1%
Expected Highest Loan to
  Aircraft Value
  (cumulative)(3)...............       41.8%             41.8%             47.3%             59.1%
Expected Principal Distribution
  Window (in years).............      0.7-20.2            10.2            0.7-14.7          0.7-10.2
Initial Average Life (in years
  from Issuance Date)...........        10.5              10.2              8.3               7.0
Regular Distribution Dates......    June 15 and       June 15 and       June 15 and      March 15, June
                                    December 15       December 15       December 15     15, September 15
                                                                                        and December 15
Final Expected Regular
  Distribution Date.............   June 15, 2021     June 15, 2011      December 15,     June 15, 2011
                                                                            2015
Final Maturity Date.............    December 15,      December 15,     June 15, 2017      December 15,
                                        2022              2012                                2012
Minimum Denomination............       $1,000            $1,000            $1,000              --
Section 1110 Protection.........        Yes               Yes               Yes               Yes
Liquidity Facility Coverage.....    3 semiannual      3 semiannual      3 semiannual      6 quarterly
                                      interest          interest          interest          interest
                                      payments          payments          payments          payments

------------
  * The Classes and amounts of Certificates offered and the terms of such Certificates are indicative only and subject to change.

(1) Continental expects to privately place Class C Certificates after the issuance of the Offered Certificates. The Class C Certificates are expected to have the terms set forth above. However, the terms of the Class C Certificates may be changed and, under certain circumstances, the Class C Certificates might not be issued. The issuance of any Class C Certificates is subject to certain conditions, including receipt of confirmation from the Rating Agencies that the terms of the Class C Certificates will not result in a withdrawal, suspension or downgrading of the ratings of the Class A-1, A-2 or B Certificates. See "Description of the Certificates--Expected Issuance of Class C Certificates".

(2) These percentages are calculated assuming that the first 21 aircraft scheduled for delivery among the 31 aircraft from which Continental may choose are financed hereunder and are determined as of June 15, 2002, the first Regular Distribution Date after such aircraft are scheduled to have been delivered. In calculating these percentages, we have assumed that all such aircraft are delivered prior to such date, that the maximum principal amount of Equipment Notes is issued and that the aggregate appraised value of such aircraft is $1,436,306,667 as of such date. The appraised value is only an estimate and reflects certain assumptions. See "Description of the Aircraft and the Appraisals--The Appraisals".

(3) See "--Loan to Aircraft Value Ratios".

EQUIPMENT NOTES AND THE AIRCRAFT

     The 21 Boeing aircraft to be financed pursuant to this offering will consist of nine Boeing 737-824 aircraft, five Boeing 737-924 aircraft, six Boeing 767-424ER aircraft and one Boeing 777-224ER aircraft. Continental will select the aircraft to be financed from among twelve Boeing 737-824 aircraft, seven Boeing 737-924 aircraft, ten Boeing 767-424ER aircraft and two Boeing 777-224ER aircraft. The relevant aircraft are scheduled for delivery from October 2001 to June 2002. See "Description of the Aircraft and the Appraisals-- The Appraisals" for a description of the 31 aircraft from which Continental may select the 21 aircraft that may be financed with the proceeds of this offering. Set forth below is certain information about the Equipment Notes expected to be held in the Offered Certificate Trusts and the aircraft expected to secure such Equipment Notes (assuming for purposes of the chart below that the first 21 aircraft scheduled for delivery among the 31 aircraft from which Continental may choose are financed hereunder):

                                                                                      MAXIMUM
                                                                                  PRINCIPAL AMOUNT
                                   EXPECTED                        SCHEDULED     OF SERIES A-1, A-2
                                 REGISTRATION   MANUFACTURER'S     DELIVERY       AND B EQUIPMENT      APPRAISED
         AIRCRAFT TYPE              NUMBER      SERIAL NUMBER      MONTH(1)           NOTES(2)          VALUE(3)
-------------------------------  ------------   --------------   -------------   ------------------   ------------
Boeing 737-824.................     N76269          31588        October 2001        $26,884,000      $ 48,880,000
Boeing 737-824.................     N73270          31632        October 2001         26,884,000        48,880,000
Boeing 737-824.................     N35271          31589        November 2001        26,931,667        48,966,667
Boeing 737-824.................     N36272          31590        November 2001        26,931,667        48,966,667
Boeing 737-824.................     N37273          31591        December 2001        26,981,167        49,056,667
Boeing 737-824.................     N37274          31592        January 2002         27,120,500        49,310,000
Boeing 737-824.................     N73275          31593        February 2002        27,168,167        49,396,667
Boeing 737-824.................     N73276          31594        February 2002        27,168,167        49,396,667
Boeing 737-824.................     N37277          31595         March 2002          27,215,833        49,483,333
Boeing 737-924.................     N37408          30125        October 2001         27,694,333        50,353,333
Boeing 737-924.................     N37409          30126        November 2001        27,743,833        50,443,333
Boeing 737-924.................     N75410          30127        December 2001        27,791,500        50,530,000
Boeing 737-924.................     N71411          30128        January 2002         27,907,000        50,740,000
Boeing 737-924.................     N31412          30129         March 2002          28,022,500        50,950,000
Boeing 767-424ER...............     N66057          29452        January 2002         55,104,500       100,190,000
Boeing 767-424ER...............     N67058          29453        January 2002         55,104,500       100,190,000
Boeing 767-424ER...............     N69059          29454        February 2002        55,220,000       100,400,000
Boeing 767-424ER...............     N78060          29455        February 2002        55,220,000       100,400,000
Boeing 767-424ER...............     N68061          29456         March 2002          55,335,500       100,610,000
Boeing 767-424ER...............     N76062          29457         March 2002          55,335,500       100,610,000
Boeing 777-224ER...............     N78017          31679         March 2002          76,204,333       138,553,333

------------
(1) The delivery deadline for purposes of financing an aircraft pursuant to this offering is September 30, 2002 (or later under certain circumstances). The actual delivery date for any aircraft may be subject to delay or acceleration. See "Description of the Aircraft and the Appraisals--Deliveries of Aircraft". Continental has the option to substitute other aircraft if the delivery of any Aircraft is expected to be delayed for more than 30 days after the month scheduled for delivery or beyond the delivery deadline. See "Description of the Aircraft and the Appraisals--Substitute Aircraft".

(2) The actual principal amount issued for an Aircraft may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates. For information concerning the maximum principal amount of Equipment Notes applicable to the other Boeing 737-824, 737-924, 767-424ER and 777-224ER aircraft that Continental may choose to finance pursuant to this offering in lieu of an aircraft of such models listed above, see "Description of the Certificates--Obligation to Purchase Equipment Notes". Continental also expects that Series C Equipment Notes will be issued with respect to each Aircraft, which will be purchased with the proceeds of the sale of the Class C Certificates. See "Description of the Certificates--Expected Issuance of Class C Certificates."

(3) The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft". The appraised value of each of the other Boeing 737-824, 737-924, 767-424ER and 777-224ER aircraft that Continental may choose to finance pursuant to this offering is higher than the appraised value of each of the Aircraft of the same model listed above. See "Description of the Aircraft and the Appraisals--The Appraisals".

LOAN TO AIRCRAFT VALUE RATIOS*

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Offered Certificates and for the expected Class C Certificates as of June 15, 2002 (the first Regular Distribution Date that occurs after all Aircraft assumed to be financed in this Offering are scheduled to have been delivered) and each December 15 Regular Distribution Date thereafter. The LTVs for any Class of Certificates for the period prior to June 15, 2002 are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft".

                                                             OUTSTANDING BALANCE(2)                         LTV(3)
                            ASSUMED       ------------------------------------------------------------   ------------
                           AGGREGATE                                                      EXPECTED
                            AIRCRAFT       CLASS A-1      CLASS A-2       CLASS B          CLASS C        CLASS A-1
         DATE               VALUE(1)      CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES(4)   CERTIFICATES
-----------------------  --------------   ------------   ------------   ------------   ---------------   ------------
June 15, 2002..........  $1,436,306,667   $411,314,171   $188,440,000   $79,693,603     $168,997,864         41.8%
December 15, 2002......   1,393,217,467    367,397,532    188,440,000    79,525,171      168,943,797         39.9
December 15, 2003......   1,350,128,267    337,696,616    188,440,000    78,965,735      155,491,953         39.0
December 15, 2004......   1,307,039,067    310,623,338    188,440,000    78,406,299      147,036,254         38.2
December 15, 2005......   1,263,949,867    286,558,202    188,440,000    78,406,299      142,770,387         37.6
December 15, 2006......   1,220,860,667    265,501,208    188,440,000    72,537,510      133,429,462         37.2
December 15, 2007......   1,177,771,467    244,444,214    188,440,000    58,768,245      124,729,111         36.8
December 15, 2008......   1,134,682,267    225,724,711    188,440,000    49,891,758      105,991,996         36.5
December 15, 2009......   1,091,593,067    206,270,434    188,440,000    34,387,610       89,027,036         36.2
December 15, 2010......   1,048,503,867    186,086,259    188,440,000    18,603,744       19,423,168         35.7
December 15, 2011......     550,242,000    186,086,259              0    10,711,811                0         33.8
December 15, 2012......     526,660,200    186,086,259              0     8,656,400                0         35.3
December 15, 2013......     503,078,400    186,086,259              0     6,543,894                0         37.0
December 15, 2014......     479,496,600    185,186,629              0     4,317,199                0         38.6
December 15, 2015......     455,914,800    179,927,486              0             0                0         39.5
December 15, 2016......     432,333,000    161,799,093              0             0                0         37.4
December 15, 2017......     400,890,600    138,457,021              0             0                0         34.5
December 15, 2018......     369,448,200    121,985,930              0             0                0         33.0
December 15, 2019......     338,005,800    105,051,144              0             0                0         31.1
December 15, 2020......     268,000,200     50,709,009              0             0                0         18.9
December 15, 2021......              NA              0              0             0                0           NA

                                            LTV(3)
                         ---------------------------------------------
                                                          EXPECTED
                          CLASS A-2       CLASS B          CLASS C
         DATE            CERTIFICATES   CERTIFICATES   CERTIFICATES(4)
-----------------------  ------------   ------------   ---------------
June 15, 2002..........      41.8%          47.3%            59.1%
December 15, 2002......      39.9           45.6             57.7
December 15, 2003......      39.0           44.8             56.3
December 15, 2004......      38.2           44.2             55.4
December 15, 2005......      37.6           43.8             55.1
December 15, 2006......      37.2           43.1             54.1
December 15, 2007......      36.8           41.7             52.3
December 15, 2008......      36.5           40.9             50.2
December 15, 2009......      36.2           39.3             47.5
December 15, 2010......      35.7           37.5             39.3
December 15, 2011......        NA           35.8               NA
December 15, 2012......        NA           37.0               NA
December 15, 2013......        NA           38.3               NA
December 15, 2014......        NA           39.5               NA
December 15, 2015......        NA             NA               NA
December 15, 2016......        NA             NA               NA
December 15, 2017......        NA             NA               NA
December 15, 2018......        NA             NA               NA
December 15, 2019......        NA             NA               NA
December 15, 2020......        NA             NA               NA
December 15, 2021......        NA             NA               NA

------------
  * The periodic outstanding balances and the resulting LTVs for each Class of Certificates are indicative only and subject to change.

(1) We have assumed that the initial appraised value of each Aircraft, determined as described under "--Equipment Notes and the Aircraft", declines by approximately 3% per year for the first fifteen years after the year of delivery of such Aircraft and by approximately 4% per year thereafter. The aggregate Aircraft value as of any date does not include the value of Aircraft as to which the Equipment Notes secured by such Aircraft are expected to have been paid in full on or prior to such date.

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes equal or senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this Prospectus Supplement.

(4) Continental expects to privately place Class C Certificates after the issuance of the Offered Certificates, although their terms may differ from those reflected in this table and, under certain circumstances, they may not be issued. See "Description of the Certificates--Expected Issuance of Class C Certificates".

     The above table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

     [Diagram omitted, which shows that Continental will pay to the Loan Trustee for Leased Aircraft and Owned Aircraft (a) the lease rental payments, which are assigned by the Owner Trustee, on Leased Aircraft and (b) the mortgage payments on Owned Aircraft. From such lease rental payments and mortgage payments, the Loan Trustee will make Equipment Note payments on the Series A-1 Equipment Notes, the Series A-2 Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes with respect to all Aircraft to the Subordination Agent. Excess rental payments will be paid by the Loan Trustee to the lessors for Leased Aircraft. From such Equipment Note payments, the Subordination Agent will pay principal, premium, if any, and interest distributions to the Class A-1 Trustee, the Class A-2 Trustee, the Class B Trustee and the Class C Trustee, who will pay such principal, premium, if any, and interest distributions to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class B Certificateholders and the Class C Certificateholders, respectively. The Subordination Agent may also receive advances, if any, and pay reimbursements, if any, to the applicable Liquidity Provider. The Depositary will make interest payments on the Deposits held for the benefit of the Class A-1, A-2 and B Certificateholders to the Escrow Agent. From such interest payments, the Escrow Agent will make payments to the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Class B Certificateholders.]

------------
(1) Each Aircraft leased to Continental will be subject to a separate Lease and a related Indenture; each Aircraft owned by Continental will be subject to a separate Indenture.

(2) The proceeds of the offering of the Class A-1, A-2 and B Certificates will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. Each applicable Trust will withdraw funds from the Deposits relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits.

(3) The Class C Certificates are expected to be issued in a private placement after issuance of the Offered Certificates, the proceeds of which would be used to acquire Series C Equipment Notes. See "Description of the Certificates--Expected Issuance of Class C Certificates".

THE OFFERING

Certificates Offered..........     -  Class A-1 Certificates

                                   -  Class A-2 Certificates

                                   -  Class B Certificates

                                   Each Class of Certificates will represent a fractional undivided interest in a related Trust

Use of Proceeds...............     The proceeds from the sale of the Offered
                                   Certificates will initially be held in escrow and deposited with the Depositary. Each Trust for the Offered Certificates will withdraw funds from the escrow relating to such Trust to acquire Equipment Notes. The Equipment
                                   Notes will be issued to finance the
                                   acquisition by Continental of 21 new Boeing aircraft.

Expected Issuance of Class C
  Certificates................     Continental expects to privately place Class
                                   C Certificates after issuance of the Class
                                   A-1, A-2 and B Certificates to a special purpose entity funded by an asset-backed commercial paper conduit. If the expected private placement does not occur, Continental intends to arrange for the sale of Class C
                                   Certificates in another transaction. In such case, Continental has the option to cause a special purpose subsidiary of Continental to purchase the Class C Certificates. The terms of the Class C Certificates actually issued may vary from the expected terms described in this Prospectus Supplement. The issuance of the Class C Certificates is subject to receipt of written confirmation from Moody's and Standard & Poor's that the terms of the Class C Certificates will not result in a withdrawal, suspension or downgrading of the ratings of the Class A-1, A-2 or B
                                   Certificates.

                                   If the Class C Certificates are not issued by December 31, 2001, Continental will cause to be distributed to the Class A-1 Certificateholders or Class B
                                   Certificateholders (or both) by such date a portion of the escrowed Deposits held for them, together with accrued and unpaid interest and a Deposit Make-Whole Premium. Such distribution will be in an amount sufficient to obtain written confirmation from Moody's and Standard & Poor's that, upon effectiveness of such distribution, the ratings of the Class A-1, A-2 and B Certificates will not be withdrawn, suspended or downgraded due to the failure to issue Class C Certificates.

                                   The escrowed Deposits held for the
                                   Certificateholders may not be used to
                                   purchase any Equipment Notes unless either
                                   (x) the Class C Certificates have been issued and concurrently with any purchase of Series A-1, A-2 and B Equipment Notes there is a purchase of Series C Equipment Notes or (y) a portion of the escrowed Deposits have been distributed and the confirmations of the Rating Agencies described above have been obtained.

Subordination Agent, Trustee,
  Paying Agent and Loan
  Trustee.....................     Wilmington Trust Company

Escrow Agent..................     First Security Bank, National Association

Depositary....................

Liquidity Provider for Offered
  Certificates................     Landesbank Hessen-Thuringen Girozentrale

Trust Property................     The property of each Trust will include:

                                   -  Equipment Notes acquired by such Trust.

                                   -  All monies receivable under the Liquidity
                                      Facility for such Trust.

                                   - Funds from time to time deposited with the Trustee in accounts relating to such Trust.

Regular Distribution Dates....     June 15 and December 15, commencing on
                                   December 15, 2001.

Record Dates..................     The fifteenth day preceding the related
                                   Distribution Date.

Distributions.................     The Trustee will distribute all payments of
                                   principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                                   Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                                   Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption or purchase of such Equipment Notes will be distributed on a special distribution date after not less than 15 days' notice to Certificateholders.

Subordination.................     Distributions on the Certificates will be
                                   made in the following order:

                                   - First, to the holders of the Class A-1 and Class A-2 Certificates.

                                   -  Second, to the holders of the Class B
                                      Certificates.

                                   -  Third, to the holders of the Class C
                                      Certificates.

                                   If Continental is in bankruptcy or certain other specified events have occurred but Continental is continuing to meet certain of its obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee.......     The holders of at least a majority of the
                                   outstanding principal amount of Equipment
                                   Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder.
                                   If an Indenture Default is continuing,
                                   subject to certain conditions, the
                                   "Controlling Party" will direct the Loan
                                   Trustees (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment
                                   Notes).

                                   The Controlling Party will be:

                                   -  The Class A-1 Trustee or Class A-2
                                      Trustee, whichever represents the Class
                                      with the larger principal amount of
                                      Certificates outstanding at the time that the Indenture Default occurs.

                                   - Upon payment of final distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

                                   - Upon payment of final distributions to the holders of Class A-1 and A-2 Certificates, the Class B Trustee.

                                   - Upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

                                   -  Under certain circumstances, and
                                      notwithstanding the foregoing, the
                                      liquidity provider with the largest amount owed to it.

                                   In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of Continental, the Controlling Party may not direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums or modify lease rental payments for such Aircraft below a specified threshold.

Right to Buy Other Classes of
  Certificates................     If Continental is in bankruptcy or certain
                                   other specified events have occurred, the Certificateholders may have the right to buy certain other Classes of Certificates on the following basis:

                                   -  If the Class A-1 or Class A-2
                                      Certificateholders are then represented by the Controlling Party, the
                                      Certificateholders of such other Class
                                      will have the right to purchase all of
                                      such Class of Certificates represented by the Controlling Party.

                                   - The Class B Certificateholders will have the right to purchase all of the Class A-1 and Class A-2 Certificates.

                                   - The Class C Certificateholders will have the right to purchase all of the Class A-1, Class A-2 and Class B Certificates.

                                   The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

Liquidity Facilities..........     Under the Liquidity Facility for each Offered
                                   Certificate Trust, the Offered Certificate
                                   Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular
                                   Distribution Dates at the applicable interest rate for such Certificates. Continental expects that a Liquidity

                                   Facility will be provided for the Class C
                                   Trust, under which the Class C Liquidity
                                   Provider will, if necessary, make advances to pay interest on the Class C Certificates at the applicable rate for such Certificates, subject to certain limitations. The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates and will not cover interest payable on amounts held in escrow as Deposits with the Depositary.

                                   Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                                   Upon each drawing under any Liquidity
                                   Facility to pay interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing, subject to certain limits in the case of the expected Class C Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facilities and, subject to certain limits in the case of the expected Class C Liquidity Facility, will rank senior to the Certificates in right of payment.

Escrowed Funds................     Funds in escrow for the Certificateholders of
                                   each Offered Certificate Trust will be held by the Depositary as Deposits relating to such Trust. The Trustees may withdraw these funds from time to time to purchase Equipment
                                   Notes prior to the deadline established for purposes of this offering. On each Regular
                                   Distribution Date, the Depositary will pay interest accrued on the Deposits relating to such Offered Certificate Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The
                                   Deposits relating to each Offered Certificate
                                   Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Unused Escrowed Funds.........     All of the Deposits held in escrow may not be
                                   used to purchase Equipment Notes by the
                                   deadline established for purposes of this offering. This may occur because of delays in the delivery of Aircraft, variations in the terms of each Aircraft financing or other reasons. See "Description of the
                                   Certificates--Obligation to Purchase
                                   Equipment Notes". If any funds remain as Deposits with respect to any Offered
                                   Certificate Trust after such deadline, the funds held as Deposits will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest but without premium, to the
                                   Certificateholders of such Trust after at least 15 days' prior written notice. See
                                   "Description of the Deposit
                                   Agreements--Unused Deposits".

                                   If the Class C Certificates have not been issued by December 31, 2001, Continental will cause to be distributed to the Class A-1 Certificateholders or Class B
                                   Certificateholders

                                   (or both) by such date a portion of the
                                   Deposits held for them, together with accrued and unpaid interest thereon and a Deposit Make-Whole Premium. Such distribution will be in an amount sufficient to obtain written confirmation from Moody's and Standard & Poor's that, upon effectiveness of such distribution, the ratings of the Class A-1, A-2 and B Certificates will not be withdrawn, suspended or downgraded due to failure to issue Class C Certificates. See "Description of the Certificates--Expected Issuance of Class C Certificates".

Obligation to Purchase
Equipment Notes...............     The Trustees will be obligated to purchase
                                   the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase
                                   Agreement. Continental may enter into a
                                   leveraged lease financing or a secured debt financing with respect to each Aircraft pursuant to forms of financing agreements attached to the Note Purchase Agreement.
                                   However, the terms of the financing
                                   agreements entered into may differ from the forms of such agreements described in this Prospectus Supplement. In the case of a Leased Aircraft, this is because a third party--the Owner Participant--will provide a portion of the financing of the Aircraft and may request changes. In addition, the purchaser of Class C Certificates may request changes to the forms of financing agreements attached to the Note Purchase Agreement.
                                   Although such changes are permitted, under the Note Purchase Agreement, the terms of such financing agreements must (a) contain the Mandatory Document Terms set forth in the Note Purchase Agreement and (b) not vary the Mandatory Economic Terms for the Offered
                                   Certificates set forth in the Note Purchase
                                   Agreement. In addition, Continental must certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase
                                   Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates.

                                   It is a condition to the Trustees' obligation to purchase Equipment Notes relating to any Aircraft that either (x) the Class C Certificates shall have been issued and Series C Equipment Notes relating to such Aircraft shall be concurrently purchased or
                                   (y) a portion of the Deposits for the Class
                                   A-1 Certificateholders or Class B
                                   Certificateholders (or both) shall have been distributed and a confirmation of the Rating Agencies relating to the Offered Certificates shall have been obtained. In addition, the Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Continental is in bankruptcy or certain other specified events have occurred. See "Description of the Certificates--Obligation to Purchase Equipment Notes".

Equipment Notes

  (a) Issuer..................     Leased Aircraft.  If Continental leases an
                                   Aircraft, the related Equipment Notes will be issued by a financial institution, acting as Owner Trustee. The Owner Trustee will not be individually liable for such Equipment Notes.
                                   However, Continental's scheduled rental
                                   obligations under the related Lease will be in amounts sufficient to pay scheduled payments on such Equipment Notes.

                                   Owned Aircraft.  If Continental purchases an
                                   Aircraft, the related Equipment Notes will be issued by Continental.

  (b) Interest................     The Equipment Notes held in each Offered
                                   Certificate Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. Interest will be payable on June 15 and December 15 of each year, commencing on the first such date after issuance of such Equipment Notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

  (c) Principal...............     Amortizing Notes.  Principal payments on the
                                   Series A-1 and Series B Equipment Notes are
                                   scheduled on June 15 and December 15 in
                                   certain years, commencing on                .

                                   Bullet Maturity Notes. The entire principal amount of the Series A-2 Equipment Notes is scheduled to be paid on June 15, 2011.

  (d) Redemption and
      Purchase................     Aircraft Event of Loss.  If an Event of Loss
                                   occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless
                                   Continental replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

                                   Optional Redemption.  The issuer of the
                                   Equipment Notes with respect to an Aircraft may elect to redeem them prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus, in the case of the Equipment Notes held in the Offered Certificate Trusts, a Make-Whole Premium. See "Description of the Equipment Notes--Redemption".

                                   Purchase by Owner.  In the case of a Leased
                                   Aircraft, if a Lease Event of Default is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Leased Aircraft Indenture.

                                   The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided that, in the case of the Equipment Notes held in the Offered Certificate Trusts, a Make-Whole Premium will be payable under certain circumstances specified in the Leased Aircraft Indenture). In the case of an Owned Aircraft, if an Indenture Default exists Continental will have no comparable right to purchase the Equipment Notes.

  (e) Security................     The Equipment Notes issued with respect to
                                   each Aircraft will be secured by a security interest in such Aircraft and, in the case of each Leased Aircraft, in the related Owner
                                   Trustee's rights under the Lease with respect to such Aircraft (with certain limited exceptions).

                                   The Equipment Notes issued in respect of an Aircraft will not be secured by any other Aircraft or Leases. This means that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

                                   There will not be cross-default provisions in the Indentures or in the Leases. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

  (f) Section 1110
      Protection..............     Continental's outside counsel will provide
                                   its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.

Certain Federal Income Tax
  Consequences................     Each Certificate Owner generally should
                                   report on its federal income tax return its pro rata share of income from the relevant
                                   Deposits and income from the Equipment Notes and other property held by the relevant
                                   Trust. See "Certain U.S. Federal Income Tax
                                   Consequences".

Certain ERISA
Considerations................     Each person who acquires a Certificate will
                                   be deemed to have represented that either:
                                   (a) no employee benefit plan assets have been used to purchase such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement
                                   Income Security Act of 1974 and the Internal
                                   Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions. See "Certain ERISA
                                   Considerations".

Rating of the Certificates....     It is a condition to the issuance of the
                                   Offered Certificates that they be rated by Moody's and Standard & Poor's not less than the ratings set forth below:

                                                                                   STANDARD
                                   CERTIFICATES                         MOODY'S    & POOR'S
                                   ------------                         -------    --------
                                   Class A-1..........................    Aa3        AA+
                                   Class A-2..........................    Aa3        AA+
                                   Class B............................    A2         AA-

                                   A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency.

                                                                                               STANDARD
                                                                                    MOODY'S    & POOR'S
                                                                                    -------    --------
Rating of the Depositary..................    Short Term..........................    P-1        A-1+

                                                                                               STANDARD
                                                                                    MOODY'S    & POOR'S
                                                                                    -------    --------
Threshold Rating for the Liquidity
  Provider for the Offered Certificates...    Short Term..........................    P-1        A-1+

Liquidity Provider Rating.....     The Liquidity Provider for the Offered
                                   Certificates meets the Threshold Rating
                                   requirement.

                      SUMMARY FINANCIAL AND OPERATING DATA

     The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the years ended December 31, 2000, 1999 and 1998 are derived from the audited consolidated financial statements of Continental including the notes thereto incorporated by reference in the Prospectus and should be read in conjunction with those financial statements. The following selected consolidated financial data for the years ended December 31, 1997 and 1996 are derived from the selected financial data contained in Continental's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in the Prospectus, and the audited consolidated financial statements of Continental for the years ended December 31, 1997 and 1996 and should be read in conjunction therewith.

                                                            YEAR ENDED DECEMBER 31,
                                              ---------------------------------------------------
                                               2000       1999       1998       1997       1996
                                              -------    -------    -------    -------    -------
                                                (IN MILLIONS OF DOLLARS, EXCEPT OPERATING DATA,
                                                          PER SHARE DATA AND RATIOS)
FINANCIAL DATA--OPERATIONS:
Operating Revenue...........................  $9,899     $8,639     $7,927     $7,194     $6,347
Operating Expenses..........................   9,215      8,039(1)   7,226(2)   6,478      5,822(3)
                                              ------     ------     ------     ------     ------
Operating Income............................     684        600        701        716        525
Nonoperating Income (Expense), net..........    (113)       198(4)     (53)       (76)       (97)
                                              ------     ------     ------     ------     ------
Income before Income Taxes, Minority
  Interest, Extraordinary Charges and
  Cumulative Effect of Change in Accounting
  Principles................................     571        798(5)     648        640        428
Net Income..................................  $  342     $  455     $  383     $  385     $  319
                                              ======     ======     ======     ======     ======
Earnings per Common Share...................  $ 5.62     $ 6.54(6)  $ 6.34     $ 6.65     $ 5.75
                                              ======     ======     ======     ======     ======
Earnings per Common Share Assuming
  Dilution..................................  $ 5.45     $ 6.20(7)  $ 5.02     $ 4.99     $ 4.17
                                              ======     ======     ======     ======     ======
Ratio of Earnings to Fixed Charges(8).......    1.51x      1.80x      1.94x      2.07x      1.81x
                                              ======     ======     ======     ======     ======
OPERATING DATA(9):
Revenue passenger miles (millions)(10)......  64,161     60,022     53,910     47,906     41,914
Available seat miles (millions)(11).........  86,100     81,946     74,727     67,576     61,515
Passenger load factor(12)...................    74.5%      73.2%      72.1%      70.9%      68.1%
Breakeven passenger load factor(13)(14).....    66.3%      64.7%      61.6%      60.1%      60.7%
Passenger revenue per available seat mile
  (cents)(15)...............................    9.84       9.12       9.23       9.29       9.01
Operating cost per available seat mile
  (cents)(14)(16)...........................    9.76       8.99       8.89       9.04       8.75
Average yield per revenue passenger mile
  (cents)(17)...............................   13.20      12.45      12.79      13.11      13.22
Average length of aircraft flight (miles)...   1,159      1,114      1,044        967        896

                                                                DECEMBER 31,
                                                              ----------------
                                                               2000      1999
                                                              ------    ------
                                                              (IN MILLIONS OF
                                                                  DOLLARS)
FINANCIAL DATA--BALANCE SHEET:
ASSETS:
  Cash, Cash Equivalents and Short-Term Investments.........  $1,395    $1,590
  Other Current Assets......................................   1,064     1,016
  Total Property and Equipment, Net.........................   5,163     4,173
  Routes, Gates and Slots, Net..............................   1,081     1,131
  Other Assets, Net.........................................     498       313
                                                              ------    ------
     Total Assets...........................................  $9,201    $8,223
                                                              ======    ======
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current Liabilities.......................................  $2,980    $2,775
  Long-Term Debt and Capital Leases.........................   3,374     3,055
  Deferred Credits and Other Long-Term Liabilities..........     995       800
  Continental-Obligated Mandatorily Redeemable Preferred
     Securities of Subsidiary Trust Holding Solely
     Convertible Subordinated Debentures(18)................     242        --
  Redeemable Common Stock(19)...............................     450        --
  Common Stockholders' Equity...............................   1,160     1,593
                                                              ------    ------
     Total Liabilities and Stockholders' Equity.............  $9,201    $8,223
                                                              ======    ======

------------
 (1) Includes an $81 million fleet disposition/impairment loss resulting from Continental's decision to accelerate the retirement of six DC-10-30 aircraft and the disposal of related excess inventory.

 (2) Includes a $122 million fleet disposition/impairment loss resulting from Continental's decision to accelerate the retirement of certain jet and turboprop aircraft.

 (3) Includes a $128 million fleet disposition loss associated primarily with Continental's decision to accelerate the replacement of certain jet aircraft.

 (4) Includes a $297 million gain on the sale of the Company's interest in AMADEUS Global Travel Distribution S.A.

 (5) Reflects income before income taxes and cumulative effect of a change in accounting principle. During 1999, Continental recorded a $33 million charge for the cumulative effect of changes in the accounting for the sale of frequent flyer mileage credits to participating partners and preoperating costs related to the integration of new types of aircraft.

 (6) Reflects earnings per common share after cumulative effect of changes in accounting principles. See Note (5) for a description of the changes in accounting principles. Earnings per common share for the year ended December 31, 1999 was $7.02 before the cumulative effect of such changes in accounting principles.

 (7) Reflects earnings per common share assuming dilution after cumulative effect of changes in accounting principles. See Note (5) for a description of the changes in accounting principles. Earnings per common share assuming dilution for the year ended December 31, 1999 was $6.64 before the cumulative effect of such changes in accounting principles.

 (8) For purposes of calculating this ratio, earnings consist of income before income taxes, minority interest, extraordinary charges and cumulative effect of a change in accounting principle plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense.

 (9) Includes operating data for CMI, but does not include operating data for Express's regional jet operations or turboprop operations.

(10) The number of scheduled miles flown by revenue passengers.

(11) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(12) Revenue passenger miles divided by available seat miles.

(13) The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding nonrecurring charges, nonoperating items and other special items.

(14) Excludes a $81 million fleet disposition/impairment loss in 1999, a $122 million fleet disposition/impairment loss in 1998 and a $128 million fleet disposition loss in 1996. See Notes (1), (2) and (3) for description of the charges.

(15) Passenger revenue divided by available seat miles.

(16) Operating expenses divided by available seat miles.

(17) The average revenue received for each mile a revenue passenger is carried.

(18) The sole assets of the Trust are convertible subordinated debentures with an aggregate principal amount of $250 million, which bear interest at the rate of 6% per annum and mature on November 15, 2030. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

(19) Represents the Company's commitment to repurchase 6.7 million shares of Class A common stock of Continental owned by Northwest Airlines Corporation. The transaction closed on January 22, 2001 and was accounted for as an equity transaction.

                                  RISK FACTORS

RISK FACTORS RELATING TO THE COMPANY

  HIGH LEVERAGE AND SIGNIFICANT FINANCING NEEDS

     Continental has a higher proportion of debt compared to its equity capital than some of its principal competitors. In addition, Continental has less cash resources than some of its principal competitors. A majority of Continental's property and equipment is subject to liens securing indebtedness. Accordingly, Continental may be less able than some of its competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

     As of December 31, 2000, Continental had:

      -- approximately $3.7 billion (including current maturities) of long-term debt and capital lease obligations.

      -- approximately $1.9 billion of Continental-obligated mandatorily redeemable preferred securities of trust, redeemable common stock and common stockholders' equity.

      -- approximately $1.4 billion in cash, cash equivalents and short-term investments.

     Continental has substantial commitments for capital expenditures, including for the acquisition of new aircraft. As of December 31, 2000, Continental had agreed to acquire or lease a total of 86 Boeing jet aircraft through 2005. Continental anticipates taking delivery of 35 Boeing jet aircraft in 2001. Continental also has options for an additional 105 aircraft (exercisable subject to certain conditions). The estimated aggregate cost of Continental's firm commitments for Boeing aircraft is approximately $4 billion. We currently plan to finance our new Boeing aircraft with a combination of enhanced pass through trust certificates, lease equity and other third-party financing, subject to availability and market conditions. As of December 31, 2000, Continental had approximately $890 million in financing arranged for such Boeing deliveries. Continental also has commitments or letters of intent for backstop financing for approximately 23% of the anticipated remaining acquisition cost of future Boeing deliveries. In addition, at December 31, 2000, Continental had firm commitments to purchase 26 spare engines related to the new Boeing aircraft for approximately $158 million, which will be deliverable through March 2005.

     As of December 31, 2000, Express, Continental's subsidiary that operates regional jet and turboprop aircraft, had firm commitments for 178 Embraer regional jets with options for an additional 100 Embraer regional jets exercisable through 2007. Express anticipates taking delivery of 41 regional jets in 2001. As of December 31, 2000, the estimated cost of Continental's firm commitments for Embraer regional jets was approximately $3 billion. Neither Express nor Continental will have any obligation to take any such firm Embraer aircraft that are not financed by a third party and leased to Continental.

     For 2000, cash expenditures under operating leases relating to aircraft approximated $864 million, compared to $758 million for 1999, and approximated $353 million relating to facilities and other rentals compared to $328 million in 1999. Continental expects that its operating lease expenses for 2001 will increase over 2000 amounts.

     Additional financing will be needed to satisfy Continental's capital commitments. We cannot predict whether sufficient financing will be available for capital expenditures not covered by firm financing commitments.

  CONTINENTAL'S HISTORICAL OPERATING RESULTS

     Continental has recorded positive net income in each of the last six years. However, Continental experienced significant operating losses in the previous eight years. Historically, the financial results of the U.S. airline industry have been cyclical. We cannot predict whether current industry conditions will continue.

  SIGNIFICANT COST OF AIRCRAFT FUEL

     Fuel costs constitute a significant portion of Continental's operating expenses. Fuel costs were approximately 15.6% of operating expenses for the year ended December 31, 2000, and 9.7% for the year ended December 31, 1999 (excluding fleet disposition/impairment losses).

     Fuel prices and supplies are influenced significantly by international political and economic circumstances. We enter into petroleum swap contracts, petroleum call option contracts and/or jet fuel purchase commitments to provide some short-term protection (generally three to six months) against a sharp increase in jet fuel prices. Our fuel hedging strategy could result in Continental not fully benefiting from certain fuel price declines. If a fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports or otherwise, higher fuel prices or a reduction of scheduled airline service could result. Significant changes in fuel costs or continuation of current high jet fuel prices would materially affect Continental's operating results.

  LABOR COSTS

     Labor costs constitute a significant percentage of Continental's total operating costs, and Continental experiences competitive pressure to increase wages and benefits. In July 2000, Continental completed a three-year program bringing all employees to industry standard wages and also announced and began to implement a phased plan to bring employee benefits to industry standard levels by 2003. The plan provides for increases in vacation, paid holidays, increased 401(k) Company matching contributions and additional past service retirement credit for most senior employees.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  COMPETITION AND INDUSTRY CONDITIONS

     The airline industry is highly competitive and susceptible to price discounting. Carriers have used discount fares to stimulate traffic during periods of slack demand, to generate cash flow and to increase market share. Some of Continental's competitors have substantially greater financial resources or lower cost structures than Continental.

     Airline profit levels are highly sensitive to changes in fuel costs, fare levels and passenger demand. Passenger demand and fare levels have in the past been influenced by, among other things, the general state of the economy (both internationally and domestically), international events, airline capacity and pricing actions taken by carriers. Domestically, from 1990 to 1993, the weak U.S. economy, turbulent international events and extensive price discounting by carriers contributed to unprecedented losses for U.S. airlines. In the last several years, the U.S. economy has improved and excessive price discounting has abated. We cannot predict the extent to which these industry conditions will continue.

     In recent years, the major U.S. airlines have sought to form marketing alliances with other U.S. and foreign air carriers. Such alliances generally provide for "code-sharing", frequent flyer reciprocity, coordinated scheduling of flights of each alliance member to permit convenient connections and other joint marketing activities. Such arrangements permit an airline to market flights operated by other alliance members as its own. This increases the destinations, connections and frequencies offered by the airline, which provide an opportunity to increase traffic on such airline's segment of flights connecting with alliance partners. The Northwest Alliance is an example of such an arrangement, and Continental has existing alliances with numerous other air carriers. Other major U.S. airlines have alliances or planned alliances more extensive than Continental's. We cannot predict the extent to which Continental will benefit from its alliances or be disadvantaged by competing alliances.

     In recent years, and particularly since its deregulation in 1978, the U.S. airline industry has also undergone substantial consolidation, and it may in the future undergo additional consolidation. For example, in May 2000, United, the nation's largest commercial airline, announced its agreement to acquire US Airways, the nation's sixth largest commercial airline, subject to regulatory approvals and other conditions. In addition, in January 2001, American announced agreements to acquire the majority of Trans World Airlines, Inc.'s assets and some of US Airways' assets, subject to regulatory approvals and other conditions. American's acquisition of the TWA assets was approved by the bankruptcy court supervising TWA's bankruptcy case in March 2001. Continental routinely monitors changes in the competitive landscape and engages in analysis and discussions regarding its strategic position, including alliances and business combination transactions. Continental has had, and anticipates it will continue to have, discussions with third parties regarding strategic alternatives. The impact on Continental of these pending transactions and any additional consolidation within the U.S. airline industry cannot be predicted at this time.

  REGULATORY MATTERS

     Airlines are subject to extensive regulatory and legal compliance requirements that engender significant costs. In the last several years, the Federal Aviation Administration ("FAA") has issued a number of directives and other regulations relating to the maintenance and operation of aircraft that have required significant expenditures. Such FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. We expect to continue incurring expenses in complying with the FAA's regulations.

     Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce revenues. For instance, "passenger bill of rights" legislation was introduced in Congress that would, among other things, require the payment of compensation to passengers as a result of certain delays, and limit the ability of carriers to prohibit or restrict usage of certain tickets in manners currently prohibited or restricted.

     The DOT has proposed rules that would significantly limit major carriers' ability to compete with new entrant carriers. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. Restrictions on the ownership and transfer of airline routes and takeoff and landing slots have also been proposed. The ability of U.S. carriers to operate international routes is subject to change because the applicable arrangements between the United States and foreign governments may be amended from time to time, or because appropriate slots or facilities are not made available. We cannot provide assurance that laws or regulations enacted in the future will not adversely affect us.

RISK FACTORS RELATING TO THE CERTIFICATES AND THE OFFERING

 APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals".

     An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, the appraisals of the Aircraft are estimates of values as of future delivery dates. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

  PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates--Subordination". Consequently, a payment default under any Equipment

Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

  CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the "Controlling Party" in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default".

     The Controlling Party will be:

      -- The Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Default occurs.

      -- Upon payment of final distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

      -- Upon payment of final distributions to the holders of Class A-1 and A-2 Certificates, the Class B Trustee.

      -- Upon payment of final distributions to the holders of Class B Certificates, the Class C Trustee.

      -- Under certain circumstances, and notwithstanding the foregoing, the liquidity provider with the largest amount owed to it.

     During the continuation of any Indenture Default, the Controlling Party may direct the acceleration and sale of the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft". The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party directs the sale of any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Owner Trustee, any Owner Participant or any Trustee.

  RATINGS OF THE OFFERED CERTIFICATES

     It is a condition to the issuance of the Offered Certificates that the Class A-1 and A-2 Certificates be rated not lower than Aa3 by Moody's and AA+ by Standard & Poor's and the Class B Certificates be rated not lower than A2 by Moody's and AA- by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Continental, the Depositary or a Liquidity Provider) so warrant.

     The rating of the Offered Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of holders of the Offered Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination provisions applicable to the Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Offered Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $708,475,000 of Deposits. Amounts deposited under the Escrow Agreements are not property of Continental and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Offered Certificates nor the Escrow Receipts may be separately assigned or transferred.

  RETURN OF ESCROWED FUNDS

     Under certain circumstances, all of the funds held in escrow as Deposits may not be used to purchase Equipment Notes by the deadline established for purposes of this offering. See "Description of the Deposit Agreements--Unused Deposits". If any funds remain as Deposits with respect to any Offered Certificate Trust after such deadline, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest but without any premium, to the Certificateholders of such Trust. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series B Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the Series A-1 and A-2 Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class B Certificates as compared to the other Offered Certificates. See "Description of the Deposit Agreements--Unused Deposits".

     If the Class C Certificates have not been issued by December 31, 2001, Continental will cause to be distributed to the Class A-1 Certificateholders or Class B Certificateholders (or both) by such date a portion of the Deposits held for them, together with accrued and unpaid interest thereon and a Deposit Make-Whole Premium. Such distribution will be in an amount sufficient to obtain written confirmation from Moody's and Standard & Poor's that, upon effectiveness of such distribution, the ratings of the Class A-1, A-2 and B Certificates will not be withdrawn, suspended or downgraded due to failure to issue Class C Certificates. See "Description of the Certificates--Expected Issuance of Class C Certificates" and "Description of the Deposit Agreements--Distribution if Class C Certificates Not Issued".

  LIMITED ABILITY TO RESELL THE OFFERED CERTIFICATES

     Prior to this offering, there has been no public market for the Offered Certificates. Neither Continental nor any Trust intends to apply for listing of the Offered Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Offered Certificates, but they are not required to do so. A secondary market for the Offered Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Offered Certificates.

                                USE OF PROCEEDS

     The proceeds from the sale of the Offered Certificates will be used to purchase Equipment Notes during the Delivery Period issued, at Continental's election, either (i) by each Owner Trustee to finance a portion of the purchase price of the Leased Aircraft or (ii) by Continental to finance a portion of the purchase price of the Owned Aircraft. Prior to being used to purchase Equipment Notes, the proceeds from the sale of the Offered Certificates of each Trust will be deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the Certificateholders of such Trust.

                                  THE COMPANY

     Continental Airlines, Inc. ("Continental" or the "Company") is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles in 2000) and, together with its wholly owned subsidiaries, Continental Express, Inc. ("Express") and Continental Micronesia, Inc. ("CMI"), serves 230 airports worldwide. As of January 19, 2001, Continental flew to 136 domestic and 94 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. Continental directly serves 16 European cities, 7 South American cities, Tokyo, Hong Kong and Tel Aviv and is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. Through its Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier. The Company's executive offices are located at 1600 Smith Street, Houston, Texas 77002.

DOMESTIC OPERATIONS

     Continental operates its domestic route system primarily through its hubs at Newark International Airport ("Newark"), George Bush Intercontinental Airport ("Bush Intercontinental") in Houston and Hopkins International Airport ("Hopkins International") in Cleveland. The Company's hub system allows it to transport passengers between a large number of destinations with substantially more frequent service than if each route were served directly. The hub system also allows Continental to add service to a new destination from a large number of cities using only one or a limited number of aircraft. As of January 19, 2001, Continental operated 55% of the average daily jet departures from Newark, 78% of the average daily jet departures from Bush Intercontinental, and 50% of the average daily jet departures from Hopkins International (in each case excluding regional jets). Each of Continental's domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic.

  CONTINENTAL EXPRESS

     Continental's jet service at each of its domestic hub cities is coordinated with Express, which operates new-generation regional jets and turboprop aircraft under the name "Continental Express". The regional jets average two years of age and seat either 37 or 50 passengers. The turboprop aircraft average approximately nine years of age and seat 64 or fewer passengers.

     As of January 19, 2001, Express served 40 destinations from Newark (35 by regional jet), 62 destinations from Bush Intercontinental (46 by regional jet) and 59 destinations from Hopkins International (40 by regional jet). In addition, commuter feed traffic is currently provided by other code-sharing partners.

     Continental believes Express's regional jet and turboprop operations complement Continental's jet operations by allowing more frequent service to small cities than could be provided economically with conventional jet aircraft and by carrying traffic that connects onto Continental's jets. In many cases, Express (and Continental) compete for such connecting traffic with commuter airlines owned by or affiliated with other major airlines operating out of the same or other cities. Continental believes that Express's new regional jets provide greater comfort and enjoy better customer acceptance than its turboprop aircraft. The regional jets also allow Express to serve certain routes that cannot be served by turboprop aircraft. Continental anticipates that Express's fleet will be entirely comprised of regional jets by 2004.

  DOMESTIC CARRIER ALLIANCES

     Continental has entered into and continues to develop alliances with domestic carriers. In 1998, the Company entered into a long-term global alliance with Northwest Airlines, Inc. ("Northwest Airlines"). Contemporaneously with the commencement of the Northwest Alliance, Northwest Airlines Corporation ("Northwest") purchased from a stockholder of the Company approximately 8.7 million shares of Class A common stock, par value $.01 per share ("Class A common stock"), of the Company. On January 22, 2001, the Company repurchased approximately 6.7 million of such shares for $450 million, and reclassified all issued shares of Class A common stock into Class B common stock, par value $.01 per share ("Class B common stock"). At the same time, Continental and Northwest Airlines extended the term of the Northwest Alliance through 2025, subject to earlier termination by either carrier in the event of certain changes in control of either Northwest Airlines or Continental. The Northwest Alliance provides that each carrier will place its code on a large number of the flights of the other and includes reciprocity of frequent flyer programs and executive lounge access. Significant other joint marketing activities are being undertaken, while preserving the separate identities of the carriers. Northwest Airlines and Continental have also begun to enter into joint contracts with major corporations and travel agents with the objective of creating access to a broader product line encompassing the route systems of both carriers. Continental has also entered into agreements to code share with certain Northwest Airlines regional affiliates.

     Continental also has domestic code-sharing agreements with America West Airlines, Inc., Gulfstream International Airlines, Inc. ("Gulfstream"), Mesaba Aviation, Inc., Hawaiian Airlines, Inc., Alaska Airlines, Inc., Horizon Airlines, Inc., Champlain Enterprises, Inc. (doing business as CommutAir) and American Eagle Airlines, Inc. Continental also owns 28% of the common equity of Gulfstream.

INTERNATIONAL OPERATIONS

     Continental directly serves destinations throughout Europe, Canada, Mexico, Central and South America and the Caribbean as well as Tokyo, Hong Kong and Tel Aviv and has extensive operations in the western Pacific conducted by CMI. As measured by available seat miles for 2000, approximately 38% of Continental's jet operations, including CMI, were dedicated to international traffic. As of January 19, 2001, the Company offered 152 weekly departures to 16 European cities and marketed service to 31 other cities through code-sharing agreements. Continental is one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline.

     Continental's Newark hub is a significant international gateway. From Newark, at January 19, 2001 Continental served 16 European cities, five Canadian cities, six Mexican cities, four Central American cities, five South American cities, ten Caribbean destinations, Tel Aviv and Tokyo. In addition, Continental markets numerous other destinations through code-sharing arrangements with foreign carriers. Continental recently inaugurated daily non-stop service between Newark and Hong Kong, effective March 1, 2001 and announced that it will begin daily non-stop service between Newark and London/ Stansted effective May 1, 2001 subject to governmental approval. In addition, Continental announced that it would begin daily non-stop service between Newark and Buenos Aires, Argentina effective December 1, 2001, subject to government approval.

     The Company's Houston hub is the focus of its operations in Mexico and Central America. As of January 19, 2001, Continental flew from Houston to 20 cities in Mexico, every country in Central America, six cities in South America, two Caribbean destinations, three cities in Canada, two cities in Europe and Tokyo. Express also serviced seven additional cities in Mexico by regional jets.

     Continental flies to London, Montreal, Toronto, San Juan and Cancun from its hub in Cleveland.

  CONTINENTAL MICRONESIA

     CMI is a United States-certificated international air carrier engaged in the business of transporting passengers, cargo and mail in the western Pacific. From its hub operations based on the island of Guam, CMI provides service to eight cities in Japan, more than any other United States carrier, as well as other Pacific Rim destinations, including Taiwan, the Philippines, Hong Kong, Australia and Indonesia. Service to these Japanese cities and certain other Pacific Rim destinations is subject to a variety of regulatory restrictions limiting the ability of other carriers to service these markets.

     CMI is the principal air carrier in the Micronesian Islands, where it pioneered scheduled air service in 1968. CMI's route system is linked to the United States market through Tokyo and Honolulu, each of which CMI serves non-stop from Guam. CMI and Continental also maintain a code-sharing agreement and coordinate schedules on certain flights from the west coast of the United States to Honolulu, and from Honolulu to Guam, to facilitate travel from the United States into CMI's route system.

  FOREIGN CARRIER ALLIANCES

     Continental seeks to develop international alliance relationships that complement Continental's own flying and permit expanded service through its hubs to major international destinations. International alliances assist Continental in the development of its route structure by enabling Continental to offer more frequencies in a market, by providing passengers connecting service from Continental's international flights to other destinations beyond an alliance partner's hub, or by expanding the product line that Continental may offer in a foreign destination.

     Continental has implemented international code-sharing agreements with Alitalia Linee Aeree Italiane, S.P.A. ("Alitalia"), Air China, Emirates (the flag carrier of the United Arab Emirates), EVA Airways Corporation, an airline based in Taiwan, Virgin Atlantic Airways ("Virgin"), Societe Air France ("Air France"), and Compania Panamena de Aviacion, S.A., 49% of the common equity of which is owned by Continental.

     Certain of Continental's code-sharing agreements involve block-space arrangements (pursuant to which the carriers agree to share capacity and bear economic risk for blocks of seats on certain routes). Continental and Air France purchase blocks of seats on each other's flights between Houston and Newark and Paris. Continental and Virgin exchange blocks of seats on each other's flights between Newark and London, and Continental purchases blocks of seats on eight other routes flown by Virgin between the United Kingdom and the United States. Continental's block-space arrangement with Alitalia was terminated effective March 25, 2001. Continental and Air France are continuing to discuss terminating certain portions of their alliance.

     Most of Continental's larger U.S. competitors are members of global airline groups involving multi-carrier marketing activities. Continental does not currently have an agreement to join such a group, and it is likely that any group formed by Continental in the future would be smaller than some of these groups.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes all material terms of the Offered Certificates and supplements (or, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Offered Certificates set forth in the Prospectus accompanying this Prospectus Supplement (the "Prospectus"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Securities and Exchange Commission (the "Commission") as an exhibit to the Company's Current Report on Form 8-K dated September 25, 1997, and to all of the provisions of the Offered Certificates, the Trust Supplements for the Offered Certificate Trusts, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the trust supplements applicable to the Successor Trusts, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental.

     We are offering only the Class A-1, A-2 and B Certificates pursuant to this Prospectus Supplement. We expect to privately place the Class C Certificates described in this Prospectus Supplement at a later date, but only if we receive written confirmation from Moody's and Standard & Poor's that the terms of the Class C Certificates will not result in a withdrawal, suspension or downgrading of the rating of the Class A-1, A-2 or B Certificates. You should consider all references to Class C Certificates in this Prospectus Supplement to mean the "Class C Certificates when issued" and all references to the Class C Trust to mean the "Class C Trust when formed". Unless the Class C Certificates are issued, no Series C Equipment Notes will be issued, and you should consider all references to Series C Equipment Notes in this Prospectus Supplement to mean "Series C Equipment Notes when issued".

     Except as otherwise indicated, the following summary relates to each of the Offered Certificate Trusts and the Offered Certificates issued by each such Trust. The terms and conditions governing each of the Offered Certificate Trusts will be substantially the same, except as described under "--Subordination" and "--Purchase Rights of Certificateholders" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Offered Certificate Trust and the interest rate and maturity date of the Equipment Notes held by each Offered Certificate Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the four Continental Airlines 2001-1 Pass Through Trusts (the "Class A-1 Trust", the "Class A-2 Trust", the "Class B Trust", and the "Class C Trust", and collectively, the "Trusts", and the Class A-1 Trust, the Class A-2 Trust and the Class B Trust, collectively, the "Offered Certificate Trusts"). The Trusts will be formed pursuant to a pass through trust agreement between Continental and Wilmington Trust Company, as trustee (the "Trustee"), dated as of September 25, 1997 (the "Basic Agreement"), and four separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements") relating to such Trusts between Continental and the Trustee, as trustee under each Trust. The Certificates to be issued by the Class A-1 Trust, the Class A-2 Trust, the Class B Trust and the Class C Trust are referred to herein as the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B Certificates" and the "Class C Certificates", and the Class A-1 Certificates, the Class A-2 Certificates and the Class B Certificates are referred to, collectively, as the "Offered Certificates".

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust (the "Trust Property") will consist of:

      -- Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued, at Continental's election in connection with the financing of each Aircraft during the Delivery Period, either (a) on a nonrecourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Continental, or (b) on a recourse basis by Continental in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by Continental.

      -- The rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement.

      -- In the case of the Offered Certificate Trusts, the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes after the Issuance Date on the delivery of an Aircraft during the Delivery Period.

      -- The rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

      --   All monies receivable under the Liquidity Facility for such Trust.

      -- Funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Offered Certificates will be issued in fully registered form only and will be subject to the provisions described below under "--Book-Entry; Delivery and Form". Offered Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Offered Certificate of each Trust may be issued in a different denomination. (Section 3.01)

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent an interest in or obligation of Continental, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Offered Certificate Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Offered Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of an Offered Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by holders of the Offered Certificates (the "Certificateholders"). Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

EXPECTED ISSUANCE OF CLASS C CERTIFICATES

     Continental expects to privately place Class C Certificates after issuance of the Offered Certificates. If the expected private placement does not occur, Continental intends to arrange for the sale of Class C Certificates in another transaction. In such case, Continental has the option to cause a special purpose subsidiary of Continental to purchase the Class C Certificates. The terms of the Class C Certificates actually issued may vary from the expected terms described in this Prospectus Supplement. The issuance of the Class C Certificates is subject to receipt of written confirmation from the Rating Agencies that the terms of the Class C Certificates will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Offered Certificates.

     Continental expects to privately place up to $192,283,000 face amount of Class C Certificates with a special purpose entity funded by an asset-backed commercial paper conduit. Citibank, N.A. has committed, subject to certain terms and conditions, to provide such entity with funding for such purchase, to the extent the proposed asset-backed commercial paper conduit funding is not available to such entity. If such proposed transaction occurs, the Class C Certificates would have an average life of approximately seven years and a final expected distribution date approximately ten years after the issuance thereof. The Series C Equipment Notes issued to the Class C Trust in such proposed transaction would bear interest at a floating rate that may change every three months. Interest on the Series C Equipment Notes would be payable quarterly, on each Regular Distribution Date and on each March 15 and September 15. Principal on the Series C Equipment Notes would be payable on March 15, June 15, September 15 and December 15 in certain years. Regular distribution dates for the Class C Certificates would be March 15, June 15, September 15 and December 15 of each year. The proposed transaction would contain certain typical provisions for the funding of a financial instrument similar to the Class C Certificates by an asset-backed commercial paper conduit. These provisions include an agreement by certain stand-by banks or financial institutions to fund the Class C Certificates in lieu of the asset-backed commercial paper conduit under certain circumstances. The proposed transaction also provides that under certain limited circumstances, which Continental believes are unlikely to occur, Continental may be required to provide additional collateral for the Class C Certificates. Such requirement to post additional collateral, which could be met in its entirety by pledging non-aircraft assets, would not benefit the Offered Certificates, since the proceeds of such collateral would not be subject to the subordination provisions of the Intercreditor Agreement. Continental believes the proposed transaction provides significant savings versus alternative sources of financing.

     The Series C Equipment Notes issued with respect to any Aircraft would be redeemable, at the option of the issuer, at any time without the redemption of the other Equipment Notes issued with respect to such Aircraft in connection with a refinancing of the Series C Equipment Notes. Any such redemption would be subject to Continental obtaining written confirmation from the Rating Agencies that such redemption will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Offered Certificates.

     The Class C Trust would be entitled to the benefit of a liquidity facility similar to the Offered Certificate Liquidity Facilities (the "Series C Liquidity Facility" and, together with the Offered Certificate Liquidity Facilities, the "Liquidity Facilities"). See "Description of the Liquidity Facilities". Under the Series C Liquidity Facility, the liquidity provider (the "Series C Liquidity Provider" and, together with the Offered Certificate Liquidity Provider, the "Liquidity Providers") would, if necessary, make advances in an aggregate amount expected to be sufficient to pay interest on the Class C Certificates on up to six quarterly distribution dates for the Class C Certificates. As with the other Liquidity Facilities, upon each drawing under any Series C Liquidity Facility to pay interest on the Class C Certificates, the Subordination Agent would reimburse the Series C Liquidity Provider for the amount of such drawing, except that the Series C Liquidity Provider may be required to limit its rights of reimbursement to a specified amount or subordinate a portion of its claims for reimbursement to the claims of the holders of the Offered Certificates under the Intercreditor Agreement so as to obtain the Rating Agencies' confirmation referred to above for the issuance of the Class C Certificates. Such reimbursement obligation and all interest, fees and other amounts owing to the Series C Liquidity Provider under the Series C Liquidity Facility and certain other agreements would (unless the Series C Liquidity Provider is otherwise required to agree) rank equally with comparable obligations relating to the other Liquidity Facilities and would (unless the Series C Liquidity Provider is otherwise required to agree) rank senior to the Certificates in right of payment. Although the amount available to be drawn under the Series C Liquidity Facility would not be fixed because of the floating rate of interest that would be applicable to the Class C Certificates, the reimbursement for drawings by all Liquidity Providers that ranks senior to the Certificates in right of payment may not exceed 10% of the Assumed Aircraft Value 18 months after the first unreimbursed drawing on the Liquidity Facilities.

     If the Class C Certificates are not issued by December 31, 2001, Continental will cause to be distributed to the Class A-1 Certificateholders or Class B Certificateholders (or both) by such date a portion of the Deposits held for them, together with accrued and unpaid interest and a Deposit Make-Whole Premium. Such distribution will be in an amount sufficient to obtain written confirmation from Moody's and Standard & Poor's that, upon effectiveness of such distribution, the ratings of the Class A-1, A-2 and B Certificates will not be withdrawn, suspended or downgraded due to the failure to issue Class C Certificates. See "Description of the Deposit Agreements--Distribution if Class C Certificates Not Issued". The Deposits held for the Certificateholders may not be used to purchase any Equipment Notes unless either (x) the Class C Certificates have been issued and concurrently with any purchase of Series A-1, A-2 and B Equipment Notes there is a purchase of Series C Equipment Notes or (y) a portion of the Deposits have been distributed and the confirmations of the Rating Agencies described in this paragraph have been obtained. No assurance can be given that the Class C Certificates will be issued or that the committed funding described above will be available.

SUBORDINATION

     The subordination terms of the Certificates vary depending upon whether a "Triggering Event" has occurred. "Triggering Event" means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $300 million) or
(z) certain bankruptcy or insolvency events involving Continental.

  BEFORE A TRIGGERING EVENT

     On each Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement in the following order:

      -- To the Liquidity Providers to the extent required to pay the Liquidity Expenses.

      -- To the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations.

      -- To the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and, if applicable, to replenish each Cash Collateral Account up to the Required Amount.

      -- To the trustee for the Class A-1 Trust (the "Class A-1 Trustee") and the trustee for the Class A-2 Trust (the "Class A-2 Trustee") to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions.

      -- To the trustee for the Class B Trust (the "Class B Trustee") to the extent required to pay Expected Distributions on the Class B Certificates.

      -- To the trustee for the Class C Trust (the "Class C Trustee") to the extent required to pay Expected Distributions on the Class C Certificates.

      -- If Class D Certificates have been issued (see "--Possible Issuance of Class D Certificates") to the trustee for the Class D Trust (the "Class D Trustee") to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition for other Classes of Certificates) on the Class D Certificates.

      -- To the Subordination Agent and each Trustee for the payment of certain fees and expenses.

  AFTER A TRIGGERING EVENT

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order:

      -- To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay Administration Expenses.

      -- To the Liquidity Providers to the extent required to pay the Liquidity Expenses.

      -- To the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations.

      -- To the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations and, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing

           Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable).

      -- To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

      -- To the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions.

      -- To the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates.

      -- To the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

      -- If Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition for other Classes of Certificates) on the Class D Certificates.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     Payments in respect of the Deposits relating to a Trust and monies drawn under a Liquidity Facility will not be subject to the subordination provisions of the Intercreditor Agreement.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposits with respect to each Offered Certificate Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Deposits held with respect to each Offered Certificate Trust and the Equipment Notes held in each Offered Certificate Trust will accrue interest at the applicable rate per annum for the Offered Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on June 15 and December 15 of each year, commencing on December 15, 2001 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of interest applicable to the Offered Certificates to be issued by each of the Offered Certificate Trusts will be supported by a separate Liquidity Facility to be provided by the Offered Certificate Liquidity Provider for the benefit of the holders of such Offered Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Offered Certificates), except that the Liquidity Facility with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The Liquidity Facility for any Class of Offered Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rates, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal of the Series A-1 and B Equipment Notes are scheduled to be received by the Trustee on June 15 and December 15 in certain years, depending upon the terms of the Equipment Notes held in such Trust. The entire principal amount of the Series A-2 Equipment Notes is scheduled for payment on June 15, 2011.

     Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and June 15 and December 15 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment Notes--Principal and Interest Payments". The "Final Maturity Date" for the Class A-1 Certificates is December 15, 2022, for the Class A-2 Certificates is December 15, 2012, and for the Class B Certificates is June 15, 2017.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Offered Certificate Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Offered Certificate Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Offered Certificate Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreements, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a "Special Payment"), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within ten days before or after a Regular Distribution Date, such Special Payment shall be made on such Regular Distribution Date.

     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Offered Certificate Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering

Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01; Escrow Agreements, Sections
2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Offered Certificate Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreements, Section 2.03) See "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreements, the Paying Agent is required to deposit interest on Deposits relating to an Offered Certificate Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "--Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "--Book Entry; Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Offered Certificate Trust or for the Offered Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Offered Certificate Trust or for the Offered Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

     The "Pool Factor" for each Offered Certificate Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing
(i) the Pool Balance by (ii) the original aggregate face amount of the Offered Certificates of such Trust. The Pool Factor for each Offered Certificate Trust or for the Offered Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Offered Certificate Trust will be 1.0000000 on the date of issuance of the Offered Certificates; thereafter, the Pool Factor for each Offered Certificate Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Offered Certificate Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.02)

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Offered Certificate Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to the Class A-1 or B Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Series A-1 or B Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In the case of the Class A-2 Trust, the scheduled date for payment of principal of the applicable Equipment Notes may not be changed under the Mandatory Economic Terms. However, the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred.

Accordingly, the aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors may differ from those set forth in the following table.

                                CLASS A-1                    CLASS A-2                     CLASS B
                        -------------------------    --------------------------    ------------------------
                          SCHEDULED      EXPECTED       SCHEDULED      EXPECTED      SCHEDULED     EXPECTED
                          PRINCIPAL        POOL         PRINCIPAL        POOL        PRINCIPAL       POOL
         DATE              PAYMENTS       FACTOR        PAYMENTS        FACTOR       PAYMENTS       FACTOR
----------------------  --------------   --------    ---------------   --------    -------------   --------
December 15, 2001.....  $ 7,318,587.34               $          0.00               $1,292,946.97
June 15, 2002.........   17,800,241.35                          0.00                2,615,450.07
December 15, 2002.....   43,916,639.04                          0.00                  168,431.87
June 15, 2003.........      938,046.26                          0.00                  559,436.19
December 15, 2003.....   28,762,869.70                          0.00                        0.00
June 15, 2004.........    1,946,610.55                          0.00                        0.00
December 15, 2004.....   25,126,667.59                          0.00                  559,436.19
June 15, 2005.........    1,739,589.72                          0.00                        0.00
December 15, 2005.....   22,325,546.40                          0.00                        0.00
June 15, 2006.........      954,150.74                          0.00                        0.00
December 15, 2006.....   20,102,843.37                          0.00                5,868,788.48
June 15, 2007.........      746,805.67                          0.00                6,828,373.61
December 15, 2007.....   20,310,188.43                          0.00                6,940,891.54
June 15, 2008.........      730,478.93                          0.00                1,935,595.82
December 15, 2008.....   17,989,024.03                          0.00                6,940,891.54
June 15, 2009.........      884,962.01                          0.00                7,612,214.96
December 15, 2009.....   18,569,315.14                          0.00                7,891,933.05
June 15, 2010.........    1,207,460.53                          0.00                7,891,933.05
December 15, 2010.....   18,976,714.44                          0.00                7,891,933.05
June 15, 2011.........            0.00                188,440,000.00                7,891,933.05
December 15, 2011.....            0.00                          0.00                        0.00
June 15, 2012.........            0.00                          0.00                1,046,967.77
December 15, 2012.....            0.00                          0.00                1,008,442.98
June 15, 2013.........            0.00                          0.00                1,076,050.21
December 15, 2013.....            0.00                          0.00                1,036,455.29
June 15, 2014.........            0.00                          0.00                1,134,215.08
December 15, 2014.....      899,630.11                          0.00                1,092,479.90
June 15, 2015.........      177,422.20                          0.00                  817,606.94
December 15, 2015.....    5,081,720.92                          0.00                3,499,592.39
June 15, 2016.........   10,466,858.55                          0.00                        0.00
December 15, 2016.....    7,661,534.37                          0.00                        0.00
June 15, 2017.........   12,507,541.46                          0.00                        0.00
December 15, 2017.....   10,834,530.08                          0.00                        0.00
June 15, 2018.........    5,684,224.17                          0.00                        0.00
December 15, 2018.....   10,786,866.59                          0.00                        0.00
June 15, 2019.........    6,624,828.60                          0.00                        0.00
December 15, 2019.....   10,309,957.26                          0.00                        0.00
June 15, 2020.........   15,156,458.84                          0.00                        0.00
December 15, 2020.....   39,185,676.26                          0.00                        0.00
June 15, 2021.........   50,709,009.35                          0.00                        0.00

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date, the nonissuance of Class C Certificates or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements".

If the principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date are changed, notice thereof will be mailed to the Certificateholders by no later than the 15th day prior to such Regular Distribution Date. In the event of (i) any other change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause
(i) and promptly after the occurrence of any event described in clause (ii).

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and Trustee of the Offered Certificate Trusts will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, except as to the amounts described in items (a) and (f) below):

          (a) The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source.

          (b) The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

          (c) The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

          (d) The amount of such distribution under the Escrow Agreement allocable to interest.

          (e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

          (f) The Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 3.02(a))

     So long as the Offered Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Offered Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 3.02(a))

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Offered Certificate Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (a), (b), (c),
(d) and (e) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.02(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplements, Section 3.02(b)) At such time, if any, as the Offered Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Offered Certificate Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). See "Description of the Equipment Notes--Indenture Defaults, Notice and Waiver". Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each such Trust. There are no cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Continental, which Continental does not expect). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions".

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Leased Aircraft Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Offered Certificate Trust by the Subordination Agent on account of any Equipment Note, Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement for an Offered Certificate Trust provides that the applicable Trustee will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Offered Certificate Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement for an Offered Certificate Trust contains a provision entitling the applicable Trustee, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement for an Offered Certificate Trust and to the Intercreditor Agreement, the Certificateholders of each Offered Certificate Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of an Offered Certificate Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "event of default" under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same
Class:

      -- If the Class A-1 or Class A-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such other Class will have the right to purchase all of such Class of Certificates represented by the Controlling Party.

      -- The Class B Certificateholders will have the right to purchase all of the Class A-1 and Class A-2 Certificates.

      -- The Class C Certificateholders will have the right to purchase all of the Class A-1, Class A-2 and Class B Certificates.

      --   If the Class D Certificates are issued, the Class D
           Certificateholders will have the right to purchase all of the Class A-1, Class A-2, Class B and Class C Certificates.

     In each case the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

     A Pass Through Certificate Event of Default (a "PTC Event of Default") under each Pass Through Trust Agreement means the failure to pay:

      -- The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

      -- Interest due on such Class of Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement--Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Continental will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

      -- The surviving successor or transferee corporation shall be validly existing under the laws of the United States or any state thereof or the District of Columbia.

      -- The surviving successor or transferee corporation shall be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code.

      -- The surviving successor or transferee corporation shall expressly assume all of the obligations of Continental contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases, and any other operative documents.

      -- Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Default, in the case of an Owned Aircraft, shall have occurred and be continuing. (Section 5.02; Leases, Section 13.2; Owned Aircraft Indentures, Section 4.07)

     The Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, without the consent of the holders of any of the Certificates of such Trust:

      -- To evidence the succession of another corporation to Continental and the assumption by such corporation of Continental's obligations under such Pass Through Trust Agreement or the Note Purchase Agreement.

      -- To add to the covenants of Continental for the benefit of holders of such Certificates or to surrender any right or power conferred upon Continental in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities.

      -- To correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, or the Liquidity Facilities, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement or the Liquidity Facilities; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

      -- To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

      -- To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities such other provisions as may be expressly permitted by the Trust Indenture Act.

      -- To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities as shall be necessary to provide for or facilitate the administration of the Trusts under the Basic Agreement by more than one Trustee.

      -- To provide for the issuance of the Class C Certificates, provided that (i) the Rating Agencies have given written confirmation that the terms of the Class C Certificates (including such amendments and supplements) will not result in a withdrawal, suspension or downgrading of the rating of any Class of Offered Certificates and
           (ii) Continental certifies to the Trustees that any such amendment or supplement does not materially and adversely affect the Certificateholders. See "Description of the Certificates--Expected Issuance of Class C Certificates".

     In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01; Trust Supplements,
Section 6.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

      -- Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust (or, with respect to the Deposits, payments upon the Deposits), or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due.

      -- Permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

      -- Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

      -- Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement.

      -- Modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment.

      -- Adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplements, Section 6.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

      -- Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

      -- Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

      --   How to vote (or direct the Subordination Agent to vote) any Equipment
           Note if a vote has been called for with respect thereto.

      -- Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

      -- Other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust.

      -- As the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

     For purposes of the immediately preceding paragraph, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement"). Under the Note Purchase Agreement, Continental agrees to finance each Aircraft in the manner provided therein. Continental will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

      -- If Continental chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

      -- If Continental chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a Participation Agreement) and an indenture (each, an "Owned Aircraft Indenture", and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

     The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements attached to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See "Description of the Equipment Notes". Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements are required (a) to contain the Mandatory Document Terms and (b) not to vary the Mandatory Economic Terms for the Offered Certificates. In addition, Continental is obligated to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of any Class of Offered Certificates.

     Under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that:

      -- Either (x) the Class C Certificates shall have been issued and the Series C Equipment Notes relating to such Aircraft shall have been concurrently purchased or (y) if the Class C Certificates have not been issued, a portion of the Deposits held for the Class A-1 Certificateholders or Class B Certificateholders (or both) shall have been distributed to them and a written confirmation shall have been obtained from the Rating Agencies that, upon effectiveness of such distribution, the ratings of the Class A-1, A-2 and B Certificates will not be withdrawn, suspended or downgraded due to the failure to issue Class C Certificates.

      --  No Triggering Event shall have occurred.

The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms", as defined in the Note Purchase Agreement, require, among other things, that:

      -- The aggregate principal amount of all the Series A-1, A-2 and B Equipment Notes issued with respect to an Aircraft shall not exceed the amounts set forth in the following table:

                                                                                            MAXIMUM
                                                                                           PRINCIPAL
                                                                                           AMOUNT OF
                                                                                        SERIES A-1, A-2
                                                                      MANUFACTURER'S         AND B
        AIRCRAFT TYPE(1)                                              SERIAL NUMBER     EQUIPMENT NOTES
        ----------------                                              --------------    ---------------
        Boeing 737-824..............................................      31588           $26,884,000
        Boeing 737-824..............................................      31632            26,884,000
        Boeing 737-824..............................................      31589            26,931,667
        Boeing 737-824..............................................      31590            26,931,667
        Boeing 737-824..............................................      31591            26,981,167
        Boeing 737-824..............................................      31592            27,120,500
        Boeing 737-824..............................................      31593            27,168,167
        Boeing 737-824..............................................      31594            27,168,167
        Boeing 737-824..............................................      31595            27,215,833
        Boeing 737-824..............................................      31596            27,417,500
        Boeing 737-824..............................................      31597            27,417,500
        Boeing 737-824..............................................      31598            27,417,500
        Boeing 737-924..............................................      30125            27,694,333
        Boeing 737-924..............................................      30126            27,743,833
        Boeing 737-924..............................................      30127            27,791,500
        Boeing 737-924..............................................      30128            27,907,000
        Boeing 737-924..............................................      30129            28,022,500
        Boeing 737-924..............................................      30130            28,143,500
        Boeing 737-924..............................................      30131            28,198,500
        Boeing 767-424ER............................................      29452            55,104,500
        Boeing 767-424ER............................................      29453            55,104,500
        Boeing 767-424ER............................................      29454            55,220,000
        Boeing 767-424ER............................................      29455            55,220,000
        Boeing 767-424ER............................................      29456            55,335,500
        Boeing 767-424ER............................................      29457            55,335,500
        Boeing 767-424ER............................................      29458            55,451,000
        Boeing 767-424ER............................................      29459            55,451,000
        Boeing 767-424ER............................................      29460            55,561,000
        Boeing 767-424ER............................................      29461            55,561,000
        Boeing 777-224ER............................................      31679            76,204,333
        Boeing 777-224ER............................................      31680            76,525,167

       -------------------
       (1) Includes all Boeing 737-824, 737-924, 767-424ER and 777-224ER
           Aircraft from which Continental will choose the Aircraft to be financed in the Offering, subject to the terms of the Note Purchase Agreement.

      -- The LTV for the Series A-1, A-2 and B Equipment Notes issued for each Aircraft computed on the date of issuance thereof (with value for such Aircraft for these purposes initially equal to its value (the "Assumed Appraised Value") set forth under "Description of the Aircraft and the Appraisals--The Appraisals" in the column "Appraised Value" and thereafter based on such value after giving effect to the Depreciation Assumption) will not exceed as of the issuance date of such Equipment Notes and any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) the LTV for such Aircraft set forth in the applicable table in Appendix III to this Prospectus Supplement.

      -- As of the Delivery Period Termination Date and each Regular Distribution Date thereafter, the LTV for each Class of Offered Certificates (computed as of any such date on the basis of the Assumed Appraised Value of all Aircraft that have been financed pursuant to the Note Purchase Agreement and the Depreciation Assumption) will not exceed (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) the percentages set forth in the following table for the applicable date:

                                                            CLASS A-1       CLASS A-2        CLASS B
           DATE(1)                                             CERTIFICATES    CERTIFICATES    CERTIFICATES
           -------                                             ------------    ------------    ------------
           June 15, 2002.....................................
           December 15, 2002.................................
           June 15, 2003.....................................
           December 15, 2003.................................
           June 15, 2004.....................................
           December 15, 2004.................................
           June 15, 2005.....................................
           December 15, 2005.................................
           June 15, 2006.....................................
           December 15, 2006.................................
           June 15, 2007.....................................
           December 15, 2007.................................
           June 15, 2008.....................................
           December 15, 2008.................................
           June 15, 2009.....................................
           December 15, 2009.................................
           June 15, 2010.....................................
           December 15, 2010.................................
           June 15, 2011.....................................
           December 15, 2011.................................
           June 15, 2012 and thereafter......................

       -------------------
       (1) If the Delivery Period Termination Date is not a Regular Distribution Date, the LTV applicable to the Delivery Period Termination Date is the LTV for the next preceding Regular Distribution Date, unless the Delivery Period Termination Date is before June 15, 2002, in which case the LTVs for June 15, 2002 shall apply.

      -- The initial average life of the Series A-1 and B Equipment Notes for any Aircraft shall not extend beyond 14.0 years and 11.3 years, respectively, from the Issuance Date.

      -- As of the Delivery Period Termination Date, the average life of the Class A-1 Certificates and the Class B Certificates shall not be more than 10.7 years and 8.5 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

      -- The final expected distribution date of each Class of Offered Certificates shall be as set forth on the cover page of this Prospectus Supplement.

      -- The final maturity date of the Series A-2 Equipment Notes shall be June 15, 2011, and there shall be no scheduled amortization of such Equipment Notes.

      -- The original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust.

      -- As of the Delivery Period Termination Date (assuming Equipment Notes are acquired by the Trusts for all of the Aircraft), the aggregate principal amount of the Series A-2 Equipment Notes shall equal the original face amount of the Class A-2 Certificates.

      -- The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

      -- The payment dates for the Series A-1, A-2 and B Equipment Notes must be June 15 and December 15, and basic rent under the Leases must be payable on such dates.

      -- Basic rent, stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes.

      -- The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance.

      -- (a) The past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases, (e) the interest rate payable with respect to stipulated loss value in the Leases, and (f) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case shall be provided as set forth in the forms of Participation Agreements, Lease and Indentures attached as exhibits to the Note Purchase Agreement (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements contemplated by the Note Purchase Agreement, as follows:

      -- In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of Continental's rights under its purchase agreement with the Aircraft manufacturer and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby,
           (ii) to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances),
           (iii) to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

      -- In the case of the Leases, modifications are prohibited to certain provisions regarding the obligation of Continental (i) to pay basic rent, stipulated loss value and termination value to the Leased Aircraft Trustee, (ii) to record the Leased Aircraft Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft, (iii) to furnish certain opinions with respect to a replacement airframe and (iv) to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

      -- In the case of the Participation Agreements, modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA, (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

      -- In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity

           Provider or the Loan Trustee in the definition of "Make-Whole Premium". Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Mortgagee or the Certificateholders.

POSSIBLE ISSUANCE OF CLASS D CERTIFICATES

     Continental may elect to issue Series D Equipment Notes in connection with the financing of Aircraft, which will be funded from sources other than this offering (the "Offering"). Continental may elect to fund the sale of the Series D Equipment Notes through the sale of Pass Through Certificates (the "Class D Certificates") issued by a Class D Continental Airlines 2001-1 Pass Through Trust (the "Class D Trust"). Continental will not issue any Series D Equipment Notes at any time prior to the consummation of this Offering. The Note Purchase Agreement provides that Continental's ability to issue any Series D Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Certificates. If the Class D Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. If Series D Equipment Notes are issued to any one other than the Class D Trust, such Series D Equipment Notes will nevertheless be subject to provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Default, to direct the Loan Trustee in taking action under the applicable Indenture. See "Description of the Intercreditor Agreement".

LIQUIDATION OF ORIGINAL TRUSTS

     On the earlier of (i) the first Business Day after September 30, 2002 or, if later, the fifth Business Day after the Delivery Period Termination Date and
(ii) the fifth Business Day after the occurrence of a Triggering Event (such Business Day, the "Transfer Date"), each of the Offered Certificate Trusts established on the Issuance Date (the "Original Trusts") will transfer and assign all of its assets and rights to a newly created successor trust (each, a "Successor Trust") with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and
(ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The institution acting as Trustee of each of the Original Trusts (each, an "Original Trustee") will also act as Trustee of the corresponding Successor Trust (each, a "New Trustee"). Each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Offered Certificate Trusts and the applicable Trustees, Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trusts will, in the opinion of Tax Counsel, be treated as grantor trusts. See "Certain U.S. Federal Income Tax Consequences".

TERMINATION OF THE TRUSTS

     The obligations of Continental and the applicable Trustee with respect to an Offered Certificate Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Trust Supplements, Section 7.01)

THE TRUSTEES

     The Trustee for each Trust will be Wilmington Trust Company. The Trustees' address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

BOOK-ENTRY; DELIVERY AND FORM

     Upon issuance, each Class of Offered Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream, Luxembourg. See "Description of the Certificates--Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Offered Certificates and the limited circumstances under which definitive certificates may be issued for the Offered Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in the Offered Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following summary describes all material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Offered Certificate Trust will enter into a separate Deposit Agreement with the Depositary. Pursuant to the Escrow Agreements, the Depositary will establish separate accounts into which the proceeds of the Offering attributable to Certificates of the applicable Trust will be deposited (each, a "Deposit") on behalf of such Escrow Agent. Pursuant to the Deposit Agreement with respect to each Offered Certificate Trust (each, a "Deposit Agreement"), on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. After the Issuance Date, upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Offered Certificate Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Offered Certificate Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

UNUSED DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See "Description of the Certificates--Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each such Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Continental. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft". Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

     If any funds remain as Deposits with respect to any Offered Certificate Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Offered Certificate Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date"), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Certificateholders of such Trust after at least 15 days' prior written notice. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series B Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the Series A-1 and A-2 Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class B Certificates as compared to the other Offered Certificates.

DISTRIBUTION IF CLASS C CERTIFICATES NOT ISSUED

     If the Class C Certificates have not been issued by December 31, 2001, Continental will cause to be distributed to the Class A-1 Certificateholders or Class B Certificateholders (or both) by such date a portion of the Deposits held for them, together with accrued and unpaid interest thereon and a Deposit Make-Whole Premium. Such distribution will be in an amount sufficient to obtain written confirmation from Moody's and Standard & Poor's that, upon effectiveness of such distribution, the ratings of the Class A-1, A-2 and B Certificates will not be withdrawn, suspended or downgraded due to failure to issue Class C Certificates.

     "Deposit Make-Whole Premium" means, with respect to the distribution to holders of Class A-1 or B Certificates of a portion of the Deposits held for them if Class C Certificates are not issued, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of
(i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes in the amount of the remaining Deposits for such Class on each such Regular Distribution Date under the Assumed Amortization Schedule (assuming a pro rata reduction in the amortization amounts), such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the amount of such Deposits to be distributed to the holders of such Certificates plus accrued and unpaid interest to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Offered Certificate Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes all material terms of the escrow and paying agent agreements (the "Escrow Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

     First Security Bank, N.A., as escrow agent in respect of each Offered Certificate Trust (the "Escrow Agent"), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Offered Certificate Trust (the "Paying Agent"), each Trustee of an Offered Certificate Trust and the Underwriters will enter into a separate Escrow Agreement for the benefit of the Certificateholders of each Offered Certificate Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of Certificates of each Offered Certificate Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. Each Escrow Agent shall permit the Trustee of the related Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow such Trustee to purchase the related Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts ("Escrow Receipts") which will be affixed by the relevant Trustee to each Offered Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes all material terms of the Offered Certificate Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Offered Certificate Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Offered Certificate Liquidity Facilities and the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Offered Certificate Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The provisions of the Offered Certificate Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     Landesbank Hessen-Thuringen Girozentrale (the "Offered Certificate Liquidity Provider") will enter into a separate revolving credit agreement (each, an "Offered Certificate Liquidity Facility") with the Subordination Agent with respect to each Offered Certificate Trust. Under each Offered Certificate Liquidity Facility, the Offered Certificate Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the related Offered Certificates on up to three consecutive semiannual Regular Distribution Dates at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the "Stated Interest Rates"). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Offered Certificate Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial liquidity provider with respect to each Offered Certificate Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances.

DRAWINGS

     The aggregate amount available under the Liquidity Facility for each Offered Certificate Trust at June 15, 2002, the first Regular Distribution Date after the first 21 Aircraft available to be financed in the Offering are scheduled to have been delivered, assuming that such Aircraft are so financed, that Equipment Notes in the maximum principal amount with respect to all such Aircraft are acquired by the Trusts and that all interest and principal due on or prior to June 15, 2002 is paid, will be as follows:

        TRUST                                                       AVAILABLE AMOUNT
        -----                                                       ----------------
        Class A-1.................................................     $
        Class A-2.................................................
        Class B...................................................

     Except as otherwise provided below, the Liquidity Facility for each Offered Certificate Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Offered Certificate Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Offered Certificate Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under an Offered Certificate Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Offered Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Offered Certificate Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

     Each payment by an Offered Certificate Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Offered Certificate Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Offered Certificate Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Offered Certificate Liquidity Facility in respect of interest on the Certificates of such Offered Certificate Trust will be reinstated to an amount not to exceed the then Required Amount of the related Offered Certificate Liquidity Facility. However, such Offered Certificate Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Offered Certificate Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Offered Certificate Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Offered Certificate Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under
Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

     If at any time the short-term unsecured debt rating of the Offered Certificate Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating for the relevant Class (except under certain circumstances subject to written confirmation of the Rating Agencies that such circumstances will not result in the downgrading, withdrawal or suspension of the ratings of the relevant Class of Offered Certificates), and such Liquidity Facility is not replaced with a Replacement Facility within ten days (or 45 days if Standard and Poor's downgrades the Liquidity Provider's ratings from A-1+ to A-1) after notice of such downgrading and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Offered Certificate Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

     A "Replacement Facility" for any Offered Certificate Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Offered Certificate Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Offered Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Offered Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the applicable initial Offered Certificate Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's.

     The Liquidity Facility for each Offered Certificate Trust provides that the applicable Liquidity Provider's obligations thereunder will expire on the earliest of:

      -- 364 days after the initial issuance date of the Offered Certificates (the "Issuance Date") (counting from, and including, the Issuance
           Date).

      -- The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Offered Certificates of such Trust have been paid in full.

      -- The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

      -- The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

      -- The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

     Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent. Under certain circumstances the Offered Certificate Liquidity Provider may extend its Liquidity Facilities to the date that is 15 days after the Final Maturity Date for the relevant Class of Offered Certificates.

     The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Offered Certificate Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Offered Certificate Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

     Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the liquidity facility for any Offered Certificate Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any liquidity provider shall determine not to extend any liquidity facility for an Offered Certificate Trust, then such liquidity provider may, at its option, arrange for a Replacement Facility to replace such liquidity facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such liquidity facility and (ii) at any time after such scheduled expiration date. The Offered Certificate Liquidity Provider may also arrange for a Replacement Facility to replace any of its liquidity facilities at any time after it has extended such liquidity facility to the date that is 15 days after the Final Maturity Date for the relevant class of Offered Certificates or at any time after a Downgrade Drawing under such liquidity facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Offered Certificate Liquidity Facility, the funds with respect to such liquidity facility on deposit in the Cash Collateral Account for such Trust will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Offered Certificate Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Offered Certificate Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

     Drawings under any Offered Certificate Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Offered Certificate Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Offered Certificate Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

  INTEREST DRAWINGS AND FINAL DRAWINGS

     Amounts drawn by reason of an Interest Drawing or Final Drawing under an Offered Certificate Liquidity Facility will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.50% per annum (subject to an increase under certain circumstances up to a maximum of 2% per annum). Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.50% per annum (subject to an increase under certain circumstances up to a maximum of 2% per annum). In the case of the Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.50% per annum (subject to an increase under certain circumstances up to a maximum of 2% per annum) on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent 1/4 of 1%).

     "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

  DOWNGRADE DRAWINGS AND NON-EXTENSION DRAWINGS

     The amount drawn under any Offered Certificate Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

      -- Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

      -- Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

      -- The balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing under any of the Offered Certificate Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate) plus 1.50% per annum (subject to an increase under certain circumstances up to a maximum of 2% per annum).

     Any Non-Extension Drawing under any of the Offered Certificate Liquidity Facilities, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified margin on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings", the Base Rate) plus 1.50% per annum (subject to an increase under certain circumstances up to a maximum of 2% per annum).

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Offered Certificate Liquidity Facility (each, an "Offered Certificate Liquidity Event of Default") will consist of:

      -- The acceleration of all the Equipment Notes (provided, that if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $300 million).

      -- Certain bankruptcy or similar events involving Continental. (Offered Certificate Liquidity Facilities, Section 1.01)

     If (i) any Offered Certificate Liquidity Event of Default under any Offered Certificate Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

      -- The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

      -- The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

      -- Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

      -- All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Offered Certificate Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions". (Offered Certificate Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights", a liquidity provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

OFFERED CERTIFICATE LIQUIDITY PROVIDER

     The initial liquidity provider for the Offered Certificates will be Landesbank Hessen-Thuringen Girozentrale. Landesbank Hessen-Thuringen Girozentrale has short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes all material provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

INTERCREDITOR RIGHTS

  CONTROLLING PARTY

     Each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

     After the occurrence and during the continuance of an Indenture Default under such Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

      -- The Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger principal amount of Certificates outstanding at the time that the Indenture Default occurs.

      -- Upon payment of Final Distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

      -- Upon payment of Final Distributions to the holders of Class A-1 and A-2 Certificates, the Class B Trustee.

      -- Upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee.

      -- Under certain circumstances, and notwithstanding the foregoing, the liquidity provider with the largest amount owed to it, as discussed in the next paragraph.

     At any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated (provided that if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $300 million), the liquidity provider with the highest outstanding amount of Liquidity Obligations shall have the right to become the Controlling Party with respect to any Indenture.

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies".

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

  SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Continental under the related Lease may not be adjusted during this nine-month period, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Continental under such Lease before giving effect to such adjustment.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon. The Minimum Sale Price for such Aircraft and the discounted present value of all rentals shall be determined using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

PRIORITY OF DISTRIBUTIONS

  BEFORE A TRIGGERING EVENT

     So long as no Triggering Event shall have occurred (whether or not continuing), all payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

      -- To the Liquidity Providers to the extent required to pay the Liquidity Expenses.

      -- To the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations.

      -- To the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount.

      -- To the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions.

      -- To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

      -- To the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates.

      -- If Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

      -- To the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Providers all principal, interest, fees and other amounts owing to them under each Liquidity Facility or certain other agreements (or such lesser amount as any Liquidity Provider may otherwise agree).

     "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to any Deposits relating to such Trust) and (2) the difference between:

          (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and

          (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

     For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes held in such Trust and being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment), in each case excluding interest, if any, payable with respect to any Deposits relating to such Trust".

  AFTER A TRIGGERING EVENT

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

      -- To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes, any Trust Indenture Estate under (and as defined in any Leased Aircraft Indenture) or Collateral under (and as defined in) any Owned Aircraft Indenture (collectively, the "Administration Expenses").

      -- To the Liquidity Providers to the extent required to pay the Liquidity Expenses.

      -- To the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations.

      -- To the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless
           (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause
           (x) of this clause is applicable).

      -- To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

      -- To the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates. If available funds are insufficient to pay an Adjusted Expected Distribution to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions.

      -- To the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates.

      -- To the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

      -- If Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to any Deposits relating to such Trust) and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of any Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of any Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement (the amount described in this clause (i), the "Current Pool Balance"), over
     (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the product of (A) (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes, multiplied by (B) (i) in the case of the Class A-1 Certificates or Class A-2 Certificates, a fraction the numerator of which equals the Current Pool Balance for the Class A-1 Certificates or Class A-2 Certificates, as the case may be, and the denominator of which equals the aggregate Current Pool Balance for the Class A-1 Certificates and Class A-2 Certificates, and (ii) in the case of the Class B Certificates or the Class C Certificates, 1.0.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for each Class of Offered Certificates as of any Distribution Date, the percentages set forth in the following table:

                 CLASS A-1      CLASS A-2       CLASS B
                CERTIFICATES   CERTIFICATES   CERTIFICATES
                ------------   ------------   ------------
                        %              %              %

The LTV Ratio for the Class C Certificates will be determined prior to the issuance thereof.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Lease, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request instructions from the Trustee(s) and shall vote or consent in accordance with the directions of such Trustee(s) and (ii) if any Indenture Default (which, in the case of any Leased Aircraft Indenture, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Providers, reduce the amount of rent, supplemental rent or stipulated loss values payable by Continental under any Lease or reduce the amount of principal or interest payable by Continental under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b))

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

     If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

     Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. Continental and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of nine Boeing 737-824 aircraft, five Boeing 737-924 aircraft, six Boeing 767-424ER aircraft and one 777-224ER aircraft (collectively, the "Aircraft"), all of which will be newly delivered by the manufacturer during the Delivery Period. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

  BOEING 737-824 AIRCRAFT

     The Boeing 737-824 aircraft is a medium-range aircraft with a seating capacity of approximately 150 passengers. The engine type utilized on Continental's 737-824 aircraft is the CFM International, Inc. CFM56-7B26.

  BOEING 737-924 AIRCRAFT

     The Boeing 737-924 aircraft is a medium-range aircraft with a seating capacity of approximately 167 passengers. The engine type utilized on Continental's 737-924 aircraft is the CFM International, Inc. CFM56-7B26.

  BOEING 767-424ER AIRCRAFT

     The Boeing 767-424ER aircraft is a long-range aircraft with a seating capacity of approximately 235 passengers. The engine type utilized on Continental's 767-424ER aircraft is the General Electric CF6-80C2B8F.

  BOEING 777-224ER AIRCRAFT

     The Boeing 777-224ER aircraft is a long-range aircraft with a seating capacity of approximately 283 passengers. The engine type utilized on Continental's 777-224ER aircraft is the General Electric GE90-90B.

THE APPRAISALS

     The table below sets forth the appraised values of the aircraft that may be financed with the proceeds of this Offering, as determined by Aircraft Information Services, Inc. ("AISI"), AVITAS, Inc. ("AVITAS") and Morten Beyer and Agnew, Inc. ("MBA"), independent aircraft appraisal and consulting firms (the "Appraisers"). Under the Note Purchase Agreement, Continental will select to be financed pursuant to this Offering nine of the twelve Boeing 737-824 aircraft listed below, five of the seven Boeing 737-924 aircraft listed below, six of the ten Boeing 767-424ER aircraft listed below and one of the two 777-224ER aircraft listed below.

                    EXPECTED                        SCHEDULED               APPRAISER'S VALUATIONS
                  REGISTRATION   MANUFACTURER'S     DELIVERY      ------------------------------------------    APPRAISED
 AIRCRAFT TYPE       NUMBER      SERIAL NUMBER      MONTH(1)          AISI          AVITAS          MBA          VALUE(2)
----------------  ------------   --------------   -------------   ------------   ------------   ------------   ------------
Boeing 737-824       N76269          31588        October 2001    $ 51,520,000   $ 45,900,000   $ 49,220,000   $ 48,880,000
Boeing 737-824       N73270          31632        October 2001      51,520,000     45,900,000     49,220,000     48,880,000
Boeing 737-824       N35271          31589        November 2001     51,680,000     45,900,000     49,320,000     48,966,667
Boeing 737-824       N36272          31590        November 2001     51,680,000     45,900,000     49,320,000     48,966,667
Boeing 737-824       N37273          31591        December 2001     51,850,000     45,900,000     49,420,000     49,056,667
Boeing 737-824       N37274          31592        January 2002      52,010,000     46,400,000     49,520,000     49,310,000
Boeing 737-824       N73275          31593        February 2002     52,170,000     46,400,000     49,620,000     49,396,667
Boeing 737-824       N73276          31594        February 2002     52,170,000     46,400,000     49,620,000     49,396,667
Boeing 737-824       N37277          31595         March 2002       52,330,000     46,400,000     49,720,000     49,483,333
Boeing 737-824       N73278          31596          June 2002       52,830,000     46,700,000     50,020,000     49,850,000
Boeing 737-824       N79279          31597          June 2002       52,830,000     46,700,000     50,020,000     49,850,000
Boeing 737-824       N36280          31598          June 2002       52,830,000     46,700,000     50,020,000     49,850,000

Boeing 737-924       N37408          30125        October 2001      52,720,000     47,900,000     50,440,000     50,353,333
Boeing 737-924       N37409          30126        November 2001     52,890,000     47,900,000     50,540,000     50,443,333
Boeing 737-924       N75410          30127        December 2001     53,050,000     47,900,000     50,640,000     50,530,000
Boeing 737-924       N71411          30128        January 2002      53,210,000     48,400,000     50,740,000     50,740,000
Boeing 737-924       N31412          30129         March 2002       53,550,000     48,400,000     50,950,000     50,950,000
Boeing 737-924       N37413          30130          May 2002        53,880,000     48,800,000     51,170,000     51,170,000
Boeing 737-924       N30414          30131          June 2002       54,050,000     48,800,000     51,270,000     51,270,000

Boeing 767-424ER     N66057          29452        January 2002     108,890,000     95,500,000    100,190,000    100,190,000
Boeing 767-424ER     N67058          29453        January 2002     108,890,000     95,500,000    100,190,000    100,190,000
Boeing 767-424ER     N69059          29454        February 2002    109,240,000     95,500,000    100,400,000    100,400,000
Boeing 767-424ER     N78060          29455        February 2002    109,240,000     95,500,000    100,400,000    100,400,000
Boeing 767-424ER     N68061          29456         March 2002      109,570,000     95,500,000    100,610,000    100,610,000
Boeing 767-424ER     N76062          29457         March 2002      109,570,000     95,500,000    100,610,000    100,610,000
Boeing 767-424ER     N69063          29458         April 2002      109,920,000     96,200,000    100,820,000    100,820,000
Boeing 767-424ER     N76064          29459         April 2002      109,920,000     96,200,000    100,820,000    100,820,000
Boeing 767-424ER     N76065          29460          May 2002       110,260,000     96,200,000    101,020,000    101,020,000
Boeing 767-424ER     N77066          29461          May 2002       110,260,000     96,200,000    101,020,000    101,020,000

Boeing 777-224ER     N78017          31679         March 2002      143,880,000    128,500,000    143,280,000    138,553,333
Boeing 777-224ER     N37018          31680         April 2002      144,340,000    129,500,000    143,570,000    139,136,667

------------
(1) The actual delivery date for any aircraft may be subject to delay or acceleration. See "--Deliveries of Aircraft".

(2) The appraised value of each aircraft for purposes of this Offering is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

     For purposes of the foregoing chart, AISI, AVITAS and MBA each was asked to provide its opinion as to the appraised value of each aircraft projected as of the scheduled delivery month of each such aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

     An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates.

DELIVERIES OF AIRCRAFT

     The aircraft that may be financed with the proceeds of this Offering are scheduled for delivery under Continental's purchase agreements with The Boeing Company ("Boeing") from October 2001 through June 2002. See the table under "--The Appraisals" for the scheduled month of delivery of each such aircraft. Under such purchase agreements, delivery of an aircraft may be delayed due to "Excusable Delay", which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence.

     The Note Purchase Agreement provides that the delivery period (the "Delivery Period") will expire on September 30, 2002, subject to extension if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustees on or prior to such date due to any reason beyond the control of Continental and not occasioned by Continental's fault or negligence, to the earlier of (i) the date on which the Trustees purchase Equipment Notes relating to the last Aircraft (or a Substitute Aircraft in lieu thereof) and (ii) December 31, 2002. In addition, if a labor strike occurs at Boeing prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.

     If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond September 30, 2002, Continental has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See "--Substitute Aircraft". If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Continental does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon but without a premium. See "Description of the Deposit Agreements--Unused Deposits".

SUBSTITUTE AIRCRAFT

     If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond September 30, 2002, Continental may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a "Substitute Aircraft") therefor meeting the following conditions:

      -- A Substitute Aircraft must be a Boeing 737-800, 737-900, 767-400ER or 777-200ER aircraft manufactured after the Issuance Date.

      -- One or more Substitute Aircraft of the same or different types may be substituted for one or more Aircraft of the same or different types so long as after giving effect thereto the maximum principal amount of Equipment Notes of each Series issued in respect of the Substitute Aircraft under the Mandatory Economic Terms would not exceed the maximum principal amount of the Equipment Notes of each Series that could have been issued under the Mandatory Economic Terms in respect of the replaced Aircraft.

      -- Continental will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes all material terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement set forth in the Prospectus. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft. Unless Class C Certificates are issued, no Series C Equipment Notes will be issued and you should consider all references to Series C Equipment Notes in this Prospectus Supplement to mean "Series C Equipment Notes when issued".

     Under the Note Purchase Agreement, Continental will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

      -- If Continental chooses to enter into a leveraged lease financing with respect to an Aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a Lease and a Leased Aircraft Indenture (among other documents) relating to the financing of such Leased Aircraft.

      -- If Continental chooses to enter into a secured debt financing with respect to an Aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft.

     The description of such financing agreements in this Prospectus Supplement is based on the forms of such agreements annexed to the Note Purchase Agreement. However, the terms of the financing agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. In the case of a Leased Aircraft, this is because a third party--the owner participant that will be the beneficial owner of the Leased Aircraft (the "Owner Participant")--will provide a portion of the financing of such Aircraft and may request changes. In addition, the purchaser of Class C Certificates may request changes to the forms of financing agreements attached to the Note Purchase Agreement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements are required (i) to contain the Mandatory Document Terms and (ii) not to vary the Mandatory Economic Terms for the Offered Certificates. In addition, Continental will be obligated to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Certificates--Obligation to Purchase Equipment Notes". Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

GENERAL

     Equipment Notes will be issued in up to four series with respect to each Aircraft (the "Series A-1 Equipment Notes", the "Series A-2 Equipment Notes", the "Series B Equipment Notes", the "Series C Equipment Notes", and, collectively, the "Equipment Notes"). Continental may elect to issue a fifth series of Equipment Notes with respect to an Aircraft (the "Series D Equipment Notes"), which will be funded from sources other than this Offering. See "Description of the Certificates--Possible Issuance of Class D Certificates". The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as owner trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft (each, an "Owner

Trustee"), and Wilmington Trust Company, as indenture trustee thereunder (each, a "Leased Aircraft Trustee"). The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between Continental and Wilmington Trust Company, as indenture trustee thereunder (each, an "Owned Aircraft Trustee" and, together with the other Owned Aircraft Trustees and the Leased Aircraft Trustees, the "Loan Trustees"). The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the Prospectus.

     The related Owner Trustee will lease each Leased Aircraft to Continental pursuant to a separate Lease between such Owner Trustee and Continental with respect to such Leased Aircraft. Under each Lease, Continental will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Continental. Continental's rental obligations under each Lease and Continental's obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Continental.

     Continental may, subject to some conditions, elect to convert a secured debt financing to a leveraged lease financing within 120 days after such secured debt financing by entering into a sale-leaseback transaction. Continental will be permitted to convert an Owned Aircraft into a Leased Aircraft only if Continental (1) furnishes to the relevant Owned Aircraft Trustee an opinion that the Pass Through Trusts will not be subject to U.S. federal income tax as a result of such transaction, (2) furnishes to the relevant Owned Aircraft Trustee either (A) an opinion that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such transaction had not occurred or (B) both an opinion that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such transaction and should be subject to U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such transaction had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Owned Aircraft Trustee and (3) obtains written confirmation from each Rating Agency that such transaction will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

      -- Series A-1 and Series A-2 Equipment Notes issued in respect of an Aircraft will rank equally in right of payment and will rank senior to other Equipment Notes issued in respect of such Aircraft.

      -- Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A-1 and Series A-2 Equipment Notes issued in respect of such Aircraft and will rank senior to the Series C Equipment Notes and, if applicable, Series D Equipment Notes issued in respect of such Aircraft.

      -- Series C Equipment Notes issued in respect of an Aircraft will rank junior to the Series A-1, Series A-2 and Series B Equipment Notes issued in respect of such Aircraft and, if Series D Equipment Notes are issued in respect of such Aircraft, senior to such Series D Equipment Notes.

      -- If Continental elects to issue Series D Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A-1, A-2, B and C Equipment Notes issued with respect to such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Offered Certificate Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Offered Certificate Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Series A-1, A-2 and B Equipment Note at the rate applicable to such Equipment Note on June 15 and December 15 of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Scheduled principal payments on the Series A-1 and Series B Equipment Notes will be made on June 15 and December 15 in certain years. The entire principal amount of the Series A-2 Equipment Notes is scheduled to be paid on June 15, 2011. See "Description of the Certificates--Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Continental under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indentures, Section 2.10)

     If Continental exercises its right to terminate a Lease under Section 9 of such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus, in the case of the Series A-1, A-2 and B Equipment Notes, a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)) See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Lease Termination".

     All of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under
Section 11 of the applicable Participation Agreement, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed prior to maturity at any time at the option of Continental, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus, in the case of the Series A-1, A-2 and B Equipment Notes, a Make-Whole Premium. (Indentures, Section 2.11) If notice of such a redemption shall have been given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date. (Leased Aircraft Indentures, Section 2.12)

     If, with respect to a Leased Aircraft, (x) one or more Lease Events of Default shall have occurred and been continuing, (y) in the event of a bankruptcy proceeding involving Continental, (i) during the Section 1110 Period, the trustee in such proceeding or Continental does not assume or agree to perform its obligations under the related Lease or (ii) at any time after assuming or agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium shall be payable with respect to the Series A-1, A-2 and B Equipment Notes if such Equipment Notes are to be purchased pursuant to clause
(x) when a Lease Event of Default shall have occurred and been continuing for less than 120 days). (Leased Aircraft Indentures, Section 2.13) Continental as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

     "Make-Whole Premium" means, with respect to any Series A-1, A-2 or B Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

  LEASED AIRCRAFT

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by:

      -- An assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder.

      -- A mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Continental under such Lease.

      -- An assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Continental and the Aircraft manufacturer.

     Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Continental for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Continental under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Continental to such Owner Trustee. (Leased Aircraft Indentures, Granting Clause) The Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or Leases (except in certain cases, if any, where the related Owner Participant and Continental shall agree to cross-collateralization). Accordingly, any excess proceeds from the exercise of remedies with respect to the Equipment Notes relating to an Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

  OWNED AIRCRAFT

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by:

      --   A mortgage to the Owned Aircraft Trustee of such Aircraft.

      -- An assignment to the Owned Aircraft Trustee of certain of Continental's rights under its purchase agreement with the Aircraft manufacturer.

  CASH

     Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the Leased Aircraft or Continental in the case of the Owned Aircraft, in investments described in the related Indenture. (Leased Aircraft Indentures, Section 5.09; Owned Aircraft Indentures, Section 6.06)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following tables set forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of Leased Aircraft and Owned Aircraft as of December 15, 2001 and the December 15 Regular Distribution Dates thereafter, assuming that the Equipment Notes (including Series C Equipment Notes) in the maximum principal amount are issued in respect of each such Aircraft. These examples were utilized by Continental in preparing the Assumed Amortization Schedule, although the amortization schedule for the Series A-1, Series B and Series C Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. For example, in the event the final maturity date of the Series A-1, Series B or Series C Equipment Notes for a Boeing 737-824 aircraft were significantly earlier than that shown below, the average life of the related Certificates may be correspondingly reduced, subject to compliance with the Mandatory Economic Terms. See "Description of the Certificates--Pool Factors". Although the following tables do not contain illustrative loan to Aircraft value ratios for Equipment Notes issued in respect of an owned Boeing 777-224ER Aircraft, Continental will have the option of entering into a secured debt financing with respect to each Aircraft. The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following tables are based on the assumption (the "Depreciation Assumption") that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 3% of the initial appraised value per year for the first fifteen years after the year of delivery of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                                          BOEING 737-824
                          -------------------------------------------------------------------------------
                                     LEASED AIRCRAFT                           OWNED AIRCRAFT
                          --------------------------------------   --------------------------------------
                           EQUIPMENT                                EQUIPMENT
                             NOTE        ASSUMED                      NOTE        ASSUMED
                          OUTSTANDING    AIRCRAFT                  OUTSTANDING    AIRCRAFT
                            BALANCE       VALUE        LOAN TO       BALANCE       VALUE        LOAN TO
DATE                      (MILLIONS)    (MILLIONS)   VALUE RATIO   (MILLIONS)    (MILLIONS)   VALUE RATIO
----                      -----------   ----------   -----------   -----------   ----------   -----------
December 15, 2001.......     $26.59       $48.88        54.4%        $30.62        $48.97        62.5%
December 15, 2002.......      25.72        47.41        54.2          27.66         47.50        58.2
December 15, 2003.......      24.78        45.95        53.9          26.17         46.03        56.9
December 15, 2004.......      23.78        44.48        53.5          24.77         44.56        55.6
December 15, 2005.......      22.70        43.01        52.8          24.02         43.09        55.7
December 15, 2006.......      21.55        41.55        51.9          23.37         41.62        56.1
December 15, 2007.......      20.32        40.08        50.7          22.71         40.15        56.6
December 15, 2008.......      19.32        38.62        50.0          17.35         38.68        44.9
December 15, 2009.......      18.43        37.15        49.6          15.13         37.21        40.7
December 15, 2010.......      17.48        35.68        49.0          12.59         35.75        35.2
December 15, 2011.......      16.47        34.22        48.1           0.00            NA          NA
December 15, 2012.......      15.46        32.75        47.2           0.00            NA          NA
December 15, 2013.......      14.43        31.28        46.1           0.00            NA          NA
December 15, 2014.......      13.33        29.82        44.7           0.00            NA          NA
December 15, 2015.......      12.19        28.35        43.0           0.00            NA          NA
December 15, 2016.......      11.06        26.88        41.2           0.00            NA          NA
December 15, 2017.......       9.89        24.93        39.7           0.00            NA          NA
December 15, 2018.......       8.66        22.97        37.7           0.00            NA          NA
December 15, 2019.......       4.80        21.02        22.8           0.00            NA          NA
December 15, 2020.......       2.37        19.06        12.4           0.00            NA          NA
December 15, 2021.......       0.00           NA          NA           0.00            NA          NA

                                                          BOEING 737-924
                          -------------------------------------------------------------------------------
                                     LEASED AIRCRAFT                           OWNED AIRCRAFT
                          --------------------------------------   --------------------------------------
                           EQUIPMENT                                EQUIPMENT
                             NOTE        ASSUMED                      NOTE        ASSUMED
                          OUTSTANDING    AIRCRAFT                  OUTSTANDING    AIRCRAFT
                            BALANCE       VALUE        LOAN TO       BALANCE       VALUE        LOAN TO
DATE                      (MILLIONS)    (MILLIONS)   VALUE RATIO   (MILLIONS)    (MILLIONS)   VALUE RATIO
----                      -----------   ----------   -----------   -----------   ----------   -----------
December 15, 2001.......     $30.38       $50.35        60.3%        $31.04        $50.44        61.5%
December 15, 2002.......      30.38        48.84        62.2          27.80         48.93        56.8
December 15, 2003.......      29.27        47.33        61.8          26.83         47.42        56.6
December 15, 2004.......      27.91        45.82        60.9          25.96         45.90        56.6
December 15, 2005.......      25.20        44.31        56.9          25.18         44.39        56.7
December 15, 2006.......      23.21        42.80        54.2          24.50         42.88        57.2
December 15, 2007.......      21.24        41.29        51.4          22.71         41.36        54.9
December 15, 2008.......      19.70        39.78        49.5          16.44         39.85        41.3
December 15, 2009.......      17.89        38.27        46.8          14.59         38.34        38.1
December 15, 2010.......      13.80        36.76        37.5          12.70         36.82        34.5
December 15, 2011.......      10.06        35.25        28.6           0.00            NA          NA
December 15, 2012.......      10.06        33.74        29.8           0.00            NA          NA
December 15, 2013.......      10.06        32.23        31.2           0.00            NA          NA
December 15, 2014.......      10.06        30.72        32.8           0.00            NA          NA
December 15, 2015.......      10.06        29.20        34.5           0.00            NA          NA
December 15, 2016.......       9.13        27.69        33.0           0.00            NA          NA
December 15, 2017.......       7.34        25.68        28.6           0.00            NA          NA
December 15, 2018.......       7.34        23.67        31.0           0.00            NA          NA
December 15, 2019.......       7.34        21.65        33.9           0.00            NA          NA
December 15, 2020.......       4.06        19.64        20.7           0.00            NA          NA
December 15, 2021.......       0.00           NA          NA           0.00            NA          NA

                                                         BOEING 767-424ER
                          -------------------------------------------------------------------------------
                                     LEASED AIRCRAFT                           OWNED AIRCRAFT
                          --------------------------------------   --------------------------------------
                           EQUIPMENT                                EQUIPMENT
                             NOTE        ASSUMED                      NOTE        ASSUMED
                          OUTSTANDING    AIRCRAFT                  OUTSTANDING    AIRCRAFT
                            BALANCE       VALUE        LOAN TO       BALANCE       VALUE        LOAN TO
DATE                      (MILLIONS)    (MILLIONS)   VALUE RATIO   (MILLIONS)    (MILLIONS)   VALUE RATIO
----                      -----------   ----------   -----------   -----------   ----------   -----------
December 15, 2001.......     $63.25      $100.40        63.0%        $63.38       $100.19        63.3%
December 15, 2002.......      60.59        97.39        62.2          52.43         97.18        53.9
December 15, 2003.......      54.55        94.38        57.8          50.43         94.18        53.6
December 15, 2004.......      50.07        91.36        54.8          48.64         91.17        53.4
December 15, 2005.......      48.26        88.35        54.6          47.05         88.17        53.4
December 15, 2006.......      46.66        85.34        54.7          44.68         85.16        52.5
December 15, 2007.......      45.07        82.33        54.7          41.07         82.16        50.0
December 15, 2008.......      43.66        79.32        55.1          38.50         79.15        48.6
December 15, 2009.......      42.21        76.30        55.3          35.01         76.14        46.0
December 15, 2010.......      34.41        73.29        46.9          25.91         73.14        35.4
December 15, 2011.......      27.48        70.28        39.1           0.00            NA          NA
December 15, 2012.......      27.48        67.27        40.8           0.00            NA          NA
December 15, 2013.......      27.48        64.26        42.8           0.00            NA          NA
December 15, 2014.......      27.08        61.24        44.2           0.00            NA          NA
December 15, 2015.......      25.04        58.23        43.0           0.00            NA          NA
December 15, 2016.......      23.57        55.22        42.7           0.00            NA          NA
December 15, 2017.......      21.07        51.20        41.1           0.00            NA          NA
December 15, 2018.......      18.44        47.19        39.1           0.00            NA          NA
December 15, 2019.......      15.75        43.17        36.5           0.00            NA          NA
December 15, 2020.......       7.84        39.16        20.0           0.00            NA          NA
December 15, 2021.......       0.00           NA          NA           0.00            NA          NA

                                     BOEING 777-224ER
                          --------------------------------------
                                     LEASED AIRCRAFT
                          --------------------------------------
                           EQUIPMENT
                             NOTE        ASSUMED
                          OUTSTANDING    AIRCRAFT
                            BALANCE       VALUE        LOAN TO
DATE                      (MILLIONS)    (MILLIONS)   VALUE RATIO
----                      -----------   ----------   -----------
December 15, 2001.......    $ 86.49      $138.55        62.4%
December 15, 2002.......      82.54       134.40        61.4
December 15, 2003.......      74.35       130.24        57.1
December 15, 2004.......      68.55       126.08        54.4
December 15, 2005.......      66.07       121.93        54.2
December 15, 2006.......      63.89       117.77        54.3
December 15, 2007.......      61.72       113.61        54.3
December 15, 2008.......      59.79       109.46        54.6
December 15, 2009.......      57.81       105.30        54.9
December 15, 2010.......      47.05       101.14        46.5
December 15, 2011.......      37.65        96.99        38.8
December 15, 2012.......      37.65        92.83        40.6
December 15, 2013.......      37.65        88.67        42.5
December 15, 2014.......      37.48        84.52        44.3
December 15, 2015.......      34.56        80.36        43.0
December 15, 2016.......      32.20        76.20        42.3
December 15, 2017.......      28.78        70.66        40.7
December 15, 2018.......      25.19        65.12        38.7
December 15, 2019.......      21.52        59.58        36.1
December 15, 2020.......      10.64        54.04        19.7
December 15, 2021.......       0.00           NA          NA

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, Continental, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Continental under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Continental.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture will include:

      -- In the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default).

      -- The failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default), in the case of a Leased Aircraft Indenture, or Continental, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after the relevant Owner Trustee or Owner Participant, in the case of a Leased Aircraft Indenture, or Continental, in the case of an Owned Aircraft Indenture, receives written demand from the related Loan Trustee or holder of an Equipment Note.

      -- The failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods.

      -- Any representation or warranty made by the related Owner Trustee or Owner Participant, in the case of a Leased Aircraft Indenture, or Continental, in the case of an Owned Aircraft Indenture, in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

      -- Failure by Continental or the related Owner Trustee or Owner Participant to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

      -- The registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) or Continental (in the case of an Owned Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period).

      -- With respect to the Owned Aircraft, the lapse or cancellation of insurance required under the related Owned Aircraft Indenture.

      -- The occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Continental (in the case of the Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures, Section 5.01)

     There will not be cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Continental). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     If Continental fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults (or, in the case of certain Owner Participants, four or more immediately preceding semiannual basic rental payment defaults or, in total, eight or more previous semiannual basic rental payment defaults). The number of basic rent cure rights is subject to proportionate adjustment if basic rent is paid more frequently then semiannually. The applicable Owner Trustee also may cure any other default by Continental in the performance of its obligations under any Lease that can be cured with the payment of money. (Leased Aircraft Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 5.06)

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Continental instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Leased Aircraft Indentures, Section 4.04(b); Owned Aircraft Indentures,
Section 5.02(b))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or, in the case of a Leased Aircraft, such Lease with respect to the Aircraft subject to such Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period (a "Continuous Stay Period") in excess of 60 days subsequent to an entry of an order of relief pursuant to Chapter 11 of the Bankruptcy Code (the "Sixty-Day Section 1110 Period"); provided, however, that the requirement to exercise one or more of such remedies under such lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Sixty-Day Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Sixty-Day Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Sixty-Day Section 1110 Period with the approval of the relevant court to perform such lease in accordance with Section 1110(a)(2)(A) of the U.S. Bankruptcy Code and continues to perform as required by Section 1110(a)(2) of the U.S. Bankruptcy Code and cures any default (other than a default of the kind specified in Section 365(b)(2) of the U.S. Bankruptcy Code) within the applicable time period specified in Section 1110(a)(2)(B) of the U.S. Bankruptcy Code or (B) is an extension of the Sixty-Day Section 1110 Period with the consent of such Loan Trustee pursuant to Section 1110(b) of the U.S. Bankruptcy Code or (C) is the consequence of such Loan Trustee's own failure to give any requisite notice or demand to any person. See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Default under the Leases". Such remedies may be exercised by the related Leased Aircraft Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture and, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Continental under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Continental under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Section 4.04; Leases, Section 15) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

     If a bankruptcy proceeding involving Continental under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Continental does not agree to perform its obligations under such Lease, (ii) at any time after agreeing to perform such obligations, such trustee or Continental ceases to perform such obligations with the result that the Continuous Stay Period comes to an end or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the related Leased Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to lessors, conditional vendors and holders of security interests with respect to "equipment" (defined as described below). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustees that (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft or (y) if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case assuming that, at the time of such transaction, Continental holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver".

     The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "--The Leases and Certain Provisions of the Owned Aircraft Indentures--Events of Loss". The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by Continental or to any possible lessee of an Owned Aircraft if it is leased by Continental.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Leased Aircraft Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of Continental at the end of the term of such Lease to purchase the related Leased Aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01)

     Without the consent of the Liquidity Providers and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures, Section 10.01(a))

OWNER PARTICIPANT'S RIGHT TO RESTRUCTURE

     Certain Owner Participants will have the right, subject to certain conditions, to restructure the applicable leveraged lease transaction using a "cross-border lease", a tax lease or head-lease/sublease structure and any other type of transaction. In no event, however, shall any such restructuring (i) change the terms and conditions of the rights and obligations of any holder of Equipment Notes under the relevant Aircraft Operative Agreements or any holder of Certificates or (ii) expose any such holder to any additional risks. As a precondition to any such restructuring, the Owner Participant will be obligated to deliver to the Leased Aircraft Trustee an appropriate officer's certificate as to the satisfaction of the foregoing conditions and to obtain a written confirmation from the Rating Agencies prior to the implementation of such restructuring to the effect that such restructuring will not adversely affect the ratings of the Certificates.

INDEMNIFICATION

     Continental will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each liquidity provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Continental will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft will be leased to Continental by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). Each Owned Aircraft will be owned by Continental.

  LEASE TERM RENTALS AND PAYMENTS

     Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Continental for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease is payable by Continental on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Continental be less than the scheduled payments on the related Equipment Notes. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.01)

     "Lease Payment Date" means, with respect to each Lease, June 15 or December 15 during the term of such Lease.

     Payments of interest on the Series A-1, A-2 and B Equipment Notes issued by Continental under an Owned Aircraft Indenture are payable on June 15 and December 15 of each year, commencing on the first such date after issuance thereof. Payments of principal of the Series A-1, A-2 and B Equipment Notes issued by Continental under an Owned Aircraft Indenture will be payable on June 15 and December 15 in certain years or in full on final maturity.

  NET LEASE; MAINTENANCE

     Under the terms of each Lease, Continental's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease". Accordingly, Continental is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1, 8.1 and 11.1 and Annexes C and D) The Owned Aircraft Indentures impose comparable maintenance, service and repair obligations on Continental with respect to the Owned Aircraft. (Owned Aircraft Indentures, Section 4.02)

  POSSESSION, SUBLEASE AND TRANSFER

     Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Airframe or Engine are permitted. Subleases, in the case of Leased Aircraft, and leases, in the case of Owned Aircraft, are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize (in the case of the Leased Aircraft) Owner Trustee's title to, and the Loan Trustee's security interest in respect of, the applicable Aircraft. In addition, a sublessee or lessee may not be subject to insolvency or similar proceedings at the commencement of such sublease or lease. (Leases, Section 7, Owned Aircraft Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  REGISTRATION

     Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except (in the case of a Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of a Leased Aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, Continental has the right to register the Leased Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11) The Owned Aircraft Indentures contain comparable provisions with respect to registration of the Owned Aircraft in connection with a permitted lease of the Owned Aircraft. (Owned Aircraft Indentures, Section 4.02(e))

  LIENS

     Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Continental and, with respect to a Leased Aircraft, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of a

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

Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture. (Leases, Section 6; Owned Aircraft Indentures, Section 4.01)

  REPLACEMENT OF PARTS; ALTERATIONS

     Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Leases, Section
8.1 and Annex C; Owned Aircraft Indentures, Section 4.04(d))

  INSURANCE

     Continental is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than, in the case of Leased Aircraft, the stipulated loss value of such Aircraft (which will exceed the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft, together with accrued interest thereon) or, in the case of Owned Aircraft, the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the "Debt Balance"). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $3,500,000 per occurrence in the case of a Boeing 737-824 or 737-924 aircraft or $7,500,000 per occurrence in the case of a Boeing 767-424ER or 777-224ER aircraft, such proceeds up to the stipulated loss value or Debt Balance, as the case may be, of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $3,500,000 per occurrence in the case of a Boeing 737-824 or 737-924 aircraft or $7,500,000 per occurrence in the case of a Boeing 767-424ER or 777-224ER aircraft, such proceeds will be payable directly to Continental so long as an Indenture Event of Default does not exist with respect to the Owned Aircraft Indenture or (in the case of a Leased Aircraft) the Owner Trustee or Leased Aircraft Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Sections 11 and Annex D; Owned Aircraft Indentures, Section 4.06 and Annex B)

     In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee, in the case of an Owned Aircraft, or a permitted sublessee, in the case of a Leased Aircraft), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive

                                       S-82
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airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Leases, Section 11.1 and Annex D, Owned Aircraft Indentures, Section 4.06 and Annex B)

     Continental is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee or lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted sublessee or lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Leases, Annex D, Owned Aircraft Indentures, Section 4.06 and Annex B)

     Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Continental's fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Leases, Section 11.1 and Annex D, Owned Aircraft Indentures, Section 4.06 and Annex B)

     In respect of each Aircraft, Continental is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of the Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and the Liquidity Providers under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted sublessee or any other person. (Leases, Annex D, Owned Aircraft Indentures, Section 4.06 and Annex B)

  LEASE TERMINATION

     Unless a Lease Event of Default shall have occurred and be continuing, Continental may terminate any Lease on any Lease Payment Date occurring after the fifth anniversary occurred of the date on which such Lease commenced, if it makes a good faith determination that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirements. Continental is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to ten Business Days prior to such proposed date; provided that Continental may give only five such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Continental is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Continental is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10(b))

     The Owner Trustee has the option to retain title to the Leased Aircraft if Continental has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including the Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Continental thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.06 and 2.10(b))

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  EVENTS OF LOSS

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either
(i) pay to the applicable Owner Trustee (in the case of a Leased Aircraft) or to the Owned Aircraft Trustee (in the case of the Owned Aircraft) the stipulated loss value of such Aircraft (in the case of a Leased Aircraft) or the outstanding principal amount of the Equipment Notes (in the case of an Owned Aircraft), together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless any Lease Event of Default or failure to pay basic rent under the relevant Lease (in the case of a Leased Aircraft), an Indenture Event of Default or failure to pay principal or interest under the Owned Aircraft Indenture (in the case of the Owned Aircraft) or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Leases, Sections 10.1.1 and 10.1.2; Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indentures, Sections 2.10 and 4.05(a))

     If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, in the case of a Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft, subject such an airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. Continental is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Leased Aircraft Trustee (as assignee of lessor's rights and interests under the Lease), in the case of a Leased Aircraft, or the Owned Aircraft Trustee, in the case of an Owned Aircraft, will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indentures,
Section 4.05(c))

     If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft) or the stipulated loss value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes, the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Continental thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto shall cease and (in the case of a Leased Aircraft) the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Continental. The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indenture, as the case may be, by Continental shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Continental, as the case may be. (Leases, Section 10.1.2; Leased Aircraft Indentures, Sections 2.06 and 3.02; Owned Aircraft Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

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

     If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease or Owned Aircraft Indenture, as the case may be. (Leases, Section 10.2; Owned Aircraft Indentures, Section 4.05)

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

      -- The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

      -- The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

      -- Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

      -- Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity or an entity of the country of registration of the relevant Aircraft) for a period exceeding 180 consecutive days or, if earlier, at the end of the term of such Lease (in the case of a Leased Aircraft).

      -- In the case of any Leased Aircraft, any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity (or governmental entity of the country of registration of the relevant Aircraft) that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss).

      -- As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental's business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental's entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years or, in the case of the Leased Aircraft, such use shall be prohibited at the expiration of the term of the relevant Lease.

      -- With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Leases, Section 7.2.6 and Annex A; Owned Aircraft Indentures, Annex A)

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  RENEWAL AND PURCHASE OPTIONS

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Continental will have certain options to renew such Lease for additional limited periods. In addition, Continental will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 17)

     In addition, Continental may have the right to purchase an Aircraft from the applicable Owner Trustee and assume, as direct obligations of Continental, the Equipment Notes issued with respect to such Aircraft. In such case, the Leased Aircraft Indenture relating to such Equipment Notes will be amended and restated to be substantially the same as an Owned Aircraft Indenture. See "Certain U.S. Federal Income Tax Consequences--Taxation of Certificateholders Generally--Trusts Classified as Grantor Trusts" for a discussion of certain tax consequences of such purchase and assumption.

  EVENTS OF DEFAULT UNDER THE LEASES

     Lease Events of Default under each Lease include, among other things:

      -- Failure by Continental to make any payment of basic rent, stipulated loss value or termination value under such Lease within ten Business Days after the same shall have become due, or failure by Continental to pay any other amount due under such Lease or under any other related operative document within ten Business Days from and after the date of any written notice from the Owner Trustee or Loan Trustee of the failure to make such payment when due.

      -- Failure by Continental to make any excluded payment (as defined) within ten Business Days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Continental and the relevant Loan Trustee.

      -- Failure by Continental to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease.

      -- Failure by Continental to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or certain other related operative documents (other than the related tax indemnity agreement between Continental and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and Continental shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 270 days after the receipt of such notice.

      -- Any representation or warranty made by Continental in such Lease or the related Participation Agreement or in certain other related operative documents (other than in the related tax indemnity agreement between Continental and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Continental.

      -- The occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Continental or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indentures are discussed above under "--Indenture Defaults, Notice and Waiver".

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  REMEDIES EXERCISABLE UPON EVENTS OF DEFAULT UNDER THE LEASE

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Continental's rights, except as set forth in the Lease, and retain the proceeds, and to require Continental to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, either (i) the excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease or, (ii) the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Leased Aircraft Indentures, Section 4.04) If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Continental or any of its affiliates. (Leased Aircraft Indentures, Section 4.04(a))

     Remedies under the Owned Aircraft Indentures are discussed above under "--Remedies".

  TRANSFER OF OWNER PARTICIPANT INTERESTS

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft. (Participation Agreements, Section 10.1.1)

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                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes all material generally applicable U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Offered Certificates and in the opinion of Hughes Hubbard & Reed LLP, special tax counsel to Continental ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. This summary supplements (and, to the extent inconsistent therewith, replaces) the summary of U.S. federal income tax consequences set forth in the Prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of Offered Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, or trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Offered Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Offered Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Offered Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Offered Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Offered Certificate Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will, in the opinion of Tax Counsel, be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations provided that at least 90% of each Original Trust's gross income for each taxable year of its existence is "qualifying income" (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Tax Counsel believes that income derived by the Original Trusts from the Equipment Notes will constitute qualifying income and that the Original Trusts therefore will meet the 90% test, assuming that the Original Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. In the opinion of Tax Counsel, the Successor Trusts will be classified as grantor trusts.

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TAXATION OF CERTIFICATEHOLDERS GENERALLY

  TRUSTS CLASSIFIED AS GRANTOR TRUSTS

     Assuming that an Offered Certificate Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. The Deposits will likely be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to an Offered Certificate. Any amounts received by an Offered Certificate Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     An Owner Participant's conveyance of its interest in an owner trust should not constitute a taxable event to U.S. Certificateholders. However, if Continental assumes an owner trust's obligations under the related Equipment Notes upon a purchase of a Leased Aircraft by Continental, such assumption would be treated for federal income tax purposes as a taxable exchange by U.S. Certificateholders of the Equipment Notes for "new" Equipment Notes resulting in the recognition of taxable gain or loss equal to the difference between the U.S. Certificateholder's adjusted basis in its interest in the Equipment Note and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" Equipment Note) would be equal to the fair market value of the U.S. Certificateholder's pro rata share of the respective Equipment Note at such time if the Equipment Notes are "publicly traded" within the meaning of applicable Treasury regulations and otherwise would be equal to their principal amount (or, under certain circumstances, a lesser imputed principal amount).

     In the case of a subsequent purchaser of an Offered Certificate, the purchase price for the Offered Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Offered Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of an Offered Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Offered Certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

  ORIGINAL TRUSTS CLASSIFIED AS PARTNERSHIPS

     If an Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust's items of income and deduction on its tax return for its taxable year within which the Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust's net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of an Offered Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust.

EFFECT OF REALLOCATION OF PAYMENTS UNDER THE INTERCREDITOR AGREEMENT

     In the event that the Class B Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it because of the subordination of the Class B Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Class B Certificates would probably be treated for federal income tax purposes as if they had:

      -- received as distributions their full share of interest, principal or premium;

      -- paid over to the Class A-1 Certificateholders and Class A-2 Certificateholders an amount equal to their share of the amount of the shortfall; and

      -- retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

     Under this analysis:

      -- Class B Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Class B Trust that was a component of the shortfall, even though that amount was in fact paid to the Class A-1 Certificateholders and Class A-2 Certificateholders;

      -- a loss would only be allowed to Class B Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

      -- reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Class B Certificateholders because the amount reimbursed would have been previously included in income.

     These results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

     Similar treatment would apply if the Class A-1 Trust or the Class A-2 Trust receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it because of the provisions in the Intercreditor Agreement requiring that distributions be allocated on a pro rata basis between Trusts of equal seniority.

DISSOLUTION OF ORIGINAL TRUSTS AND FORMATION OF NEW TRUSTS

     Assuming that the Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder's basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder's holding period for the Equipment Notes and other property will include the Original Trust's holding period.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of an Offered Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder's adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income. Notwithstanding the foregoing, if the Original Trusts are classified as partnerships, gain or loss with respect to an interest in an Original Trust will be calculated and characterized by reference to the U.S. Certificateholder's adjusted tax basis and holding period for its interest in the Original Trust.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of an Offered Certificate that is not a U.S. Person will not be subject to U.S. federal withholding tax provided that:

      -- the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or Continental;

      -- the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or Continental; and

      -- certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of an Offered Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Offered Certificates and proceeds from the sale of Offered Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

     The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Offered Certificate Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Offered Certificate Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and
(ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling an Offered Certificate.

     Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or any Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A-1 Certificates and Class A-2 Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Underwriters which are substantially the same as the administrative exemptions issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548
(1990)), as amended, and Salomon Smith Barney Inc., Prohibited Transaction Exemption 89-89 et al. (54 Fed. Reg. 42,589 (1989)), as amended (together, the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a) (1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreements, the proceeds from the Offering of the Certificates of each Class will be paid over by the Underwriters to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Original Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

     There can be no assurance that the Department of Labor would determine that the Underwriter Exemption would be applicable to Class A-1 Certificates and Class A-2 Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A-1 Certificates and Class A-2 Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A-1 Certificates or the Class A-2 Certificates or the assets of the Class A-1 Trust or the Class A-2 Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A-1 Certificates or Class A-2 Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A-1 Certificate or Class A-2 Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable, such as the Class Exemptions.

     The Underwriter Exemption does not apply to the Class B Certificates. Therefore, the fiduciary of a Plan considering the purchase of a Class B Certificate should consider the availability of other exemptions, such as the Class Exemptions.

     Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement among Continental and the underwriters listed below (the "Underwriters") relating to the Offered Certificates, Continental has agreed to cause each Trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase, the respective aggregate amounts of Offered Certificates set forth after their names below:

                                                   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                     OF CLASS A-1       OF CLASS A-2        OF CLASS B
UNDERWRITER                                          CERTIFICATES       CERTIFICATES       CERTIFICATES
-----------                                        ----------------   ----------------   ----------------
Morgan Stanley & Co. Incorporated................    $                  $                  $
Salomon Smith Barney Inc.........................
Credit Suisse First Boston Corporation...........
Chase Securities Inc. (JPMorgan).................
Credit Lyonnais Securities (USA) Inc.............
                                                     ------------       ------------       ------------
     Total.......................................    $436,433,000       $188,440,000       $ 83,602,000
                                                     ============       ============       ============

     The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Offered Certificates if any Offered Certificates are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting Underwriters may be increased or the Offering of the Offered Certificates may be terminated.

     Continental estimates that its out of pocket expenses associated with the offer and sale of the Offered Certificates will be approximately $1,200,000.

     The Underwriters propose initially to offer the Offered Certificates at the public offering prices on the cover page of this Prospectus Supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers set forth below. After the initial public offering, the public offering prices and such concessions may be changed by the Underwriters.

    PASS THROUGH                                                  TO SELLING GROUP     DISCOUNT TO
    CERTIFICATES DESIGNATION                                          MEMBERS         BROKER/DEALERS
    ------------------------                                      ----------------    --------------
    2001-1A-1...................................................              %                  %
    2001-1A-2...................................................
    2001-1B.....................................................

     The Offered Certificates are new securities for which there currently is no market. Continental does not intend to apply for the listing of the Offered Certificates on a national securities exchange. One or more of the Underwriters currently intend to make a secondary market for the Offered Certificates. However, they are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     The underwriting agreement provides that Continental will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and contribute to payments which the Underwriters may be required to make in that respect.

     Citibank, N.A., an affiliate of Salomon Smith Barney Inc., has committed to provide funding (if required) in connection with the proposed placement of the Class C Certificates, subject to certain terms and conditions. See "Description of the Certificates--Expected Issuance of Class C Certificates".

     From time to time, several of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, Continental and its affiliates. In particular, affiliates of Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, Chase Securities Inc. and Credit Lyonnais Securities (USA) Inc. are lenders to Continental.

     It is expected that delivery of the Offered Certificates will be made against payment therefor on or about the closing date specified on the cover
page of this Prospectus Supplement, which will be the        business
day following the date of pricing of the Offered Certificates (this settlement
cycle being referred to as T+     ). Under Rule 15c6-1 of the Commission under
the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered
Certificates on the date of pricing or the next succeeding      business days
will be required, by virtue of the fact that the Offered Certificates initially
will settle in T+     , to specify an alternate settlement cycle at the time of
any trade to prevent a failed settlement. Purchasers of Offered Certificates who wish to trade Offered Certificates on the date of pricing or the next succeeding business days should consult their own advisor.

     To facilitate the Offering of the Offered Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Certificates. Specifically, the Underwriters may overallot in connection with the Offering, creating a short position in the Offered Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Offered Certificates, the Underwriters may bid for, and purchase, Offered Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Offered Certificates in the offering, if the Underwriters repurchase previously distributed Offered Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Offered Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the Offered Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of Richards, Layton & Finger, Wilmington, Delaware, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the Pass Through Trust Agreements. Milbank, Tweed, Hadley & McCloy LLP is acting as counsel to Citibank, N.A. and a receivable securitization company administered by Citicorp North America, Inc. in connection with the intended purchase of the Class C Certificates.

                                    EXPERTS

     The consolidated financial statements (including the financial statement schedule) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements (including the financial statement schedule) are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The references to AISI, AVITAS and MBA, and to their respective appraisal reports, dated as of March 28, 2001, March 20, 2001 and March 28, 2001, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                           APPENDIX I--INDEX OF TERMS

                                            PAGE
                                            -----
Adjusted Expected Distributions...........   S-62
Administration Expenses...................   S-62
Aggregate LTV Collateral Amount...........   S-63
Air France................................   S-27
Aircraft..................................   S-65
Aircraft Operative Agreements.............   S-47
AISI......................................   S-66
Alitalia..................................   S-27
Appraised Current Market Value............   S-63
Appraisers................................   S-66
Assumed Aircraft Value....................   S-73
Assumed Amortization Schedule.............   S-35
Assumed Appraised Value...................   S-45
Average Life Date.........................   S-71
AVITAS....................................   S-66
Base Rate.................................   S-56
Basic Agreement...........................   S-28
Boeing....................................   S-67
Bush Intercontinental.....................   S-25
Business Day..............................   S-34
Cash Collateral Account...................   S-54
Cede......................................   S-49
Certificate Account.......................   S-34
Certificate Owner.........................   S-49
Certificates..............................   S-28
Certificateholders........................   S-29
Class A common stock......................   S-25
Class A-1 Certificates....................   S-28
Class A-1 Trust...........................   S-28
Class A-1 Trustee.........................   S-31
Class A-2 Certificates....................   S-28
Class A-2 Trust...........................   S-28
Class A-2 Trustee.........................   S-31
Class B Certificates......................   S-28
Class B common stock......................   S-25
Class B Trust.............................   S-28
Class B Trustee...........................   S-31
Class C Certificates......................   S-28
Class C Trust.............................   S-28
Class C Trustee...........................   S-31
Class D Certificates......................   S-48
Class D Trust.............................   S-48
Class D Trustee...........................   S-31
Class Exemptions..........................   S-93
CMI.......................................   S-25
Code......................................   S-42
Commission................................   S-28
Company...................................   S-25
Continental...............................   S-25
Continuous Stay Period....................   S-77
Controlling Party.........................   S-59
Convention................................   S-81
Current Distribution Date.................   S-61
Current Pool Balance......................   S-63

                                            PAGE
                                            -----
Debt Balance..............................   S-82
default...................................   S-39
Delivery Period...........................   S-67
Delivery Period Termination Date..........   S-50
Deposit...................................   S-50
Deposit Agreement.........................   S-50
Deposit Make-Whole Premium................   S-51
Depreciation Assumption...................   S-73
disqualified persons......................   S-92
Distribution Date.........................   S-31
Downgrade Drawing.........................   S-54
DTC.......................................   S-49
DTC Participants..........................   S-49
Equipment Notes...........................   S-68
ERISA.....................................   S-92
ERISA Plans...............................   S-92
Escrow Agent..............................   S-52
Escrow Agreements.........................   S-52
Escrow Receipts...........................   S-52
event of default..........................   S-39
Event of Loss.............................   S-85
Excusable Delay...........................   S-67
Expected Distributions....................   S-61
Express...................................   S-25
FAA.......................................   S-22
Final Distributions.......................   S-60
Final Drawing.............................   S-56
Final Maturity Date.......................   S-33
Gulfstream................................   S-26
H.15(519).................................   S-71
Hopkins International.....................   S-25
Indenture Default.........................   S-38
Indentures................................   S-44
Intercreditor Agreement...................   S-59
Interest Drawings.........................   S-53
IRS.......................................   S-88
Issuance Date.............................   S-55
Lease.....................................   S-80
Lease Event of Default....................   S-38
Lease Payment Date........................   S-80
Leased Aircraft...........................   S-43
Leased Aircraft Indenture.................   S-43
Leased Aircraft Trustee...................   S-69
LIBOR.....................................   S-56
Liquidity Expenses........................   S-61
Liquidity Facilities......................   S-30
Liquidity Obligations.....................   S-61
Liquidity Providers.......................   S-30
Loan Trustees.............................   S-69
LTV Appraisal.............................   S-64
LTV Collateral Amount.....................   S-63
LTV Ratio.................................   S-63
LTVs......................................    S-7
Make-Whole Premium........................   S-71

                                            PAGE
                                            -----
Mandatory Document Terms..................   S-47
Mandatory Economic Terms..................   S-45
Maximum Available Commitment..............   S-53
MBA.......................................   S-66
Minimum Sale Price........................   S-60
most recent H.15(519).....................   S-71
New Trustee...............................   S-48
Newark....................................   S-25
Non-Extension Drawing.....................   S-55
Non-Performing Equipment Notes............   S-62
Northwest.................................   S-25
Northwest Airlines........................   S-25
Note Holders..............................   S-47
Note Purchase Agreement...................   S-43
Offered Certificate Liquidity Event of
  Default.................................   S-57
Offered Certificate Liquidity Facility....   S-53
Offered Certificate Liquidity Provider....   S-53
Offered Certificate Trusts................   S-28
Offered Certificates......................   S-28
Offering..................................   S-48
Original Trustee..........................   S-48
Original Trusts...........................   S-48
Owned Aircraft............................   S-44
Owned Aircraft Indenture..................   S-44
Owned Aircraft Trustee....................   S-69
Owner Participant.........................   S-68
Owner Trustee.............................   S-68
Participation Agreement...................   S-43
parties in interest.......................   S-92
Pass Through Trust Agreements.............   S-28
Paying Agent..............................   S-52
Paying Agent Account......................   S-34
Performing Equipment Note.................   S-54
Plan Asset Regulation.....................   S-92
Plans.....................................   S-92
Pool Balance..............................   S-34
Pool Factor...............................   S-35
Prospectus................................   S-28
PTC Event of Default......................   S-40
PTCE......................................   S-93

                                            PAGE
                                            -----
Receiptholder.............................   S-52
Regular Distribution Dates................   S-33
Remaining Weighted Average Life...........   S-71
Replacement Facility......................   S-54
Required Amount...........................   S-53
Scheduled Payments........................   S-33
Section 1110..............................   S-78
Series A-1 Equipment Notes................   S-68
Series A-2 Equipment Notes................   S-68
Series B Equipment Notes..................   S-68
Series C Equipment Notes..................   S-68
Series C Liquidity Facility...............   S-30
Series C Liquidity Provider...............   S-30
Series D Equipment Notes..................   S-68
Sixty-Day Section 1110 Period.............   S-77
Special Distribution Date.................   S-33
Special Payment...........................   S-33
Special Payments Account..................   S-34
Stated Interest Rates.....................   S-53
Subordination Agent.......................   S-59
Substitute Aircraft.......................   S-67
Successor Trust...........................   S-48
Tax Counsel...............................   S-88
Termination Notice........................   S-57
Threshold Rating..........................   S-55
Transfer Date.............................   S-48
Transportation Code.......................   S-40
Treasury Yield............................   S-71
Triggering Event..........................   S-31
Trust Agreements..........................   S-68
Trust Indenture Act.......................   S-41
Trust Property............................   S-28
Trust Supplement..........................   S-28
Trusts....................................   S-28
Trustee...................................   S-28
U.S. Certificateholders...................   S-88
U.S. Persons..............................   S-88
Underwriter Exemption.....................   S-93
Underwriters..............................   S-95
Virgin....................................   S-27

                         APPENDIX II--APPRAISAL LETTERS

   [AIRCRAFT
   INFORMATION
   SERVICES, INC. LOGO]

28 March 2001

Continental Airlines
1600 Smith Street HQSFN
Houston, TX  77002


Subject: AISI Report No.: A1S015BVO
         AISI Sight Unseen New Aircraft Base Value Appraisal, Twelve B737-800, Seven B737-900, Ten B767-400ER and Two B777-200ER Aircraft.

Reference:         (a) Morgan Stanley Fax and Email messages 09/14 March 2001



Dear Gentlemen:

Aircraft Information Services, Inc. (AISI) is pleased to offer Continental Airlines our opinion of the sight unseen base value of various new aircraft scheduled to be delivered from the manufacturer to Continental Airlines between October 2001 and June 2002 as listed and defined in Table I and referenced (a) data above.


1. METHODOLOGY AND DEFINITIONS

The standard terms of reference for commercial aircraft value are 'base value' and `current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time.


      Headquarters, 26072 Merit Circle, Suite 123. Laguna Hills, CA 92653
      TEL: 949-582-8888     FAX: 949-582-8887    E-MAIL: AISINews@aol.com

                                                                          [LOGO]


28 March 2001
AISI File No. A1S015BVO
Page - 2 -


An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness regulatory authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

                                                                          [LOGO]


28 March 2001
AISI File No. A1S015BVO
Page - 3 -


If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.


2. VALUATION

The aircraft are valued predicated upon the reference (a) data which describes the aircraft MTOW and any engine upgrades. Following is AISI's opinion of the base value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.



                                     TABLE I

-----------------------------------------------------------------------------------------
  Scheduled                                      Expected
Manufacturer's            Aircraft Serial      Registration     New Delivery Base Value -
Delivery Date                 Number             Number           Current USDollars
-----------------------------------------------------------------------------------------
                    B737-800, CFM56-7B26 ENGINES, 174,200LB MTOW
Oct-01                        31588               N76269              $51,520,000
Oct-01                        31632               N73270              $51,520,000
Nov-01                        31589               N35271              $51,680,000
Nov-01                        31590               N36272              $51,680,000
Dec-01                        31591               N37273              $51,850,000
Jan-02                        31592               N37274              $52,010,000
Feb-02                        31593               N73275              $52,170,000
Feb-02                        31594               N73276              $52,170,000
Mar-02                        31595               N37277              $52,330,000
Jun-02                        31596               N73278              $52,830,000
Jun-02                        31597               N79279              $52,830,000
Jun-02                        31598               N36280              $52,830,000

                                                                     [AISI LOGO]

28 March 2001
AISI File No. A1S015BVO
Page - 4 -


             B737-900, CFM56-7B26 ENGINES, 174,200LB MTOW
Oct-01              30125             N37408                 $52,720,000
Nov-01              30126             N37409                 $52,890,000
Dec-01              30127             N75410                 $53,050,000
Jan-02              30128             N71411                 $53,210,000
Mar-02              30129             N31412                 $53,550,000
May-02              30130             N37413                 $53,880,000
Jun-02              30131             N30414                 $54,050,000

             B767-400ER, CF6-80C2B8F ENGINES, 450,000LB MTOW
Jan-02              29452             N66057                 $108,890,000
Jan-02              29453             N67058                 $108,890,000
Feb-02              29454             N69059                 $109,240,000
Feb-02              29455             N78060                 $109,240,000
Mar-02              29456             N68061                 $109,570,000
Mar-02              29457             N76062                 $109,570,000
Apr-02              29458             N69063                 $109,920,000
Apr-02              29459             N76064                 $109,920,000
May-02              29460             N76065                 $110,260,000
May-02              29461             N77066                 $110,260,000
              B777-200ER, GE90-90B ENGINES, 648,000LB MTOW
Mar-02              31679             N78017                 $143,880,000
Apr-02              31680             N37018                 $144,340,000

                                                                     [AISI LOGO]

28 March 2001
AISI File No. A1S015BVO
Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.



/s/ John D. McNicol



John D. McNicol
Vice President
Appraisals & Forecasts

                      (This page intentionally left blank)

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

INTRODUCTION

AVITAS, Inc. has been retained by Continental Airlines (the "Client") to provide its opinion as to the Base Value for thirty-one (31) jet aircraft. The subject aircraft are identified and their values are set forth in Figure 1 in this report.

The values presented in this report assume that this aircraft will be in new, "flyaway" condition and fully certificated for commercial operations. We have further assumed that the subject aircraft will be operated under the air transport regulations of a major nation.

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

DEFINITIONS

AVITAS's value definitions,set forth in full in the appendix at the end of this report, conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

- BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

AIRCRAFT VALUE

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.


--------------------------------------------------------------------------------

                             [PICTURE GLOBAL WORLD]

WORLD HEADQUARTERS:  14520 Avion Pkwy, Chantilly, VA 20151 USA
-  Telephone:  (703) 476-2300  Fax: (703) 860-5855  Email: avitas@dnv.com

AVITAS EUROPE:  Palace House, 3 Cathedral St.  London SE1 9DE
-  Telephone:  0171-716-6621   Fax: 0717-357-6873   Email: avitas@dnv.com

AVITAS ENGINEERING: 5040 N.W. 7th Street, #900  Miami, FL  33126
-  Telephone:  (305) 476-9650  Fax: (305) 476-9915  Email: avitas@dnv.com


                          A DET NORSKE VERITAS COMPANY

--------------------------------------------------------------------------------

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------


FIGURE 1


                                           CONTINENTAL AIRLINES
                                AIRCRAFT SUMMARY & AIRCRAFT VALUES IN US$ MILLIONS
--------------------------------------------------------------------------------------------------------------
NO.         TYPE            ENGINES                S/N         DEL. DATE       MTOW (LBS)            BV
--------------------------------------------------------------------------------------------------------------
1           737-800         CFM56-7B26            31588         2001-10         174,200          $    45.9
2           737-800         CFM56-7B26            31632         2001-10         174,200               45.9
3           737-800         CFM56-7B26            31589         2001-11         174,200               45.9
4           737-800         CFM56-7B26            31590         2001-11         174,200               45.9
5           737-800         CFM56-7B26            31591         2001-12         174,200               45.9
6           737-800         CFM56-7B26            31592         2002-01         174,200               46.4
7           737-800         CFM56-7B26            31593         2002-02         174,200               46.4
8           737-800         CFM56-7B26            31594         2002-02         174,200               46.4
9           737-800         CFM56-7B26            31595         2002-03         174,200               46.4
10          737-800         CFM56-7B26            31596         2002-06         174,200               46.7
11          737-800         CFM56-7B26            31597         2002-06         174,200               46.7
12          737-800         CFM56-7B26            31598         2002-06         174,200               46.7
13          737-900         CFM56-7B26            30125         2001-10         174,200               47.9
14          737-900         CFM56-7B26            30126         2001-11         174,200               47.9
15          737-900         CFM56-7B26            30127         2001-12         174,200               47.9
16          737-900         CFM56-7B26            30128         2002-01         174,200               48.4
17          737-900         CFM56-7B26            30129         2002-03         174,200               48.4
18          737-900         CFM56-7B26            30130         2002-05         174,200               48.8
19          737-900         CFM56-7B26            30131         2002-06         174,200               48.8
20          767-400ER       CF6-80C2B8F           29452         2002-01         450,000               95.5
21          767-400ER       CF6-80C2B8F           29453         2002-01         450,000               95.5
22          767-400ER       CF6-80C2B8F           29454         2002-02         450,000               95.5
23          767-400ER       CF6-80C2B8F           29455         2002-02         450,000               95.5
24          767-400ER       CF6-80C2B8F           29456         2002-03         450,000               95.5
25          767-400ER       CF6-80C2B8F           29457         2002-03         450,000               95.5
26          767-400ER       CF6-80C2B8F           29458         2002-04         450,000               96.2
27          767-400ER       CF6-80C2B8F           29459         2002-04         450,000               96.2
28          767-400ER       CF6-80C2B8F           29460         2002-05         450,000               96.2
29          767-400ER       CF6-80C2B8F           29461         2002-05         450,000               96.2
30          777-200ER       GE90-90B              31679         2002-03         648,000              128.5
31          777-200ER       GE90-90B              31680         2002-04         648,000              129.5
---------------------------------------------------------------------------------------------------------------
GRAND TOTAL                                                                                      $  2,108.6
---------------------------------------------------------------------------------------------------------------

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------


GENERAL MARKET OVERVIEW

INTRODUCTION

Many key indicators suggested that the expected cyclical downturn would commence in 2000, but the continuation of the economic boom through the year took most observers by surprise. Although the availability of some types remained significant - especially for younger, narrowbody aircraft - 2000 was marked by a robust U.S. economy, healthy traffic growth worldwide and total net orders for more than 1,200 new jet aircraft. However, during 2001, in the U.S. economy especially, the slowdown is likely to become much more apparent and the rate of growth in air traffic both in North America and elsewhere is forecast to decrease significantly. Europe remains on a very firm footing economically, especially in the euro-zone countries, and recovery in Asia has now gained considerable ground, although Japan is expected to take longer than its neighbours to catch up.

AVITAS predicts that growth in international air traffic worldwide will average between 4.0% and 7.0% over the next five years, with 2000 being the last year of the most recent upswing in the cycle. In 2001, global traffic is forecast to increase by 2.7%, which compares to growth of more than 6.0% in the previous year, but this rate of increase is expected to accelerate in the years immediately afterward.

Net orders for new jet aircraft of all types are forecast to be less than 900 units in both 2001 and 2002, following four consecutive years in which sales exceeded 1,200 units annually. Much of the decline in orders will be accounted for by fewer sales of narrowbody aircraft. Commercial jet deliveries, for all types, totalled more than 1,100 units in 2000, with deliveries in 2001 expected to decline only slightly. Over the next three years, this total is forecast to decrease steadily, to less than 900 units in 2004.

The debate over the timing and depth of a fresh round of more restrictive noise regulations, commonly referred to as Stage 4, will intensify as the year progresses. If these new rules are sufficiently stringent, they will have a far-reaching impact on some currently popular aircraft types. Given that widespread international agreement must first be secured, it is unlikely that such rules can be enforced in the next several years. Beyond then, concerns over the potential effects on aircraft trading conditions are very real. The Committee on Aviation Environmental Protection (CAEP) of the International Civil Aviation Organization (ICAO) recommended in January 2001 that a new noise standard, ten decibels lower than Stage 3, be enforced on a cumulative basis for new aircraft designs with effect from 2006, with appropriate procedures introduced for the certification of existing fleets. A consensus on precisely how new standards can be applied has yet to be reached, however, and the dispute between the U.S. and the E.U. over hushkitted aircraft still flying remains.

During 2001, moves toward the finalization of the proposed Unidroit Convention should also be made, although formal ratification may be some years from now. The convention intends to provide a single international regime covering operator bankruptcy and aircraft registration issues.

While the finances of most of the major U.S. carriers remain basically sound, 2000 proved to be a very difficult year for operations in many respects. Weather delays and airport congestion all made their

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------


impact felt, while higher fuel prices continued to affect profitability and consumer dissatisfaction and labor disputes became much more prominent issues. Consolidation within the industry tightened as United Airlines announced plans to acquire US Airways while American Airlines moved to take over TWA, and several smaller or niche carriers ceased trading. At many of the main airlines, labor and contract related issues have still to be resolved while scope clauses, which limit the introduction of regional jets into mainstream airline operations, are still in place at many carriers.

AVITAS believes that fuel prices will stabilize in the medium to long term as known world reserves remain plentiful, although OPEC's supply policies and worries over potential conflict in the Middle East remain factors to be considered.

Substantial discounting between the two major airframe manufacturers continues to place downward pressure on new aircraft prices. Airbus Industrie is also moving toward the adoption of a conventional corporate structure.

The formal launch by Airbus of both passenger and freighter versions of the A380 ultra-high capacity long-haul transport marks the consortium's bid to outpace Boeing at the upper end of the aircraft market. With service entry slated for 2006, deliveries of the new type should commence just as the next upturn in the economic cycle is underway. Airbus can be expected to secure more firm orders for the A380 as time goes on and Boeing's only response, to date, has been to offer an enhanced variant of its 747-400. If the A380 orderbook grows, 747-400 values can be expected to be negatively affected (the type is already twelve years old) although long-range versions of the 777 should continue to sell well and support widebody market share for the U.S. manufacturer.

NARROWBODIES

Trends in orders, deliveries and backlog for narrowbody aircraft are shown in the following Figure. The market for aircraft in this class declined in the mid 1990s as the effects of recession and the aftermath of the Gulf War were felt. Orders recovered dramatically in the second half of the decade, but dropped sharply again in 1999 as expectations of another cyclical downturn mounted. However, while sales remained relatively strong last year, declines are forecast once more for 2001 and 2002.

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 2

                  NARROWBODY ORDERS, DELIVERIES, AND BACKLOG
                           (PASSENGER AND FREIGHTER)

                                  [BAR GRAPH]

                                1990     1991     1992     1993     1994     1995     1996     1997     1998     1999     2000
Deliveries                       452      569      520      331      277      220      225      351      546      655      598
Net Orders                       652       88      136       29       92      303      688      669      897      588      829
Backlog                         2311     1830     1446     1144      959     1042     1505     1823     2174     2107     2338

Source: BACK Information Services

WIDEBODIES

Trends in the market for widebody aircraft are shown in the following Figure. Although economic recovery in the Far East is now sustained, weaker demand for larger aircraft is still apparent. Widebody orders also peaked in the mid 1990s but had declined very markedly by the end of the decade, and 2000 and 2001 are predicted to be the poorest years for sales, with around 130 widebody units ordered in each year. The success of the Airbus A380 program will almost entirely depend on commitments to it from carriers based in Asia, while types such as the longer-range variants of the 777 will help to open up new trans-Pacific routes and boost frequencies in existing markets.

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CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 3


                    WIDEBODY ORDERS, DELIVERIES, AND BACKLOG
                            (PASSENGER AND FREIGHTER)

                                  [BAR GRAPH]

                        1990     1991    1992    1993    1994    1995    1996     1997   1998    1999    2000
Deliveries               170      201     211     211     156     161     172      208    249     252     196
Net Orders               382      213      92      47      30     146     281      274    216     149     254
Backlog                 1029     1041     922     758     632     617     726      792    759     656     714

Source: BACK Information Services

AIRCRAFT AVAILABILITY

Over the last three years, the number of aircraft available for either sale or lease has grown substantially, although many of these are types that have suffered because of the passing of the Stage 3 noise gate at the end of 1999. What is of most concern, however, is the increase in the number of available younger aircraft, particularly narrowbodies. The recession in Asia in the late 1990s is still being felt to some extent in the overall demand for widebody aircraft, for which the region is a crucial market.

The following Figure shows the trend in aircraft availability since 1990, the last peak in the market cycle.

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CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 4

              COMMERCIAL JET AIRCRAFT AVAILABLE FOR SALE OR LEASE
                             (AVERAGE END OF MONTH)

                                  [BAR GRAPH]

               1990    1991    1992    1993    1994    1995    1996    1997    1998    1999    2000
               ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
WIDEBODY        91     156     153     232     234     181     131     138     159     188     209
NARROWBODY     454     571     508     473     434     308     188     197     242     313     331

Source: BACK Information Services and The Airline Monitor.

RETIREMENTS

While a range of factors influence the rate of aircraft retirements, the continuing impact of the 1999 Stage 2 noise gate and higher fuel prices are currently the most significant. AVITAS forecasts that an average of 180 aircraft per year will be permanently withdrawn from use between 2001 and 2005, but this rate will accelerate in years to come. Some older widebody aircraft, it should be noted, have also reached the end of their useful economic lives somewhat prematurely. Aircraft affected include 747-100/-200Bs, older A300s and DC-10s. A strong market for aircraft parts and spare engines will also help to support more retirements of older types.

The following Figure displays the trend in retirements for both widebody and narrowbody aircraft (in passenger and freighter configuration) since 1990.

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CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 5


                           COMMERCIAL JET RETIREMENTS
                            (PASSENGER AND FREIGHTER)

                                  [BAR GRAPH]


               1990    1991    1992    1993    1994    1995    1996    1997    1998    1999    2000
               ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
WIDEBODY         1       1       4       9      21      19      26      38      55      47      51
NARROWBODY      25      42     100      91      74      56      50      90     124     120     120

Source: BACK Information Services

WORLD DISTRIBUTION

The following Figures show the global distribution of narrowbody and widebody aircraft by type and region. Almost half of the total fleet of narrowbodies is based in North America while Europe is home to around a quarter. Asia/Pacific accounts for just under 11% of the total. However, for widebody types, almost one third of the world fleet is in the Asia/Pacific region. Another third is based in North America while a quarter is in Europe.

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 6


         NARROWBODY AIRCRAFT ACTIVE FLEET BY REGION AS OF JANUARY 2001

                                  [BAR GRAPH]

------------------------------------------------------------------------------------------------------------------------------------
                                  737-        737-         737-                   A319/A
               707      727     200/200     300/400/     600/700/      757-      320/A32   DC-8      DC-9      MD-       717    F100
                                   A          500          800       200/300        1                         80/90
------------------------------------------------------------------------------------------------------------------------------------
AFRICA/M.E.    97      115       124           76           77          22          88        15        5        44               7
ASIA/PACIFIC   10       23        90          421           81          66         201         1       12       115       7      18
EUROPE         50       83        78          581          200         205         544        10       46       334       5      65
L.AM./CARIB.   25      126       190           87           35          24          67        10       98        76              62
N. AMERICA     87      767       349          783          328         618         458       159      491       681      31     122
-----------------------------------------------------------------------------------------------------------------------------------

Source: BACK Information Services

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CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------


FIGURE 7


          WIDEBODY AIRCRAFT ACTIVE FLEET BY REGION AS OF JANUARY 2001

                                  [BAR GRAPH]
No. of Aircraft in Active Service


                             A300-
                    A300      600       A310     A330     A340     B747     B767     B777     DC10     MD11     L1011
                   -----    -----      -----     -----    -----    -----    -----    -----    -----    -----    -----
AFRICA/M.E.           31        46         65       20       29      111       39       40        7        7         5
ASIA/PACIFIC          42        91         62       72       47      443      204      119       29       41         2
EUROPE                42        26         51       58       90      254      138       58       34       62        14
L.AM./CARIB.           8                    6        5        7        7       44                 3       16         4
N. AMERICA            26        78         54       17       12      199      382       98      249       62        60


Source: BACK Information Services


BACKGROUND - BOEING 737

Design of the Boeing short range 737 was announced in early 1965 with Lufthansa as the launch customer. As evidenced by the fleet statistics shown below, the 737 is an extremely popular aircraft family.

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CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------


FIGURE 8

---------------------------------------------------------------------------------------------------
                                  BOEING 737 FAMILY STATISTICS
                                        AS OF JANUARY 2001
---------------------------------------------------------------------------------------------------
MODEL                AIRCRAFT IN SERVICE           AIRLINE OPERATORS             FIRM ORDERS
---------------------------------------------------------------------------------------------------
737-100                         2                             1                           --
737-200                        43                            12                           --
737-200A                      816                           125                           --
737-300                     1,100                           103                           --
737-400                       482                            68                           --
737-500                       386                            35                           --
737-600                        38                             3                           29
737-700                       318                            33                          487
737-800                       393                            42                          407
737-900                         2                            --                           40
---------------------------------------------------------------------------------------------------
GRAND TOTAL                 3,580                           273                         963
---------------------------------------------------------------------------------------------------

Source: BACK Information Services

The first version in this series was the 737-100, which accommodates as many as 100 passengers. Only 30 were produced. The 737-200 is a stretched version, which accommodates up to 130 passengers and is equipped with standard JT8D-9 powerplants. A 6-foot-4-inch plug was installed to increase capacity. The 737-200 Advanced model replaced the standard 737-200 in 1971. This aircraft incorporated many aerodynamic improvements and a high lift system, which greatly improved short field performance. Perhaps most significant of the upgrades was the availability of the higher thrust JT8D-15 engines which allowed the maximum takeoff weight to be increased to 115,000 pounds when the engine was introduced and ultimately to 128,100 pounds.

The Boeing 737-300, first delivered in late 1984, features a fuselage lengthened by about ten feet, fuel efficient CFM International CFM56-3 high bypass engines and various structural, aerodynamic and systems modifications. The CFM engines also make the -300 and subsequent models Stage 3/Chapter 3 noise compliant. Though the maximum seating capacity is 149 passengers in a single-class arrangement, the 737-300 typically seats 128 in a two-class configuration.

The 737-400 offers the same technology found in the -300 with the fuselage lengthened by an additional ten feet and strengthened outer wings and landing gear to allow for higher landing weights. The first production model was rolled out of the factory in January 1988 and the first delivery was made to Piedmont Airlines that September.

The Boeing 737-500 is the successor to the 737-200 in terms of its size and passenger loads but utilizes the later technology CFM56 engines and EFIS-equipped cockpit. The 737-500 was first flown in June 1989. Typical seating is 108 passengers in a two-class configuration, though the aircraft can seat up to 132 passengers.

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CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

The rather wide acceptance of the A320 in the early 1990s prompted Boeing to launch a new range of aircraft to replace the 737 family and compete with the A320's seat-mile economics. In response to customers' needs, the 737-600, 737-700 and 737-800 programs were launched. The goal was to improve economic performance and capability and to retain commonality with the existing 737 family. A new wing, new powerplant and other design enhancements were incorporated to boost the range to 2,925 nautical miles (U.S. transcontinental), and still retain as many parts as possible so that existing 737 operators would be able to economize on maintenance costs. To improve what was already highly regarded dispatch reliability, many of the modifications were designed to simplify maintenance tasks. Overall, the new aircraft have 8% lower fuel burn and estimated 15% lower maintenance charges than their predecessors.

The new supercritical wing has an increased chord and span providing a 15% improvement in lift to drag ratio over the old design. A high hull weight was needed to increase fuel capacity by 35%. To reduce the number of parts and man-hours needed for overhaul, newly designed slats and flaps were fitted to the wing.

The CFM56-7 powerplant is an improved version of the -5A series, and provides thrust rated between 18,000 pounds and 26,400 pounds which allows for a typical cruise speed of 0.82 Mach. In addition to an improved core, the -7 has a 61-inch diameter fan with wider chord fan blades which allow it to operate at lower turbine temperatures, thus slowing turbine deterioration. There is a fuel burn performance improvement over the -5A which powers the A320 and A319. The reliability of the CFM56-7 will certainly contribute to the reduction of maintenance costs.

The Next Generation 737 maintains flight-deck commonality with the current 737 family. This allows pilots with a current 737 type rating to gain a rating for the Next Generation 737s very quickly (possibly in as little as one day of training), and reduces costly simulator training. The Next Generation 737's instrumentation can be modified to display either 777 or 737-300/-400/-500 instrumentation. This reduces the amount of time it will take for pilots to get new ratings. These systems were introduced as a lower cost means of competing with the cross-crew qualification utilized by Airbus. Boeing elected not to introduce a fly-by-wire system, but instead designed the flight controls to minimize cross-training requirements.

On March 14, 1995, SAS became the launch customer for the 737-600, successor to the -500, with a firm order for 35 aircraft and options for 35 more. Deliveries commenced in the second half of 1998. Nine inches longer than the -500 and with the same passenger capacity, the aircraft has CFM56-7 engines and a new wing. The 737-600 has an increased takeoff weight of 124,000 pounds to 143,500 pounds compared to the 115,500 pounds to 133,500 pounds of the -500. Standard fuel capacity has been increased from 5,311 U.S. gallons to 7,150 U.S. gallons. As a result, the -600 has a range with 108 passengers of 3,200 nautical miles, 800 miles more than the -500.

In December 1993, Southwest Airlines gave Boeing the launch order for the Boeing 737-700 with 63 firm orders plus options. Deliveries of the 737-700 began in 1997. It shares many of the same qualities as its very successful predecessor, the 737-300. The 737-700 has the same seating capacity as the 737-300 (128

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------


in a two-class configuration), but has an increase in range. The range increase is due to the greater fuel capacity and higher takeoff weight, which is 133,000 pounds to 153,000 pounds.

The Boeing 737-800 is a stretched version of the 737-400 capable of transporting up to 162 passengers in two-class configuration or 189 in a single class. The extra seating gives the -800 a reduction in seat-mile charges over the -400 for the same trip cost. The differences between the 737-800 and the A320 are far less pronounced than the other variants, thus tightening the competition. The seating of the 737-800 is greater than that of the A320 (189 vs 164 in a single class); however, it has a little less range. The aircraft, delivered to launch customer Hapag-Lloyd in April 1998, has a design range of approximately 2,900 nautical miles, making it most desirable in the European markets. The -800 has takeoff weight offerings from 155,500 pounds to 174,200 pounds. Boeing is offering winglets as an option and will make them available as a retrofit for present operators. South African Airways is the first customer who has ordered a 737-800 with winglets. First delivery is scheduled for 2001. A 737-800 equipped with the new winglets will be able to fly farther, burn 3% to 5% less fuel, or carry up to 6,000 pounds more payload according to the manufacturer.

In late 1997, Alaska Airlines launched the Boeing 737-900, which is a 737-800 stretched by nearly nine feet, with ten firm orders. The aircraft will have 18% more cargo volume and 9% more passenger cabin area than the 737-800. Deliveries are scheduled to begin in April 2001.

The Figure below summarizes the performance capabilities of the 737 series (excluding the -100, -200 and -200A).

FIGURE 9

                      SEATING CAPACITY                  MTOW (LBS)                   RANGE (NM)
AIRCRAFT           --------------------           ----------------------        ----------------------
MODEL              BASIC            MAX            BASIC           MAX          BASIC            MAX
------------------------------------------------------------------------------------------------------
737-300             128             149           124,500         138,500       1,625           2,270
737-400             146             172           138,500         150,000       1,960           2,090
737-500             108             132           115,500         133,500       1,520           2,420
737-600             108             132           124,000         143,500       1,530           3,230
737-700             128             149           133,000         153,000       1,620           3,245
737-800             162             189           155,500         174,200       1,905           2,925
737-900             177             189           166,000         174,200       1,925           2,728
------------------------------------------------------------------------------------------------------


All CFM-powered 737s meet the noise abatement requirements outlined in U.S. FAR
Part 36, Stage 3, and ICAO Annex 16, Chapter 3. Earlier models of the Boeing 737 series do not meet these noise standards without modification.

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

CURRENT MARKET - BOEING 737-800

CURRENT MARKET

AVITAS is of the opinion that the current market for the Boeing 737-800 aircraft is firm. There are presently 393 aircraft in service worldwide among more than 40 airline operators and a backlog of 407 firm orders and 95 options. The first 737-800 was delivered to launch customer Hapag Lloyd in April 1998. The 737-800 is a stretched version of the 737-400 that features additional capacity of approximately 16 seats, increased range and cruising altitude. It competes with the Airbus A320-200, which has been very successful in capturing large strategic orders.

RECENT FLEET DEVELOPMENTS

In September 2000, Continental Airlines ordered five 737-800s with deliveries scheduled to take place in late 2002. The purchase brought the carrier's orderbook for the variant up to 55 aircraft.

In August 2000, American Airlines placed a firm order for three 737-800s. The purchase is part of an exercised option from a 1996 contract.

In June 2000, ILFC announced its order for 50 additional 737NG aircraft. The model types are not known at this time.

In May 2000, American Trans Air ordered 37 737-800 Enhanced Performance aircraft (winglets and CFM56-7B27 engines).

In March 2000, Ryanair announced plans to acquire ten 737-800s after it raises GBP 77 million through a new share placing to support its route expansion plans.

In February 2000, South African Airways said it will acquire 21 737-800 aircraft to support its regional and domestic route networks. The aircraft will come equipped with the optional winglets that provide up to 5% better fuel efficiency and increased performance.

AVAILABILITY

As of January 2001, AVITAS is aware of three Boeing 737-800 aircraft being advertised as available for either sale or lease by China Airlines, GECAS and Sterling European Airlines. The aircraft offered by China Airlines is built in 1998 and has an asking price of $37 million.

RECENT TRANSACTIONS AND OPERATING LEASE RATES

The lease rates stated below have been publicly reported; however, AVITAS may be aware of additional proprietary transactions and lease rates, which we use in formulating our value opinion but cannot disclose in this report.

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

In August 1999, it was reported that Transavia's average monthly lease rate for its 737-800s is $300,000. Lease terms are between five and seven years. AVITAS believes that monthly operating lease rates range from the upper $200s to low $300s depending on lease term, airline credit and size of order.

CURRENT OPERATOR BASE AND BACKLOG

As shown in the Figure below, as of January 2001, there were 393 737-800 aircraft in service among 42 operators and another 407 on firm order and 95 options for the type. Ten aircraft are listed as being in service with the manufacturer.

FIGURE 10

------------------------------------------------------------------------------------------------
                     BOEING 737-800 CURRENT FLEET & BACKLOG
                               AS OF JANUARY 2001
------------------------------------------------------------------------------------------------
OPERATOR                              IN SERVICE         FIRM ORDERS    OPTIONS          TOTAL
------------------------------------------------------------------------------------------------
DELTA AIR LINES                          40                  91                           131
AMERICAN AIRLINES                        51                  64                           115
CONTINENTAL AIRLINES                     58                  24            10              92
GECAS                                                        46            22              68
TURK HAVA YOLLARI                        22                   4            23              49
RYANAIR                                  12                  15            17              44
ILFC                                                         35                            35
HAPAG-LLOYD                              22                   7                            29
AIR BERLIN                               16                   6                            22
AMERICAN TRANS AIR                                           20                            20
TRANSAVIA AIRLINES                        6                   4             9              19
ISTANBUL AIRLINES                                            12             6              18
KLM ROYAL DUTCH AIRLINES                 13                   4                            17
SCANDINAVIAN AIRLINES SYSTEM             13                   2                            15
GATX FLIGHTLEASE AIRCRAFT CO.                                14                            14
JET AIRWAYS                               8                   6                            14
CHINA AIRLINES                            9                                 4              13
KOREAN AIR                                8                   3             2              13
SOUTH AFRICAN AIRWAYS                     8                   5                            13
AIR EUROPA                               10                                                10
BOEING                                   10                                                10
VARIG                                                        10                            10
AIR ALGERIE                               6                   2                             8
GATX LEASING CORP.                                            8                             8
AIR CHINA                                 7                                                 7
CIT AEROSPACE CORP.                                           7                             7
HAINAN AIRLINES                           7                                                 7
ROYAL AIR MAROC                           5                   2                             7
BWIA WEST INDIES AIRWAYS                  6                                                 6
FUTURA INTERNATIONAL AIRWAYS              6                                                 6
STERLING EUROPEAN AIRLINES                5                                                 5
All Others                               45                  16             2              63
------------------------------------------------------------------------------------------------
GRAND TOTAL                             393                 407            95             895
------------------------------------------------------------------------------------------------

Source:  BACK Information Services

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------


The Figure below shows the geographic distribution of the 737-800. North America has the greatest concentration of any region, accounting for about 56% of the aircraft in service and on firm order. Europe follows with approximately 31% of the 737-800 aircraft in service and on firm order. However, in terms of number of operators and orderholders, Europe has the majority with 24.

FIGURE 11


                         737-800 GEOGRAPHIC DISTRIBUTION
                               AS OF JANUARY 2001

                                  [BAR GRAPH]

               AFRICA/M.E.        ASIA/PACIFIC        EUROPE       L.AM./CARIB.    N. AMERICA
- In Service     24                 50                150               6           163
- Firm Orders     9                 12                 74              10           302
- Options                            6                 57                            32

Source: BACK Information Services

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

With regard to the 737-800's competition, the A320-200, which has been in service since 1988, has 888 aircraft in service and 504 firm orders. The A320 offers a maximum takeoff weight of 162,000 to 169,000 pounds versus the 737-800's 155,500 to 174,200 pounds and similar range capability; but the 737-800 can have as many as 12 more seats than the A320, depending on interior configuration. Although Airbus has had a great degree of recent success with the A320-200 and the aircraft remains a tough competitor to the 737-800, to meet specific operating needs, the 737-800 can be ordered with higher

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------


specifications than the A320. AVITAS believes the values for the 737-800 should remain firm despite intense competition in the foreseeable future.

CURRENT MARKET - BOEING 737-900

CURRENT MARKET

AVITAS is of the opinion that the current market for the Boeing 737-900, the newest B737NG jet aircraft, is stable. There is presently a backlog of 44 firm orders and 13 options. Alaska Airlines launched the aircraft in November 1997, with an order for 10 aircraft. Continental Airlines, KLM and Korean Airlines followed with orders for the type. The first aircraft is scheduled for delivery to Alaska Airlines in April of 2001.

RECENT TRANSACTIONS AND OPERATING LEASE RATES

Since the aircraft has yet to be delivered, there are no transaction data available. The Boeing list price for the Boeing 737-900 is $60.0 - $68.5 million, which is $3 - $4 million higher than the list price for the 737-800. The 737-900 should command similar or slightly higher lease rates than the 737-800, whose lease rates have been reported at upper $200s to low $300s per month.

COMPETITIVE PROFILE

FIGURE 12

-----------------------------------------------------------------------------------------------------------------------
                                            AIRBUS A321 COMPETITIVE PROFILE
                                                  AS OF JANUARY 2001
-----------------------------------------------------------------------------------------------------------------------
AIRCRAFT          EIS    SEAT CAPACITY          RANGE (NM)      MTOW (LBS)      IN SERVICE    FIRM ORDERS      OPTIONS
-----------------------------------------------------------------------------------------------------------------------
A321-100          1994     185-220           2,350 w/185 pax     187,400           88             75               --
A321-200          1997     185-220           3,000 w/185 pax     205,000           98            118               33
737-800           1998     162-189           2,940 w/162 pax     174,200          393            407               95
737-900           2001     177-189           2,728 w/177 pax     174,200            2             44               13
757-200           1982     194-239           3,900 w/194 pax     220,000          927             68                5
-----------------------------------------------------------------------------------------------------------------------

Source: BACK Information Services, Airbus, Boeing


CURRENT OPERATOR BASE AND BACKLOG

As shown in the Figure below, as of January 2001, there were 57 737-800 aircraft on backlog among four orderholders.

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 13


-------------------------------------------------------------------------------------
                             BOEING 737-900 BACKLOG
                               AS OF JANUARY 2001
-------------------------------------------------------------------------------------
OPERATOR                          FIRM ORDERS           OPTIONS            TOTAL
-------------------------------------------------------------------------------------
ALASKA AIRLINES                        9                   10                19
KOREAN AIR                            16                    3                19
CONTINENTAL AIRLINES                  15                   --                15
KLM                                    4                   --                --
GRAND TOTAL                           44                   13                57

Source: BACK Information Services

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The competing aircraft types are the nine feet smaller 737-800, which was introduced into service in 1997, and the A321-100/-200 aircraft, which was introduced into service in 1993. Both these aircraft have significant backlogs with 407 firm orders for the 737-800 and 193 for the A321s. It seems unlikely that the -900 will capture as many orders as the successful -700 and -800, which both have significant fleets in service and large backlogs among a broad range of operators.

Another indirect competitor is the larger 757-200 which seats 194 passengers in a two-class configuration and has been in airline service since 1982. The type is still in production holds a backlog of 68 firm orders and 5 options.

Unless the backlog for the 737-900 increases considerably, the aircraft may become a niche aircraft like the 737-600.

BACKGROUND - BOEING 767

In July 1978, Boeing announced its intention to launch the development of an advanced technology, short to medium-range, twin-aisle airliner. The new widebody was equipped with a two (optional three) crew cockpit and twin high bypass engines and was soon after designated the 767. A 216-seat mixed class passenger version with a range of 3,160 nautical miles, the 767-200 was selected as the basic model. The 767-200, powered by two Pratt & Whitney JT9D-7R4D engines, made its maiden flight in September 1981. The fifth production aircraft, with General Electric CF6-80A engines, first flew in February 1982.

Delivery of the first 767-200 with Pratt & Whitney engines was to United Airlines in August 1982, and the first General Electric powered aircraft to Delta Air Lines in December of the same year.

CONTINENTAL AIRLINES                                             MARCH 20, 2001
--------------------------------------------------------------------------------

An extended-range version, the Boeing 767-200ER, was first delivered in June 1984 to Ethiopian Airlines. The ER version features higher gross weights and increased fuel capacity and consequently greater range and utility. This version is capable of carrying 224 passengers in a standard two-class configuration or 181 passengers in a standard three-class configuration. The aircraft in a three-class configuration has a range of 6,655 nautical miles.

The -200EM variant applies to 767-200 non-ER aircraft, which have been ETOPS modified and usually upgraded with a maximum takeoff weight increase. The -200EM aircraft have no center wing fuel tanks.

The extent to which any -200 can be modified depends on the specific aircraft's build specification and date of manufacture. The installation of the ETOPS equipment and some weight increases are possible with all 767-200s without major structural changes. However, increasing an aircraft's maximum takeoff weight may require replacement of the landing gear and structural changes at a cost of almost $3.0 million.

The 767-200 and -200ER aircraft characteristics are summarized in the Figure below.

FIGURE 14


--------------------------------------------------------------------------------------------------------------------
                                                         BOEING 767-200/-200ER CHARACTERISTICS
--------------------------------------------------------------------------------------------------------------------
                                                            767-200                          767-200ER
                                                     --------------------       ------------------------------------
                                       UNIT           BASIC        OPTION        BASIC              OPTIONS
--------------------------------------------------------------------------------------------------------------------
Maximum Takeoff Weight                 lb            300,000      335,000       345,000     387,000        395,000
Maximum Landing Weight                 lb            270,000      278,000       278,000     285,000        285,000
Maximum Zero Fuel Weight               lb            248,000      253,000       253,000     260,000        260,000
Fuel Capacity                       U.S. gal          16,700                     20,450      24,140         24,140
Range (216 pax & bags)                 nm              3,200*                                 5,200*
--------------------------------------------------------------------------------------------------------------------

Source:  Boeing

* Range calculated at 300,000 lbs MTOW for 767-200 and 351,000 lbs for 767-200ER.

The 767-300 aircraft features a fuselage stretch of about 21 feet, various structural modifications and a maximum seating capacity of 325 passengers. In a more typical two-class configuration, this aircraft can carry 261 passengers up to 4,260 nautical miles.

The 767-300ER is an extended range variant of the basic 767-300 with higher gross weights. Development of the aircraft began in early 1985. This version embodies further structural modifications to allow maximum gross takeoff weights up to 412,000 pounds and a fuel capacity of 24,140 U.S. gallons. It was first delivered in February 1988. This variant is approved for ETOPS operations and carries 269 passengers in a standard two-class configuration or 218 passengers in a standard three-class configuration.

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--------------------------------------------------------------------------------


The aircraft in a three-class configuration has a range of 6,150 nautical miles. The 767-300ER has established the greatest operator base and market penetration of the 767 family.

The 767-300F was launched as a specialized package freighter in January 1993 by United Parcel Service. UPS ordered 30 (plus 30 options) package freighters and Asiana ordered two freighters in November 1993. One was delivered in August 1996, and the delivery of the second one was canceled.

The modifications to the aircraft as freighter aircraft include a reinforced landing gear and internal wing structure. The main deck floor has been strengthened to accommodate 24 containers. The aircraft has no passenger windows and a (8 ft 9 in x 11 ft 1 3/4 in) forward freight door. Pilot type rating and many components are common to those of the Boeing 757 freighter. Although Rolls-Royce, Pratt & Whitney and General Electric offer engines for the 767-300F freighter aircraft, customers to date have chosen the General Electric CF6-80C2B7F engine to power their aircraft. The 767-300 is available in two freighter configurations, the package freighter and the freighter; both are based on the 767-300ER airframe. The main difference between the two configurations is found in the cargo handling system. The freighter has an environmental control system, which allows perishable goods and live animals to be transported, and powered handling systems on both the main and lower decks. The main deck features a ball-mat maneuvering area near the cargo door and rollers through the entire length of the cabin.

The 767-400ER, a stretched version of the 767-300ER, was launched in April 1997 for Delta Air Lines as a replacement for their L-1011s on domestic services. In addition to the 21 foot stretch, 11 feet forward of the wing and 10 feet aft of the wing, are numerous changes and enhancements to the aircraft. The wing includes an all new 7 foot raked wing tip and a strengthened wing box. The aircraft features an upgraded flight deck, new modernized 777-style interior and longer main landing gear with 777-type wheels, tires and brakes. Unlike the 767-300ER only PW and GE engines are offered as powerplants for this model. The upgrades and changes have reduced the commonality of this aircraft with its other family members. The aircraft can carry 304 passengers in a standard two-class configuration or 245 passengers in a standard three-class configuration. In a three-class configuration the aircraft has a range of 5,635 nautical miles. The first of these new derivatives rolled out of the factory in August 1999.

All versions of the Boeing 767 meet the noise abatement requirements outlined in U.S. FAR Part 36, Stage 3, and ICAO Annex 16, Chapter 3.

CURRENT MARKET - BOEING 767-400ER

CURRENT MARKET

AVITAS believes that the Boeing 767-400ER market is stable. The aircraft was launched by Delta Airlines in 1997 and the first entered service in August 2000. The carrier is replacing its 48 L1011s with the type over the next couple of years. The 767-400ER is a 21-foot stretch of the 767-300ER of which there are 432 aircraft in service and 39 firm orders and 10 options.

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CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

RECENT FLEET DEVELOPMENTS

In October 2000, Continental Airlines converted two of its 767-400ER orders into 777-200ER orders. In March 2000, Kenya Airways announced its order of three 767-400ERs to replace its A310 fleet. Deliveries are expected to begin in May 2004.

RECENT TRANSACTIONS & LEASE RATES

Since the aircraft has just entered airline service, there is little transaction data available. The Boeing list price for the Boeing 767-400ER is $125.5 - $138.5 million, which is $11 million higher than the list price for the 767-300ER. We are aware of operating lease rate for new 767-300ER in the range of $650,000 to $700,000 for average lease terms. The 767-400ER should fetch similar or slightly higher rates.

CURRENT OPERATOR BASE AND BACKLOG

As of January 2001, there are 30 firm orders and 24 options among three airlines and one leasing company. The GE CF6-80C2B7 engines will power all aircraft currently on order. Pratt & Whitney engines are also available however, no orders have been placed.

FIGURE 15

                    BOEING 767-400ER CURRENT FLEET & BACKLOG
                               AS OF JANUARY 2001

                                        IN        FIRM
OPERATOR/ORDERHOLDER                  SERVICE    ORDERS   OPTIONS    TOTAL
--------------------                  -------    ------   -------    -----
DELTA AIR LINES                          12         6        24        42
CONTINENTAL AIRLINES                      4        20                  24
BOEING                                    3                             3
KENYA AIRWAYS                                       3                   3
GE CAPITAL AVIATION SERVICES INC.                   1                   1
                                         --        --        --        --
GRAND TOTAL                              19        30        24        73
                                         ==        ==        ==        ==

Source: Back Information Services

COMPETITIVE PROFILE

Displayed below are the competing aircraft types for the Boeing 767-400ER.

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CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 16

                      BOEING 767-400ER COMPETITIVE PROFILE
                               AS OF JANUARY 2001

AIRCRAFT        EIS     SEAT CAPACITY        RANGE (NM)        MTOW (LBS)   IN SERVICE    FIRM ORDERS
--------        ---     -------------        ----------        ----------   ----------    -----------
A300-600R       1988       230-361         4,100 w/266 pax      378,535         207           23
A330-200        1998       253-380         6,400 w/253 pax      507,000         84            104
A330-300        1994       295-400         5,600 w/335 pax      507,000         100           21
767-300         1986       218-325         4,300 w/261 pax      351,000         136           3
767-300ER       1988       218-325         6,150 w/218 pax      412,000         432           39
767-400ER       2000       245-375         5,635 w/245 pax      450,000         19            30

Source: BACK Information Services, Airbus, Boeing

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The Boeing 767-400ER competes with the A330-200, which has greater range and is also heavier than the 767-400ER. In a search for a 200-seater, Airbus is considering a further shrink of the A330, tentatively designated the A330-100. The aircraft would have the same range capability but a lower MTOW than the A330-200.

The -400ER is an incremental product to the 767-300ER, which has been a successful product with airlines and leasing companies. It was designed to replace older L1011s, DC-10-30s and A300s.

The future values and market outlook for the 767-400ER will most likely suffer. Boeing has launched the 767-400ERX, which has a better range capability with 6,150 nautical miles with 245 passengers. So far, Kenya Airways and American Airlines have showed interest in the new type. However, we believe that both the -ER and the -ERX aircraft have a questionable future with a lackluster orderbook and intense competition from the Airbus products.

BACKGROUND - BOEING 777

Sized to fill the range/capacity gap in Boeing's product line between the 767-300 and the 747-400, the internal go-ahead for the 777 program came in late 1990, and major assembly began in early 1993. The first Boeing 777 was rolled out of the Everett production facility in April 1994 and flight testing began in June of the same year. Certification of the 777-200A model occurred in early 1995 with first delivery to United Airlines in May 1995.

The 777 is a very large, twin-engine, two-crew cockpit, Stage 3 noise compliant airliner. It was designed with considerable consultation between Boeing and its initial customers. Five models are currently offered: the 777-200, -200ER and -200LR and the stretched 777-300 and 777-300ER. All use fly-by-wire control systems, have an advanced wing design and use advanced lightweight alloys and composites to reduce structural weight. Boeing has worked with its customers, engine manufacturers and regulatory authorities in order to achieve 180-minute ETOPS certification of the aircraft upon introduction into

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CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

service. In February 2000, Boeing and GE launched two new derivatives of the 777, which are designated as the 777-200LR and the 777-300ER. Japan Airlines is the manufacturer's launch customer for the longer range 777-300ER. Both of the new aircraft variants will be powered by GE90-115B engines.

Boeing has designed the 777 to offer considerable flexibility in seating, galley and lavatory configurations. Both the -200 and -200ER models offer seating capacities of 305 to 440 passengers. As many as 32 LD-3 containers or ten 96-inch by 125-inch pallets can be accommodated below the main deck. A 106-inch wide aft cargo door is optional to permit loading of pallets.

The 777-200 is the initial model designed for domestic and regional routes and offers a maximum range of about 5,000 nautical miles. Direct competitors for the domestic/regional 777-200 include the DC-10-10, L1011-1 and the A330-300. Maximum gross takeoff weights of 506,000 pounds to 545,000 pounds are offered with a fuel load of 31,000 U.S. gallons. The Pratt & Whitney PW4000, General Electric GE90 and Rolls-Royce Trent 800 engines are all offered. With a 545,000 pound takeoff weight with 375 passengers, the 777-200 has a range of about 5,620 nautical miles, which is sufficient to service routes such as New York-Athens, London-Dallas/Fort Worth, Tokyo-Sydney and Tokyo-Los Angeles.

The 777-200ER model, formerly known as the 777-200IGW (increased gross weight), is the intercontinental model offering range of over 7,000 nautical miles. For the long-range 777-200ER, competing aircraft include the 747SP, DC-10-30, MD-11 and A340-300. Maximum gross takeoff weights range from 580,000 to 648,500 pounds with fuel capacity of 45,220 U.S. gallons. Available engines are the PW4000, GE90 and Trent 800. At a takeoff weight of 632,500 pounds with 305 passengers, Boeing estimates a range of 7,400 nautical miles. Routes such as New York-Beijing, London-Singapore and Tokyo-London are possible.

Boeing launched the 777-300 with orders (some were actually swapped from other 777 variants) from six airlines, Cathay Pacific, Thai Airways International, Korean Air, All Nippon Airways, Malaysia Airlines and Japan Airlines. The -300 incorporates a fuselage stretch to accommodate up to 479 passengers in a two-class configuration on routes up to 5,700 nautical miles.

FIGURE 17

                      BOEING 777 SERIES PERFORMANCE SUMMARY
                      -------------------------------------
                                 MTOW (LBS)               SEATING CAPACITY
AIRCRAFT         MAX         --------------------        --------------------
 MODEL        RANGE (NM)      BASIC         MAX          BASIC            MAX
 -----        ----------      -----         ---          -----            ---
777-200         5,140        506,000      545,000         305             440
777-200ER       7,770        580,000      656,000         305             440
777-300         5,960        580,000      660,000         368             550

The 777-300 can be compared to the 747-100/-200 models in terms of passenger capacity and range capability. However, the 777-300 burns one third less fuel and has 40% lower maintenance costs. Engine options are the same as those offered for the 777-200 but available in higher takeoff thrusts needed to accommodate the increased takeoff weights of 580,000 pounds to 660,000 pounds.

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CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

CURRENT MARKET - BOEING 777

CURRENT MARKET

The 777 fits the gap between the 767 and the 747 and is replacing aircraft such as the 747-200 and first generation tri-jets, which are being phased out by many carriers. Because of its very long range, the 777-200ER has become the most popular model. Due to a strong backlog and low availability for the 777-200ER type, we believe the current market is balanced; however, for the 777-300 we believe that prices may come under pressure as operators have cancelled or deferred orders for the type. Also, the recent launch of the 777-300ER may also negatively affect value performance of the -300 while the 777-200LR will be more of a complement to the Series 200ER.

HISTORIC MARKET DEVELOPMENT

In the 300-seat long-range class, the Boeing 777 competes with the Airbus A330, A340 and MD-11. Although these competitors enjoyed a significant head start in market penetration and earlier availability, for this size aircraft, the Boeing 777 has won the majority of new aircraft competitions over the past three years. Aside from the aircraft's superior economics, AVITAS is of the belief that an aggressive competition between engine manufacturers is causing attractive pricing for the type. Displayed below are the past and future deliveries (firm orders and options) by year for the Boeing 777.

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CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 18

                    BOEING 777 DELIVERIES AS OF JANUARY 2001

                                  [BAR GRAPH]

--------------------------------------------------------------------------------------------------------------------------------
               1995     1996    1997    1998    1999   2000   2001   2002   2003   2004   2005   2006    2007    2008    2009
--------------------------------------------------------------------------------------------------------------------------------
777-200         13       32      11      10       3      9      7      9      7      3      2
777-200ER                        48      50      63     42     66     58     48     35     24     12       14     11       6
777-200LR                                                                                   2      1        2      2
777-300                                  14      17      4      7      4      3             2      1
777-300ER                                                                     5     11     16     20       19      5       2
--------------------------------------------------------------------------------------------------------------------------------

Source: BACK Information Services

AVAILABILITY

As of January 2001, AVITAS was aware of two 777s currently being publicly offered for lease. GECAS is advertising two GE90-powered Series 200ER aircraft as available from 2003. Over the last 12 months, the number of 777s being offered for either sale or lease has never been more than two.

RECENT TRANSACTIONS

The transactions and lease rates stated below have been publicly reported; however, AVITAS may be aware of additional proprietary transactions and lease rates, which we use in formulating our value opinion but cannot disclose in this report.

In August 1999, Thai Airways got the approval to seek a $550 million loan from the U.S. Export-Import Bank to finance the purchase of four Boeing 777-300 and one 747-400 aircraft. Three of the aircraft have

CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

been in service since 1999 and two are scheduled to be delivered in October and November 2000. Emirates Airlines reportedly signed a $117.3 million bank financing package for a 777-200ER that was scheduled to be delivered in November 1998. The carrier reportedly also paid $138 million in 1997 for a 777-200ER in a German leveraged lease deal.

RECENT FLEET DEVELOPMENTS

In January 2001, Japan Airlines announced that it was switching its engine choice on eight 777-200ER aircraft held on order. The carrier will change from Pratt & Whitney to General Electric GE90 engines. Additional orders are held for 777-300ERs, for which GE is the exclusive engine supplier.

In November 2000 Vietnam Airlines signed a letter of intent to order three 777-200ER aircraft. Also in November 2000, Japan Airlines stated it ordered eight 777-200ER and two 767-300ER aircraft. As part of the transaction, Boeing will take ten Japan Airlines MD-11 aircraft in trade between 2002 and 2004. Also in November 2000, Alitalia announced it ordered six 777-200ER aircraft and placed options for six 777-300ER aircraft, in lieu of its previously announced plan to order 747-400 aircraft.

In October 2000, Air France announced an order for ten more 777-300ER aircraft from Boeing. Options were reserved on a further ten models. The new aircraft will all be powered by GE90-115B engines. Air France already flies eleven 777-200ERs and holds outstanding orders for twelve more. The newly-ordered aircraft are slated for delivery from October 2003 onwards.

In September 2000, All Nippon Airways (ANA) changed four existing orders for 777-200ERs to Series 300ERs.

In early August 2000, American Airlines ordered six Boeing 777-200ER aircraft. In July, ILFC placed an order for 25 777-200ER and eight of the recently launched 777-200LR aircraft. In the same month, All Nippon Airways announced its order for six of the new 777-300ER aircraft, converting four earlier options and adding two more. Emirates Airlines who already operates three -200s and seven -200ERs, signed a letter of intent (LOI) in July 2000, to purchase six 777-300 and says it plans to firm up the order by the end of October.

GECAS announced at the Farnborough Air show in July 2000, its intention to order 10 of the new longer-range 777 aircraft and options for five. The order also includes five -200ERs with options for two.

In June 2000, EVA Airways of Taiwan placed an order with Boeing for seven longer-range 777s. The purchase covers three -200LR and four -300ER aircraft. The 777s will be GE90-powered and will be deployed on trans-Pacific services. EVA also reserved seven options for the type.

In March 2000, Japan Air Lines announced it is the launch customer for the long range derivative of the Boeing 777-300. The airline ordered eight of the aircraft and placed options for two more. Deliveries are scheduled to occur from June 2004 through 2008. The aircraft will be configured for 300 seats and will be used to replace 747-200 and 747-300 aircraft, which the airline will retire during the 2004 through

CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

2008 period. Also in March 2000, EgyptAir announced it ordered two 777 aircraft, and will return one 767-300ER aircraft to Boeing as part of the deal. The exact model of 777 aircraft ordered was not disclosed, though the airline currently operates three 777-200ER aircraft.

In October 1999, El Al ordered three 777-200ERs that will replace the carrier's five 757-200s. In September 1999, Delta Air Lines and its pilot union reached a tentative agreement on pay rates for the Boeing 777. The deal means that the two aircraft delivered to the carrier last spring can resume in service and a rescheduling of the deferred aircraft can be made. In April 1999, Delta Air Lines announced a deferral of four 777-200s due to unresolved pilot negotiations and ordered four 767-300ER aircraft in their place.

In August 1999, China Airlines signed a $3.8 billion deal for 13 Boeing 747-400Fs, five 737-800s and options to buy four 747-400Fs and two 747-400 passenger aircraft. The carrier reversed earlier plans to purchase the Boeing 777 for which it placed an option in 1995, in favor of the Airbus A340.

In February 2000, Boeing launched the 777-200LR and -300ER, which will have longer range, higher MTOW and will be direct competitors to the recently launched A340-500 and -600. Boeing plans for the first delivery of the 777-300ER in September 2003 and the -200LR by January 2004. In July 1999, Boeing announced it selected a GE90 engine as the sole powerplant for the 777-200LR and 777-300ER.

CURRENT OPERATOR BASE AND BACKLOG

Displayed below is the Boeing 777 series current fleet and backlog by model. The 777-200ER has the largest current fleet, backlog and the greatest number of operators. Also presented are the current operators of the subject aircraft type.

FIGURE 19

                       BOEING 777 CURRENT FLEET & BACKLOG
                               AS OF JANUARY 2001
                               ------------------
  MODEL         IN SERVICE      FIRM ORDERS        OPTIONS     TOTAL
  -----         ----------      -----------        -------     -----
777-200             77               12               16        105
777-200ER          208              169              100        477
777-200LR           --                3                4          7
777-300             35               13                4         52
777-300ER           --               46               32         78
                   ---              ---              ---        ---
GRAND TOTAL        320              243              156        719
                   ===              ===              ===        ===

Source: BACK Information Services

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CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

FIGURE 20

                          BOEING 777 CURRENT OPERATORS
                               AS OF JANUARY 2001

        OPERATOR                         777-200        777-200ER      777-300         TOTAL
        --------                         -------        ---------      -------         -----
UNITED AIRLINES                             22             26             --             48
BRITISH AIRWAYS                              5             35             --             40
AMERICAN AIRLINES                           --             27             --             27
ALL NIPPON AIRWAYS                          12              4              5             21
SAUDI ARABIAN AIRLINES                      --             21             --             21
SINGAPORE AIRLINES                          --             13              5             18
CONTINENTAL AIRLINES                        --             16             --             16
THAI AIRWAYS INTERNATIONAL                   8             --              6             14
AIR FRANCE                                  --             14             --             14
CATHAY PACIFIC AIRWAYS                       5             --              7             12
EMIRATES AIRLINES                            3              6              3             12
MALAYSIA AIRLINES                           --             11             --             11
JAPAN AIRLINES                               5             --              5             10
CHINA SOUTHERN AIRLINES                      4              5             --              9
KOREAN AIR                                  --              5              4              9
AIR CHINA                                    7             --             --              7
DELTA AIR LINES                             --              7             --              7
JAPAN AIR SYSTEM                             6             --             --              6
BOEING                                      --              5             --              5
EGYPTAIR                                    --              3             --              3
AEROFLOT RUSSIAN INT'L AIRLINES             --              2             --              2
AIR EUROPE S.P.A                            --              2             --              2
KUWAIT AIRWAYS                              --              2             --              2
LAUDA AIR                                   --              2             --              2
MID EAST JET                                --              1             --              1
SAUDI OGER LTD                              --              1             --              1
                                           ---            ---            ---            ---
GRAND TOTAL                                 77            208             35            320
                                           ===            ===            ===            ===

Source: BACK Information Services

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CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

As presented below, among airline orderholders, Asian carriers hold the majority of the 777-300s on order.

FIGURE 21

                             BOEING 777 FIRM ORDERS
                               AS OF JANUARY 2001

             ORDERHOLDER                       777-200       777-200ER       777-200LR       777-300       777-300ER       TOTAL
             -----------                       -------       ---------       ---------       -------       ---------       -----
INTERNATIONAL LEASE FINANCE CORP                  --             44             --              7              8             59
SINGAPORE AIRLINES                                --             29             --              2             --             31
JAPAN AIRLINES                                     5              8             --             --              8             21
GENERAL ELECTRIC CAPITAL CORP                     --             10             --             --             10             20
AMERICAN AIRLINES                                 --             19             --             --             --             19
AIR FRANCE                                        --              5             --             --             10             15
UNITED AIRLINES                                   --             11             --             --             --             11
ALL NIPPON AIRWAYS                                 4             --             --             --              6             10
DELTA AIR LINES                                   --              7             --             --             --              7
EVA AIRWAYS                                       --             --              3             --              4              7
ALITALIA                                          --              6             --             --             --              6
ASIANA AIRLINES                                   --              5             --              1             --              6
BRITISH AIRWAYS                                   --              5             --             --             --              5
MALAYSIA AIRLINES                                 --              3             --              1             --              4
SINGAPORE AIRCRAFT LEASING ENTERPRISE             --              4             --             --             --              4
VARIG                                             --              4             --             --             --              4
AIR CHINA                                          3             --             --             --             --              3
KOREAN AIR                                        --              1             --              2             --              3
CONTINENTAL AIRLINES                              --              2             --             --             --              2
EL AL                                             --              2             --             --             --              2
LAUDA AIR                                         --              2             --             --             --              2
SAUDI ARABIAN AIRLINES                            --              2             --             --             --              2
                                                  --            ---             --             --             --            ---
GRAND TOTAL                                       12            169              3             13             46            243
                                                  ==            ===             ==             ==             ==            ===

Source: BACK Information Services

CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

ENGINE CHOICES

Depicted below are the numbers of aircraft currently in service by engine type. AVITAS does not believe there is a value difference between the three airframe/engine combinations.

FIGURE 22

                            BOEING 777 BY ENGINE TYPE
                               AS OF JANUARY 2001

ENGINE TYPE           777-200       777-200ER       777-300        TOTAL
-----------           -------       ---------       -------        -----
GE90                     9             89             --             98
PW4000                  52             42             14            108
Trent 800               16             77             21            114
                        --             --             --            ---
GRAND TOTAL             77            208             35            320
                        ==            ===             ==            ===

Source:  BACK Information Services

OUTLOOK AND FUTURE ASSET RISK ANALYSIS

The Boeing 777 will eventually replace older widebodies such as the Boeing 747-100/-200 and older tri-jets such as the DC-10, of which there are 189 and 194 passenger aircraft in service respectively and which have an average age of over 20 years. The prospects for replacing three and four engine widebody aircraft with the 777 is being further enhanced by the FAA decision to extend ETOPS certification from the current maximum of 180 minutes to 207 minutes effective March 21, 2000. The FAA later delayed the decision by 45 days due to opposition from the Allied Pilots Association and Airbus. An extension of ETOPS certification to 207 minutes allows for more efficient routings of twin-engined aircraft over the Pacific than are currently available, making the 777 more attractive to trans-Pacific operators.

AVITAS's opinion is that the values for the Boeing 777 series will hold firm in the foreseeable future due to the large backlog for the type. The aircraft holds more firm orders than the A330 and A340-200/-300 aircraft. The Asian recession slowed down ordering of all widebody aircraft and increased cancellations, however it appears that the newly launched -200LR and -300ER aircraft have spurred new orders from both airlines and leasing companies. The long-range versions of the 777, the -200ER/-200LR and -300ER will most likely be the most successful aircraft among the all the 777s.

CONTINENTAL AIRLINES                                              MARCH 20, 2001
--------------------------------------------------------------------------------

COVENANTS

Unless otherwise noted, the values presented in this report assume an arm's-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

STATEMENT OF INDEPENDENCE

AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.




/s/ Susanna Blackman
______________________________
Susanna Blackman
Manager - Appraisal Operations

                     APPENDIX A - AVITAS VALUE DEFINITIONS

- BASE VALUE is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

- MARKET VALUE (or CURRENT MARKET VALUE if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question. Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new). Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

- ADJUSTED (CURRENT) MARKET VALUE indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

- DISTRESS VALUE is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market. While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

- FUTURE BASE VALUE is the appraiser's forecast of future aircraft value(s) setting forth Base Value(s) as defined above.

                     APPENDIX A - AVITAS Value Definitions

- SECURITIZED VALUE or LEASE - ENCUMBERED VALUE is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate. The Securitized Value or Lease - Encumbered Value may be more or less than the appraiser's opinion of Market Value. The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.

                   APPENDIX B - AVITAS Appraisal Methodology

At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. While Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

- MARKET VALUE In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in questions should cost to position it competitively.

                   APPENDIX B - AVITAS APPRAISAL METHODOLOGY

Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts - individuals in the fields of aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly - for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

- Base Value The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by AVITAS and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.

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
                              MORTEN BEYER & AGNEW

                            AVIATION CONSULTING FIRM

                         Current Base Value Appraisal of
                                  31 Aircraft
                                    (2001-1)

                                 PREPARED FOR:

                           Continental Airlines, Inc.



                                 MARCH 28, 2001


    Washington, D.C.                   London                      Pacific Rim

   2107 Wilson Blvd.            Lahinch 62, Lashmere           3-16-16 Higashiooi

       Suite 750                      Copthorne                   Shinagawa-ku

Arlington, Virginia 22201            West Sussex                 Tokyo 140-0011

     United States                  United Kingdom                    Japan

  Phone + 703 276 3200         Phone + 44 1342 716248         Phone + 81 3 3763 6845

   Fax + 703 276 3201           Fax + 44 1342 718967

                      (This page intentionally left blank)

I. INTRODUCTION AND EXECUTIVE SUMMARY

MORTEN BEYER & AGNEW (MBA) has been retained by Continental Airlines (the "Client") to determine the Current Base Value of 31 aircraft delivered throughout 2001 and into the second quarter of 2002. The aircraft are further identified in Section III of this report.

MBA utilized the technical data of these aircraft provided by the Client, but did not independently verify the accuracy of the technical and specification data so provided.

Section II of this report presents definitions of various terms, such as Current Base Value, Current Market Value, Future Base Value, and Lease-Encumbered Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II. DEFINITIONS

CURRENT MARKET VALUE

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

BASE VALUE

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser's opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or


                                                            Continental Airlines
                                                                      Job #01141
benefiting from an above-average maintenance status if its is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

FUTURE BASE VALUE

Future Base Values are established by using the Base Value at the beginning of the current year (present value), from which point the Future Base Values are projected. The Base Value used for the purpose of projecting the Future Base Values consider the aircraft to be at mid-life and mid-time conditions pertaining to the various aspects of the maintenance status.

The Future Base Values are based on aircraft having an approximate life of 35 years from the date of manufacture. The Future Base Values commence from the present time to the 35th year from the date of manufacture of this aircraft.

DISTRESS VALUE

Distress Value is the Appraiser's opinion of the price at which an asset could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, bankruptcy liquidation, commercial restrictions, legal complications, or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices. Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating at arm's-length, normally under the market conditions that are perceived to exist at the time, not an idealized balanced market. While the Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers are under duress or time pressure and, therefore, willing to pay a premium value.

SECURITIZED VALUE OR LEASE ENCUMBERED VALUE

Securitized Value or Lease Encumbered Value is the Appraiser's opinion of the value of an asset, under lease, given a specified lease payment stream (rents and term), and estimated future residual value at lease termination, and an appropriate discount rate.

                                                            Continental Airlines
                                                                      Job #01141

The lease encumbered residual value may include consideration of lease termination conditions and remaining maintenance reserves, if any. The Securitized Value or Lease-Encumbered Value may be more or less than the Appraiser's opinion of Current Market Value, taking into account various factors, such as, the credit risks associated with the parties involved, the time-value of money to those parties, provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.


                                                            Continental Airlines
                                                                      Job #01141

III. CURRENT MARKET CONDITIONS



[AIRPLANE (737) PHOTO]               Boeing 737-800/900
                                     New Generation



Boeing began replacing the trio of B-737-300/-400/-500s with upgraded new generation versions beginning with the B-737-700 in 1997. Southwest Airlines' order for 63 of the series officially launched the program in late 1993, and new orders increased rapidly. Boeing ramped-up production to 279 last year for the New Generation aircraft.

The fuselage of the new aircraft mirror that of the old (which were out-growths of the original -100s and -200s). Upgraded avionics, a new wing design, and other improvements combine to increase range, efficiency, and performance in general. The CFM56-7 is the exclusive engine for the 3rd generation. However, Boeing is losing market share to the more comfortable, wider A320 family.

Prospects for the 3rd generation B-737 jets were thought to be considerably enhanced by the discontinuation of the MD-80/-90 series. The MD-95 has been adopted by Boeing as its 100-seat competitor under the aegis of B-717, competing with its own B-737-600. Airbus is becoming more aggressive with its A318/319/320/321 high-tech series and winning an increasing share of orders. During 2000 Airbus had 388 narrowbody orders, while Boeing had 443.

As the industry passes the peak of the current cycle, the prospects for a downturn increase, together with deferrals and cancellations of orders for both manufacturers.


                                                            Continental Airlines
                                                                      Job #01141

[AIRPLANE (767) PHOTO]           Boeing 767-400ER



Boeing tried to interest Delta in buying more B-777s, but the aircraft was just too much for the Atlanta airline who was already suffering indigestion on its MD-11s. Delta is a big B-767 operator with 94 in service and 24 on order. Boeing obligingly agreed to stretch the B-767-300ER to the -400ER configuration, increasing gross weight from 412,000 pounds to 450,000 and seating up to 375, only 65 below the B-777 and about the same as its 40-odd remaining L-1011s which it is retiring. Delta and Continental are the only airlines with B-767-400ER so far, totaling 47. There are eight additional orders from lessors.

MBA estimates the initial offering price to be $105.09 million with initial engines to be the GE CF6-80C2B7F's. P&W or Rolls engines can also be ordered if the customer desires.


                                                            Continental Airlines
                                                                      Job #01141

[AIRPLANE (777) PHOTO]                  Boeing 777-200ER



The 777 family of widebody twin-engine aircraft was designed to fill the gap in Boeing's product line between the 767 and 747. The 777-200 twinjet seats from 305 to 328 passengers in a typical three-class configuration. The initial 777-200, which was first delivered in May 1995, has a range of up to 5,925 miles.

The 777-200ER (extended range) was first delivered in February 1997. This model is capable of flying the same number of passengers up to 8,861 miles. The -200 models can accommodate up to 32 LD-3 containers plus 600 cubic feet of bulk cargo underfloor.

The latest 777 derivative is the 777-300, a stretched version that provides seating for 328 to 394 passengers in a typical three-class configuration. The first airplane was delivered in May 1998. The -300 can accommodate up to 44 LD-3 containers plus bulk cargo underfloor.

Boeing recently launched 777-200 and -300 Longer-Range derivatives. The 777-200 derivative is expected be the longest-range airplane in the world, while Boeing hopes the 777-300 derivative becomes a popular replacement for early 747s. Proposed first delivery will be late 2003 (first model), with the second model following four to six months later.

The 777's systems are among the most modern of any aircraft, with triple redundant fly-by-wire flight controls, five-tube EFIS/EICAS displays, and computerized controls and monitors for all critical systems.

The 777 family of aircraft has excellent operating economics, with trip costs relative to its number of seats among the lowest among widebody twins. The aircraft has been approved for 180-minute ETOPS operations, and all requirements for ETOPS are incorporated in the basic model design.


                                                            Continental Airlines
                                                                      Job #01141
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
Through March 2001, 325 Boeing 777 aircraft have been delivered to more than 25 airline customers and several lessors. Of these, 290 were -200 and -200ER models, and 35 were -300 models. As of March 2001, Boeing had a backlog of 105 unfilled 777 orders.

The 777 aircraft remains to be the superstar in Boeing's widebody product line. As airlines are directing their efforts to more point to point services and are cutting down capacities, the 777 is fitting in the long-haul markets once served by the larger 747s.

STAGE 3 -

The subject aircraft complies with the currently effective Stage III / Chapter III aircraft noise limitations. However, the FAA and the ICAO are currently planning the adoption of more stringent Stage IV noise regulations. Neither the severity of the proposed new regulations, nor the schedule of their implementation has not been determined, but when enacted and effective may limit the continued utilization of the subject aircraft in most areas of the world.


                                                            Continental Airlines
                                                                      Job #01141

IV. VALUATION

In developing the Current Base Value of these aircraft, MBA did not inspect the aircraft or their historical maintenance documentation, but relied on partial information supplied by the Client and not independently verified by MBA. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for the aircraft are as follows, for each aircraft:

    1.  The aircraft is to be delivered new.

    2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of new delivery unless otherwise specified.

    3. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

    4.  The aircraft is in a standard airline configuration.

    5. Its modification status is comparable to that most common for an aircraft of its type and vintage.

    6.  No accounting is made for lease obligations or terms of ownership.

  SCHEDULED
MANUFACTURER'S   AIRCRAFT SERIAL      CONTINENTAL     ADJ. BASE VALUE
DELIVERY DATE        NUMBER           TAIL NUMBER       ($000,000)
--------------   ---------------      -----------     ---------------
                B737-900, CFM56-7B26 Engines, 174,200 (lb) MTOW
   Oct-01            31588              N76269             49.22
   Oct-01            31632              N73270             49.22
   Nov-01            31589              N35271             49.32
   Nov-01            31590              N36272             49.32
   Dec-01            31591              N37273             49.42
   Jan-02            31592              N37274             49.52
   Feb-02            31593              N73275             49.62
   Feb-02            31594              N73276             49.62
   Mar-02            31595              N37277             49.72
   Jun-02            31596              N73278             50.02
   Jun-02            31597              N79279             50.02
   Jun-02            31598              N36280             50.02


                                                            Continental Airlines
                                                                      Job #01141

  SCHEDULED
MANUFACTURER'S      AIRCRAFT SERIAL     CONTINENTAL       ADJ. BASE VALUE
DELIVERY DATE           NUMBER          TAIL NUMBER         ($000,000)
-------------           ------          -----------         ----------
                B737-900, CFM56-7B26 Engines, 174,200 (lb) MTOW
Oct-01                  30125             N37408              50.44
Nov-01                  30126             N37409              50.54
Dec-01                  30127             N75410              50.64
Jan-02                  30128             N71411              50.74
Mar-02                  30129             N31412              50.95
May-02                  30130             N37413              51.17
Jun-02                  30131             N30414              51.27

  SCHEDULED
MANUFACTURER'S       AIRCRAFT SERIAL        CONTINENTAL       ADJ. BASE VALUE
DELIVERY DATE            NUMBER             TAIL NUMBER         ($000,000)
-------------            ------             -----------         ----------
                    B767-400ER, CF6-80C2B8F, 450,000(lb) MTOW
   Jan-02                29452                N66057              100.19
   Jan-02                29453                N67058              100.19
   Feb-02                29454                N69059              100.40
   Feb-02                29455                N78060              100.40
   Mar-02                29456                N68061              100.61
   Mar-02                29457                N76062              100.61
   Apr-02                29458                N69063              100.82
   Apr-02                29459                N76064              100.82
   May-02                29460                N76065              101.02
   May-02                29461                N77066              101.02

  SCHEDULED
MANUFACTURER'S     AIRCRAFT SERIAL     CONTINENTAL     ADJ. BASE VALUE
DELIVERY DATE          NUMBER          TAIL NUMBER       ($000,000)
-------------          ------          -----------       ----------
                     B777-200ER, GE90-90B, 648,000(lb) MTOW
   Mar-02               31679            N78017            143.28
   Apr-02               31680            N37018            143.57


                                                            Continental Airlines
                                                                      Job #01141

V. COVENANTS

This report has been prepared for the exclusive use of Continental Airlines and shall not be provided to other parties by MBA without the express consent of Continental Airlines. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Continental Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

This report has been prepared by:




                                /s/ Bryson P. Monteleone
                                Bryson P. Monteleone
                                Director of Operations


                                Reviewed by:







March 28, 2001                  /s/ Morten S. Beyer
                                Morten S. Beyer, Appraiser Fellow
                                Chairman & CEO
                                ISTAT Certified Senior Appraiser


                                                            Continental Airlines
                                                                      Job #01141
                                                                   Page 11 of 11

              APPENDIX III--MANDATORY ECONOMIC TERMS--MAXIMUM LTV

                   FOR SERIES A-1, A-2 AND B EQUIPMENT NOTES

     The following tables set forth the maximum LTV for each Aircraft (identified in the applicable table by its expected U.S. registration number) as required under the second bullet point listed under "Mandatory Economic Terms" under "Description of Certificates--Obligation to Purchase Equipment Notes" in the attached Prospectus Supplement:

                                      III-1

PROSPECTUS

                                 $1,800,000,000

                           CONTINENTAL AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

                            ------------------------

     This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.

     We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this prospectus is March 23, 2001.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
WHERE YOU CAN FIND MORE INFORMATION....    1
FORWARD-LOOKING STATEMENTS.............    1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE............................    2
SUMMARY................................    3
  The Offering.........................    3
  Certificates.........................    3
  Pass Through Trusts..................    3
  Equipment Notes......................    4
THE COMPANY............................    6
USE OF PROCEEDS........................    6
RATIO OF EARNINGS TO FIXED CHARGES.....    7
DESCRIPTION OF THE CERTIFICATES........    7
  General..............................    7
  Book-Entry Registration..............   10
  Payments and Distributions...........   13
  Pool Factors.........................   13
  Reports to Certificateholders........   14
  Voting of Equipment Notes............   15
  Events of Default and Certain Rights
     Upon an Event of Default..........   15
  Merger, Consolidation and Transfer of
     Assets............................   17
  Modifications of the Basic
     Agreement.........................   17
  Modification of Indenture and Related
     Agreements........................   18
  Cross-Subordination Issues...........   18
  Termination of the Pass Through
     Trusts............................   19
  Delayed Purchase of Equipment
     Notes.............................   19
  Liquidity Facility...................   19
  The Pass Through Trustee.............   19

                                         PAGE
                                         ----
DESCRIPTION OF THE EQUIPMENT NOTES.....   21
  General..............................   21
  Principal and Interest Payments......   21
  Redemption...........................   21
  Security.............................   21
  Ranking of Equipment Notes...........   23
  Payments and Limitation of
     Liability.........................   23
  Defeasance of the Indentures and the
     Equipment Notes in Certain
     Circumstances.....................   24
  Assumption of Obligations by
     Continental.......................   24
  Liquidity Facility...................   24
  Intercreditor Issues.................   25
U.S. INCOME TAX MATTERS................   26
  General..............................   26
  Tax Status of the Pass Through
     Trusts............................   26
  Taxation of Certificateholders
     Generally.........................   26
  Effect of Subordination of
     Certificateholders of Subordinated
     Trusts............................   27
  Original Issue Discount..............   27
  Sale or Other Disposition of the
     Certificates......................   27
  Foreign Certificateholders...........   28
  Backup Withholding...................   28
ERISA CONSIDERATIONS...................   28
PLAN OF DISTRIBUTION...................   28
LEGAL OPINIONS.........................   30
EXPERTS................................   30

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Judiciary Plaza         Seven World Trade Center  Citicorp Center
450 Fifth Street, N.W.  13th Floor                500 West Madison Street, Suite 1400
Washington, D.C. 20549  New York, New York 10048  Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

     The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

     You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our SEC reports incorporated in this prospectus by reference or as stated in a prospectus supplement to this prospectus under the caption "Risk Factors".

     All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

     This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this document. They contain important information about our company and its financial condition.

FILING                                                             DATE FILED
------                                                          ----------------
Annual Report on Form 10-K for the year ended December 31,
  2000......................................................    February 6, 2001
Current Report on Form 8-K..................................    January 19, 2001
Current Report on Form 8-K..................................    February 5, 2001
Current Report on Form 8-K..................................       March 8, 2001
Current Report on Form 8-K..................................      March 20, 2001

     Our SEC file number is 0-9781.

     We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

                           Continental Airlines, Inc.
                         1600 Smith Street, Dept. HQSEO
                              Houston, Texas 77002
                              Attention: Secretary
                                (713) 324-2950.

                                    SUMMARY

THE OFFERING

     This prospectus describes the pass through certificates that we may offer from time to time after the date of this prospectus. The proceeds of these offerings will be used to provide funds for the financing or refinancing of our aircraft. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to Continental Airlines, Inc.

     This prospectus describes the general terms of the pass through certificates. The actual terms of any offering of pass through certificates will be described in a supplement to this prospectus. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

CERTIFICATES

     Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as "certificates" and refer to the holder of a pass through certificate as a "certificateholder."

     The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.

     The property that will be held by each pass through trust will include equipment notes secured by aircraft that we own or lease. Payments of principal and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

     If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.

     We may offer and sell up to $1,800,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.

PASS THROUGH TRUSTS

     We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee.

Unless otherwise stated in a prospectus supplement, Wilmington Trust Company will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.

     Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the "Basic Agreement", and a supplement to that basic agreement, which we refer to as a "pass through trust supplement."

     When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, referred to as "note purchase agreements," under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as "equipment notes."

     Under the applicable note purchase agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

     - identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

     - identical priority of payment relative to each of the other equipment notes held for such pass through trust.

     If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

EQUIPMENT NOTES

     The equipment notes owned by a pass through trust may consist of any combination of:

     - Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as "leased aircraft notes."

     - Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as "owned aircraft notes."

     Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or "leveraged", through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

     The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a "leased aircraft indenture." The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

     In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to a loan trustee as security for the owner trustee's obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.

     Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.

     Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an "owned aircraft indenture." Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the "indentures". The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

     Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.

                                  THE COMPANY

     We are a major United States air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest U.S. airline, as measured by revenue passenger miles in 2000, and, together with our wholly owned subsidiaries, Continental Express, Inc. and Continental Micronesia, Inc., serve 230 airports worldwide. As of January 19, 2001, we flew to 136 domestic and 94 international destinations and offered additional connecting service through alliances with domestic and foreign air carriers. We directly serve 16 European cities, 7 South American cities, Tel Aviv and Tokyo and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other U.S. airline. Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other U.S. carrier.

     We operate our route system primarily through domestic hubs at Newark International Airport, George Bush Intercontinental Airport in Houston, Hopkins International Airport in Cleveland, and a Pacific hub on the island of Guam. We are the primary carrier at each of these hubs, accounting for 55%, 78%, 50% and 68% of average daily jet departures, respectively, as of January 19, 2001 (in each case excluding regional jets). Each of our domestic hubs is located in a large business and population center, contributing to a high volume of "origin and destination" traffic. The Guam hub is strategically located to provide service from Japanese and other Asian cities to popular resort destinations in the western Pacific.

     We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.

                                USE OF PROCEEDS

     Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

     - the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

     - the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.

     Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

     - leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

     - owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.

If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. See "Description of Certificates -- Delayed Purchase of Equipment Notes".

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of our "earnings" to our "fixed charges" for each of the years 1996 through 2000 were:

                              YEAR ENDED DECEMBER 31,
                         --------------------------------
                         1996   1997   1998   1999   2000
                         ----   ----   ----   ----   ----
                         1.81   2.07   1.94   1.80   1.51

     The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

     - our pre-tax income; and

     - our fixed charges, net of interest capitalized.

     "Fixed charges" represent:

     - the interest we pay on borrowed funds;

     - the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

     - that portion of rentals considered to be representative of the interest factor.

                        DESCRIPTION OF THE CERTIFICATES

     The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.

     Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by a supplement as a "pass through trust agreement." The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.

GENERAL

     Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

     Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.

     Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Continental, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.

     The property of each pass through trust for which a series of certificates will be issued will include:

     - the equipment notes held for the pass through trust;

     - all monies at any time paid under the equipment notes held for the pass through trust;

     - the rights of such pass through trust to acquire equipment notes;

     - funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

     - if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement among the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.

     Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.

     Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

     Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.

     Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

     We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

     An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.

     Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

     We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

     - the specific designation, title and amount of the certificates;

     - amounts payable on and distribution dates for the certificates;

     - the currency or currencies, including currency units, in which the certificates may be denominated;

     - the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

     - a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

        - the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

        - the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

        - any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

     - a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

     - a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

     - a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

     - a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

     - if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

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     - if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

        - the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

        - any limitations on the exercise of remedies with respect to the leased aircraft notes;

     - if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

     - if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

     - a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of equipment notes;

     - a description of any cross-default provisions in the indentures;

     - a description of any cross-collateralization provisions in the indentures;

     - a description of any agreement among the holders of equipment notes and any liquidity provider governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

     - a description of any liquidity facility or other credit enhancement relating to the certificates;

     - if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

     - any other special terms pertaining to the certificates.

     The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

BOOK-ENTRY REGISTRATION

  GENERAL

     If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

     Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under "-- Physical Certificates". For convenience, we refer to such purchasers as "certificate owners". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to

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DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934.

     Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

     - a person that is registered as a "clearing agency" under the federal securities laws;

     - a federal reserve bank; or

     - any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

     A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, are indirect participants in the DTC system.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificate owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be.

     Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC participant will forward payments to its indirect DTC participants in accordance with standing instructions and customary industry practices. DTC participants and indirect DTC participants will be responsible for forwarding distributions to certificate owners for whom they act. Accordingly, although certificate owners will not possess physical certificates, DTC's rules provide a mechanism by which certificate owners will receive payments on the certificates and will be able to transfer their interests.

     Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificate owners will be permitted to exercise their rights under the pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event
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

any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

     A certificate owner's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

     Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

     The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

  Same-Day Settlement and Payment

     As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.

     Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

  Physical Certificates

     Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

     - we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

     - we elect to terminate the book-entry system through DTC; or

     - after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners' best interest.

     Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.

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

     After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

     Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

PAYMENTS AND DISTRIBUTIONS

     Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

     - Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

     - Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.

     If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.

POOL FACTORS

     Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

     Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by

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

dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.

     The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.

     The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.

REPORTS TO CERTIFICATEHOLDERS

     The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

     - the amount of the distribution allocable to principal and the amount allocable to premium, if any;

     - the amount of the distribution allocable to interest; and

     - the pool balance and the pool factor for the pass through trust after giving effect to the distribution.

     As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.

     After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.

     If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

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

VOTING OF EQUIPMENT NOTES

     A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

     - the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

     - the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

     - if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

     If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.

     Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in a default under any particular indenture will not necessarily result in an a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under the indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

     As described below under "-- Cross-Subordination Issues", a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.

     The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.

     The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding

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

under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.

     In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.

     Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.

     Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

     The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of
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

principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

     The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

     The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

     - is validly existing under the laws of the United States or any of its states;

     - is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the "Transportation Code," holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline's bankruptcy; and

     - expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.

     In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

     - to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

     - to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements;

     - to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

     - to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;
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

     - to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

     - to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

     - to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

     - to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

     No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust;

     - change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

     - permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

     - reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

     - modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

     - alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust; or

     - adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the pass through trustee's obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.

CROSS-SUBORDINATION ISSUES

     The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in
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

a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the "cross-subordination" provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

     - grant waivers of defaults under any applicable indenture;

     - consent to the amendment or modification of any applicable indenture; or

     - direct the exercise of remedial actions under any applicable indenture.

TERMINATION OF THE PASS THROUGH TRUSTS

     Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder's certificates at the office or agency of the pass through trustee specified in the notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of the liquidity facility may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders' as specified in the related prospectus supplement.

THE PASS THROUGH TRUSTEE

     Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust Company. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have

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

offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.

     The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.

     The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.

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

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.

     To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

GENERAL

     The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.

     The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

     We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.

     If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.

SECURITY

     The leased aircraft notes will be secured by:

     - an assignment by the related owner trustee to the related loan trustee of the owner trustee's rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

     - a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.

     Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and

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

overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

     - rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

     - insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

     - insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

     - any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.

     We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft, referred to as the "Convention," provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which the security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized. Consequently, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

     The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

     In the case of Chapter 11 bankruptcy proceedings involving a holder of "equipment" (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale

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

contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the "automatic stay" under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).

     In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

     - if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee's rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

     - if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.

     The opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.

RANKING OF EQUIPMENT NOTES

     Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.

     Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased

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

aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

     - the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

     - if so provided in the related prospectus supplement, the applicable liquidity facility.

     With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.

     Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

     Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.

ASSUMPTION OF OBLIGATIONS BY CONTINENTAL

     Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a claim upon the assets securing the equipment notes senior to the claim of the pass through trustee, as owner of the equipment notes.

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

INTERCREDITOR ISSUES

     Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.

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

                            U.S. INCOME TAX MATTERS

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, the following summary describes all material generally applicable U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus, and in the opinion of Hughes Hubbard & Reed LLP, our special tax counsel, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates or trusts the income of which is subject to U.S. federal income taxation regardless of its source, and that will hold the certificates as capital assets.

     This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the public offering price as part of the initial offering. The summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations, in final or proposed form, available on or before that date. Changes to the existing laws could apply retroactively and could alter the tax consequences discussed below. We have not sought any ruling from the IRS with respect to the federal income tax consequences, discussed below, and we cannot assure you that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.

TAX STATUS OF THE PASS THROUGH TRUSTS

     In the opinion of our special tax counsel, each pass through trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. certificateholder's share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. certificateholder's method of accounting, and a U.S. certificateholder's share of any premium paid on redemption of an equipment note will be treated as capital gain. If a pass through trust is supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we assume an owner trust's obligations under leased aircraft notes, the assumption would be treated for federal income tax purposes as a taxable exchange of the leased aircraft notes, resulting in recognition of gain or loss by the U.S. certificateholder.

     Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to herein as the "Code". Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as

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

constructively received by the pass through trust, in which event a U.S. certificateholder will be required to include in income and will be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

EFFECT OF SUBORDINATION OF CERTIFICATEHOLDERS OF SUBORDINATED TRUSTS

     If any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the equipment notes held by it because of the subordination of such pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had:

     - received as distributions their full share of interest, principal, or premium;

     - paid over to the preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

     - retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

     Under this analysis:

     - subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

     - a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

     - reimbursement of the shortfall before a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been previously included in income.

     These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

ORIGINAL ISSUE DISCOUNT

     The equipment notes may be issued with original issue discount, referred to as OID. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that is not negligible must include the OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued interest which will be taxable as ordinary income, and the U.S. certificateholder's adjusted tax basis in the related equipment notes and any other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.

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FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest (including any OID) on the equipment notes to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal withholding tax provided that:

     - the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

     - the non-U.S. certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

     - certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or upon receipt of premium paid on an equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the non-U.S. certificateholder and (ii) in the case of an individual, such non-U.S. certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the certificates will not be subject to a backup withholding tax of 31% unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as "ERISA," or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

     The certificates may be sold:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

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     Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.

     In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

     If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.

     Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.

     Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

     Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.

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

     If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.

     The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP's reports pertaining to such financial statements, to the extent covered by consents filed with the SEC, given on their authority as experts in auditing and accounting.

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